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                                                                       Exhibit 1

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

                                                  )
In re:                                            )     Chapter 11
                                                  )
ITC/\DELTACOM, INC.,                              )     Case No.  02-11848 (MFW)
                                                  )
                                                  )     Re: Docket No. 84
                         Debtor.                  )
                                                  )


          FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING THE
                  PLAN OF REORGANIZATION OF ITC/\DELTACOM, INC.

         ITC/\DeltaCom, Inc. ("ITC/\DeltaCom" or the "Debtor"), as debtor and debtor in possession, having filed its voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") on June 25, 2002 (the "Petition Date"); the Debtor having filed on August 23, 2002 the Debtor's First Amended Plan of Reorganization, as revised (the "Plan") and the First Amended Disclosure Statement, as revised, dated August 23, 2002, in accordance with sections 1125 and 1126(b) of the Bankruptcy Code (the "Disclosure Statement"); this Court having entered an order on August 26, 2002, approving the Disclosure Statement and the Debtors' solicitation and ballot tabulation procedures; the Debtor having distributed the Plan and the Disclosure Statement to all holders of Claims/1/ or Equity Interests entitled to vote under the Plan together with ballots to accept or reject the Plan on or about September 3, 2002; the Debtor having filed on September 20, 2002 the Affidavit of Service of Kenneth L. Altman attesting that a packet of solicitation materials was served upon each impaired Class of Claims or Equity Interests entitled to vote to accept or reject the Plan (the

__________________
/1/ Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan.

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"Solicitation Package Affidavit of Service"); the Debtor having filed on October
4, 2002, a Certification by the Voting Agent of Tabulation of Votes Concerning the Plan of Reorganization (the "Voting Certification") certifying that all impaired Classes voting on the Plan prior to the Petition Date voted to accept the Plan; the Court having fixed October 10, 2002 at 3:00 p.m. as the date and time of a hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Plan and approval of the Disclosure Statement (the "Confirmation Hearing"); the Debtor having filed on September 5 and 26, 2002, the Affidavit of Service of Lawrence Merrifield, Jr., the Declaration of Service of Lawrence Merrifield, Jr., and the Affidavit of Service of Vickie L. Shaw, certifying that a notice of non-voting status and a copy of the notice of the Confirmation Hearing was served upon all members of Classes not entitled to vote (collectively, the "Non-Voting Status Affidavits of Service"); the Debtor having filed Certificates of Publication by Gary Morris of The Wall Street Journal and Donna McDuffie of The Atlanta Journal-Constitution on September 11, 2002, certifying the publication of the Notice of Hearing to Consider Confirmation of the Plan in The Wall Street Journal and The Atlanta Journal-Constitution (together, the "Certificates of Publication"); this Court having reviewed the Plan, the Disclosure Statement, and the Debtor's Memorandum of Law in Support of Confirmation of Debtor's Plan of Reorganization, filed on October 4, 2002 (the "Confirmation Memorandum"), and all filed objections and responses to, and statements and comments regarding, confirmation of the Plan; the Confirmation Hearing having commenced on October 10, 2002 at approximately 3:00 p.m.; this Court having heard the statements of counsel at the Confirmation Hearing; this Court having considered all evidence presented at the Confirmation Hearing; this Court having taken judicial notice of the papers and pleadings on file in the above-captioned chapter 11 case; and it appearing to this Court that (a) notice of the Confirmation

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Hearing and the opportunity of any party in interest to object to confirmation of the Plan were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby and (b) the legal and factual bases set forth in the Confirmation Memorandum and presented at the Confirmation Hearing establish just cause for the relief granted herein; this Court hereby makes the following Findings of Fact, Conclusions of Law, and Order (the "Confirmation Order"):

I.   FINDINGS OF FACT.

     A.   Jurisdiction, Venue and Other Matters.

          1. Findings of Fact and Conclusions of Law. This Confirmation Order constitutes this Court's findings of fact and conclusions of law under Federal Rule of Civil Procedure 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

          2. Jurisdiction. On the Petition Date, the Debtor commenced its chapter 11 case in good faith by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor was and is qualified to be a debtor under section 109 of the Bankruptcy Code. This Court has subject matter jurisdiction over the proceedings pursuant to 28 U.S.C.ss. 1334. This is a core proceeding pursuant to 28 U.S.C.ss.157(b)(2)(L). The Court can exercise its subject matter jurisdiction pursuant to 28 U.S.C.ss. 157(b)(1).

          3. Venue. The Debtor is a Delaware corporation. Accordingly, venue in the District of Delaware was proper as of the Petition Date and continues to be proper pursuant to 28 U.S.C.(S)(S) 1408 and 1409.

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          4.   Judicial Notice. This Court takes judicial notice of the docket of this chapter 11 case maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Court during the pendency of this chapter 11 case, including, but not limited to, the hearing to consider the adequacy of the Disclosure Statement.

          5. Burden of Proof. The Debtor has the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by the preponderance of the evidence and it has met that burden as further found and determined herein.

          6. Transmittal and Mailing of Materials; Notice. The Disclosure Statement, the Plan, the Ballots, and the notices of the Confirmation Hearing, which were transmitted and served as set forth in the Solicitation Package Affidavit of Service, and the Non-Voting Status Affidavits of Service (collectively, the "Affidavits of Service") have been transmitted and served, and such transmittal and service was sufficient, and no other or further notice is or shall be required.

          7. Voting. Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and industry practice.

     B. Compliance with the Applicable Requirements of Section 1129 of the Bankruptcy Code.

          1. Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

          a. The Plan complies with all, and is not inconsistent with the, applicable

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provisions of the Bankruptcy Code as required by section 1129(a)(1) of the
Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Section 3 of the Plan designates Classes of Claims and Equity Interests, other than Administrative Expense Claims and Priority Tax Claims. As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within the Class.

          b. Pursuant to sections 1123(a)(2) and (3) of the Bankruptcy Code, Sections 4 and 5 of the Plan specify all Claims and Equity Interests that are not impaired and specify the treatment of all Claims and Equity Interests that are impaired. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Section 4 of the Plan also provides the same treatment for each Claim or Equity Interest within a particular Class.

          c. Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for the Plan's implementation. The Debtor will have, immediately upon the effectiveness of the Plan, sufficient cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Section 6 and various other provisions of the Plan specifically provide adequate means for the Plan's implementation, including, without limitation: (a) the issuance and distribution of the New Common Stock, the Convertible Preferred Stock and the New Warrants; (b) the modification of the Credit Agreement; (c) the satisfaction and cancellation of the Senior Note Claims, the Subordinated Note Claims, the Old Preferred Stock Interests and the Old Common Stock Interests; and (d) the adoption of the New Charter and New By-Laws of the Reorganized Debtor.

          d. Section 6.8 of the Plan provides for the inclusion in the New Charter of all provisions required to be included in the charter of a debtor under section 1123(a)(6) of the

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Bankruptcy Code. The form of the New Charter and New By-Laws have been filed with this Court as exhibits to the Plan. Section 6.7 of the Plan provides for the selection of the initial directors and the appointment of the initial officers of the Reorganized Debtor. As required by section 1123(a)(7) of the Bankruptcy Code, (a) the Debtor has selected the initial officers and directors in a manner consistent with the interests of the holders of Claims and Equity Interests and with public policy, and (b) the manner in which successor officers and directors will be chosen as set forth in the New Charter and New By-Laws is also consistent with those interests and with public policy.

          e. The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).

          2. Section 1129(a)(2) -- Compliance by the Debtor with Applicable Provisions of the Bankruptcy Code. The Debtor, as the proponent of the Plan, complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code including, without limitation, sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019. The Disclosure Statement and the procedures by which the ballots (and master ballots) for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with Bankruptcy Rules 3017 and 3018 and section 1126(b) of the Bankruptcy Code.

          3. Section 1129(a)(3) -- Proposal of the Plan in Good Faith. The Debtor proposed the Plan in good faith and not by any means forbidden by law. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtor to reorganize by providing it with a capital structure that will allow it to satisfy its obligations with sufficient liquidity and capital resources to conduct its business. Moreover, the

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Plan itself, and the process leading to its formulation, provide independent evidence of the Debtor's good faith.

          4. Section 1129(a)(4) -- Bankruptcy Court Approval of Certain Payments as Reasonable. Pursuant to section 1129(a)(4) of the Bankruptcy Code, any payment made or promised by the Debtor or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, this chapter 11 case, or in connection with the Plan and incident to this chapter 11 case, has been disclosed to this Court. Any such payment made before confirmation of the Plan is reasonable. Any such payment to be fixed after confirmation of the Plan is subject to the approval of this Court as reasonable.

          5. Section 1129(a)(5) -- Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtor has disclosed the identity and affiliations of the proposed directors of the Reorganized Debtor (in the Notice of Disclosure of Identity of Officers and Directors of the Reorganized Debtor Pursuant to Section 1129(a)(5) of the Bankruptcy Code, filed on October 2,
2002), the manner in which directors were chosen and the identity and compensation of insiders who will be employed or retained by the Reorganized Debtor, if any. The appointment or continuance of the terms of the proposed directors and officers is consistent with the interests of the holders of Claims and Equity Interests and with public policy.

          6. Section 1129(a)(6) - Governmental Regulatory Control Over Rate Changes. With respect to the requirements of section 1129(a)(6) of the Bankruptcy Code, the Plan does not provide for any changes in rates over which any governmental regulatory commission has jurisdiction.

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          7. Section 1129(a)(7) -- Best Interests of Creditors and Holders of
Equity Interests. With respect to each impaired Class of Claims or Equity Interests, each holder of a Claim or Equity Interest in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

          8. Section 1129(a)(8) -- Acceptance of the Plan by Each Impaired
Class.

             a. Pursuant to sections 1126 and 1129(a)(8) of the Bankruptcy Code,
(a) as indicated in Sections 4 and 5 of the Plan, Classes 1, 3 and 5 are unimpaired and (b) as indicated in the Voting Certification, each impaired Class entitled to vote (Classes 2, 4, 6, 7 and 8) accepted the Plan pursuant to section 1126(c) of the Bankruptcy Code. Because the Plan provides that the holders of Class 9 (Other Equity Interests) will not receive or retain any property on account of such Equity Interests, such Class is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan does not discriminate unfairly, nor it is unfair or inequitable with respect to Class 9 pursuant to section 1129(b)(2)(B)(ii) of the Bankruptcy Code in that no holder of any Claim or Equity Interest junior to Class 9 will receive or retain any property under the Plan. Therefore, notwithstanding the non-compliance with section 1129(a)(8) of the Bankruptcy Code as to Class 9, the Plan is confirmable because, as more fully set forth in Section I.B.14 of this Confirmation Order, the Plan satisfies section 1129(b)(1) of the Bankruptcy Code with respect to Class 9.

             b. The provisions of the Plan with respect to the holders of the unimpaired Claims in Classes 1, 3 and 5 are fair and appropriate.

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          9.  Section 1129(a)(9) -- Treatment of Claims Entitled to Priority
Pursuant to Section 507(a) of the Bankruptcy Code. The Plan provides for treatment of Administrative Claims, Priority Tax Claims and Claims entitled to priority pursuant to sections 507(a)(3)-(7) and 507(a)(9) of the Bankruptcy Code in the manner required by section 1129(a)(9) of the Bankruptcy Code.

          10. Section 1129(a)(10) -- Acceptance by at Least One Impaired Class. As required by section 1129(a)(10) of the Bankruptcy Code and as indicated in the Voting Certification, at least one Class of Claims or Equity Interests that is impaired under the Plan has accepted the Plan, excluding votes cast by insiders.

          11. Section 1129(a)(11) -- Feasibility of the Plan. The Plan is feasible. The Debtor has demonstrated that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor, the Reorganized Debtor or any successor to the Reorganized Debtor. The Plan, therefore, complies with section 1129(a)(11) of the Bankruptcy Code.

          12. Section 1129(a)(12) -- Payment of Bankruptcy Fees. In accordance with section 1129(a)(12) of the Bankruptcy Code, Section 13.1 of the Plan provides for the payment of all fees payable under 28 U.S.C.ss. 1930, as determined by the Court at the Confirmation Hearing, on the Effective Date.

          13. Section 1129(a)(13) -- Retiree Benefits. In accordance with section 1129(a)(13) of the Bankruptcy Code, Section 13.5 of the Plan provides for the continuation after the Effective Date of all retiree benefits (if any), as that term is defined in section 1114(a) of the Bankruptcy Code, to the extent required by section 1129(a)(13) of the Bankruptcy Code and in accordance with the contract or program giving rise to any such retiree benefits.

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          14. Section 1129(b) -- Confirmation of the Plan Over Nonacceptance of
Impaired Classes. All requirements of section 1129(b) of the Bankruptcy Code have been satisfied. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan is confirmed notwithstanding that, contrary to section 1129(a)(8) of the Bankruptcy Code, the holders of Class 9 (Other Equity Interests) are impaired and such holders are deemed to have rejected the Plan. The Plan does not discriminate unfairly and is fair and equitable with respect to the holders of Class 9 Other Equity Interests. The holders in Class 9 (Other Equity Interests) would not receive or retain any property on account of their Equity Interests in a liquidation under chapter 7 of the Bankruptcy Code and no holder of any Claim or Equity Interest junior to Class 9 (Other Equity Interests) will receive or retain any property under the Plan on account of such junior Claim or Equity Interest.

          15. Section 1129(d) -- Principal Purpose of Plan. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, amended (the "Securities Act"), and no governmental entity has filed any objection asserting such avoidance.

          16. Good Faith Solicitation (11 U.S.C. (S) 1125(e)). Based on the record before the Bankruptcy Court in this chapter 11 case, the Debtor, each of the members of the Unofficial Noteholders' Committee and the Creditors' Committee and each of their respective affiliates, directors, officers, employees, agents, financial advisors, investment bankers, attorneys, and other professionals have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the

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Bankruptcy Code, and are entitled to the protections afforded by section 1125(e)
of the Bankruptcy Code and the exculpation provisions set forth in Section 7.10 of the Plan.

          17. Bondholder Litigation Claims and Stockholder Litigation Claims. Based upon the claims register in this case, there are no Bondholder Litigation Claims or Stockholder Litigation Claims in this Chapter 11 Case.

          18. Assumption and Rejection. Section 9 of the Plan governing the assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365 of the Bankruptcy Code. Pursuant to Section 9.1 of the Plan, the Debtor will assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for any executory contract or unexpired lease that, prior to the Effective Date, (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is included on the Contract Rejection Schedule or (c) is the subject of a separate then-pending motion filed under section 365 of the Bankruptcy Code by the Debtor.

     C.   Modifications to the Plan.

          The Plan (including all exhibits thereto) as annexed hereto as Exhibit "1" has been modified to provide for clarifications and other non-material technical changes pursuant to section 1127 of the Bankruptcy Code. All parties are hereby deemed to accept the Plan as modified. Section 13.2 of the Plan reserved the Debtor's right to make such modifications without resolicitation. The modifications are non-material and do not adversely affect any parties in interest and do not require resolicitation of acceptances.

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     D.   Satisfaction of Conditions to Confirmation.

          Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Section 10.1 of the Plan, has been satisfied by the Debtor or waived pursuant to the terms of the Plan.

II.  CONCLUSIONS OF LAW.

     A.   Jurisdiction and Venue.

          1. This Court has subject matter jurisdiction over this proceeding pursuant to 28 U.S.C. (S) 1334. This is a core proceeding pursuant to 28
U.S.C. (S) 157(b)(2)(A). The Court can exercise its subject matter jurisdiction pursuant to 28 U.S.C. (S) 157(b)(1). The Debtor was and is qualified to be a debtor under section 109 of the Bankruptcy Code.

          2. Venue in the District of Delaware was proper as of the Petition Date and continues to be proper under 28 U.S.C. (S)(S) 1408 and 1409.

     B.   Exemptions From Securities Laws.

          1. The Debtor, each of the members of the Unofficial Noteholders' Committee and the Creditors' Committee and each of their respective affiliates, directors, officers, employees, agents, financial advisors, investment bankers, attorneys, and other professionals have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. Accordingly, pursuant to section 1125(e) of the Bankruptcy Code, none of these parties that participated in (i) the Debtor's transmittal of Plan solicitation materials, as described above, (ii)

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the solicitation of acceptances of the Plan or (iii) the offer, issuance, sale or purchase of any security offered or sold under or in connection with the Plan, shall be liable, on account of such actions or such participation, for any violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, issuance, sale or purchase of securities.

          2. Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offer and sale by the Debtor, the Reorganized Debtor or the Disbursing Agents (if any are appointed) pursuant to the Plan and Disclosure Statement (and the solicitation thereunder) of the New Common Stock, the Convertible Preferred Stock and the New Warrants and any other securities offered or sold under or in connection with the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.

          3. Pursuant to section 1145(a)(2) of the Bankruptcy Code, the offer and sale by the Debtor or the Reorganized Debtor of the New Common Stock through and upon the conversion of the Convertible Preferred Stock issued in the Rights Offering and through and upon the exercise of the New Warrants issued in the Rights Offering shall be exempt from section 5 of the Securities Act and any other state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in a security.

          4. Pursuant to and to the fullest extent permitted under section 1145 of the Bankruptcy Code, the resale of any of the securities referenced in Sections II.B.2 and II.B.3 of this Confirmation Order shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, sale or distribution of securities.

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     C.   Compliance with Section 1129 of the Bankruptcy Code.

          As set forth in Section I.B of this Confirmation Order, the Plan complies with the applicable requirements of section 1129 of the Bankruptcy Code.

     D. Approval of the Releases, Compromises, Settlements, Discharges and Injunctions.

          Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, discharges and injunctions set forth in the Plan, including, without limitation, the settlements, compromises, releases, discharges and injunctions set forth in Sections 11.6 and
11.7 of the Plan and implemented by this Confirmation Order, hereby are approved as fair, equitable, reasonable and in the best interests of the Debtor, the Reorganized Debtor and its estate, creditors and equity security holders and the settlement or compromise of all claims or controversies set forth in Section 6.3 of the Plan relating to the termination of all contractual, legal and equitable subordination rights that any holder may have with respect to any distribution to be made pursuant to the Plan, is in the best interests of the Debtor, its estate, creditors and equity security holders.

     E.   Agreements and Other Documents.

          Pursuant to section 1142(b) of the Bankruptcy Code and Section 303 of the General Corporation Law of the state of Delaware, no action of the directors or stockholders of the Debtor or the Reorganized Debtor will be required (i) to authorize them (or any of their officers, employees or agents acting on their behalf) to effectuate and carry out the Plan or any orders of this Court relating thereto, (ii) to consummate the transactions contemplated by the Plan, the Disclosure Statement or such orders, or (iii) to take or do any other action or thing contemplated by the Plan, the Disclosure Statement or such orders as may be necessary or appropriate to fully effectuate the intents and purposes thereof, and all such actions and things

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hereby are or will be deemed to have been taken or done with like effect as if they had been authorized and approved by unanimous actions of the directors and the stockholders of the Debtor and the Reorganized Debtor.

III.  ORDER.

      A.   Confirmation of the Plan and Notice of Confirmation Hearing.

           1.   The record of the Confirmation Hearing is hereby closed.

           2. The Plan (including all exhibits thereto) which is attached as Exhibit "1" to this Confirmation Order and which is incorporated herein by reference is hereby approved and confirmed in all respects pursuant to section 1129 of the Bankruptcy Code. The modifications to the Plan which are reflected in the Plan attached as Exhibit "1" hereto are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

           3. If there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. The provisions of the Confirmation Order are integrated with each other and are non-severable and mutually dependent unless expressly stated by further order of this Court. All objections and responses to, and statements and comments regarding, the Plan, to the extent they have not been withdrawn prior to entry of this Confirmation Order or are not cured by the relief granted herein, are hereby expressly overruled and deemed withdrawn with prejudice.

           4. The Debtor, Reorganized Debtor and each other appropriate party are hereby authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements created in connection with the Plan (including, without limitation, the amendment and restatement of the Credit Agreement and the instruments and agreements (including the


                                       15

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notes, guaranties, security agreements and pledge agreements contemplated thereby) referred to therein and the instruments governing and representing the Convertible Preferred Stock and the New Warrants, and the transactions contemplated by the Purchase Agreements (collectively, the "Plan Documents")), all of which Plan Documents are hereby approved, and to take such other steps and perform such other acts as may be necessary to implement and effectuate the Plan, and are further authorized and directed to execute and deliver any instrument and perform any other act that is necessary for the consummation of the Plan, including the implementation of the Plan Documents, in accordance with section 1142(b) of the Bankruptcy Code.

           5. Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offer and sale by the Debtor, the Reorganized Debtor or the Disbursing Agents (if any are appointed) pursuant to the Plan and Disclosure Statement (and the solicitation thereunder) of the New Common Stock, the Convertible Preferred Stock and the New Warrants and any other securities offered or sold under or in connection with the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.

           6. Pursuant to section 1145(a)(2) of the Bankruptcy Code, the offer and sale by the Debtor or the Reorganized Debtor of the New Common Stock through and upon the conversion of the Convertible Preferred Stock issued in the Rights Offering and through and upon the exercise of the New Warrants issued in the Rights Offering shall be exempt from section 5 of the Securities Act and any other state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.


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           7.   Pursuant to, and to the fullest extent permitted under, section
1145 of the Bankruptcy Code, the resale of any of the securities referenced in Sections III.A.5 and III.A.6 of this Confirmation Order shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, sale or distribution of securities.

           8. As established through the Affidavits of Service and the Certificates of Publication, the Debtor provided good and sufficient notice of the Confirmation Hearing and the deadline for filing and serving objections to the Plan and Disclosure Statement, which notice is hereby approved.

           9. This Confirmation Order shall be effective upon the date of its entry and the requirement that this Confirmation Order be stayed for a period of ten days under Bankruptcy Rule 3020(e) shall not apply.

      B.   Effects of Confirmation.

           1. Unimpaired Claims. All Administrative Claims, Priority Tax Claims and Class 1, 3 and 5 Claims are not impaired by the Plan in accordance with section 1124 of the Bankruptcy Code. Neither the Plan nor this Confirmation Order shall be construed as altering in any way the legal, equitable or contractual rights of the holders of unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan or this Confirmation Order shall affect the Debtor's or Reorganized Debtor's rights and legal and equitable defenses with respect to any unimpaired claims, including, but not limited to, all rights in respect of legal and equitable defenses to setoffs or recoupments against unimpaired claims.

           2. Injunctions and Stays Remain in Effect Until the Effective Date. All injunctions and stays in effect on the Confirmation Date pursuant to sections 105 and 362 of the


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Bankruptcy Code or otherwise shall remain in full force and effect until the
Effective Date of the Plan, except that nothing herein shall bar the filing of financing documents in connection with the implementation of the Plan Documents or the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or by this Confirmation Order.

      C.   Matters Relating to Implementation of the Plan.

           1. Binding Effect. Immediately upon the entry of this Confirmation Order, the terms of the Plan hereby are deemed binding upon the Debtor, Reorganized Debtor, any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted or are deemed to have accepted the Plan), any and all nondebtor parties to executory contracts and unexpired leases with the Debtor and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

           2.   Continued Corporate Existence; Vesting of Assets.

                a. The Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation or other form of organization under the laws of the state of Delaware, and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise). Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all property of the Debtor's estate shall vest in the Reorganized Debtor, free and clear of all claims, liens, encumbrances and interests of holders of Claims and Equity Interests.

                b. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims or Equity Interests without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, administrative expenses incurred by the Debtor or Reorganized Debtor after the Confirmation Date, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Debtor, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no Claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

           3. Cancellation of Old Securities and Old Stock Rights and Surrender of Securities and Other Documentation. On the Effective Date, the Senior Notes, the Subordinated Notes, the Old Common Stock Interests, the Old Preferred Stock Interests, the Other Equity Interests and any documents and instruments which evidence the Senior Debt Claims, the Subordinated Claims, the Old Common Stock Interests, the Old Preferred Stock Interests and the Other Equity Interests shall (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of such Claims and Old Common Stock Interests and Old Preferred Stock Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date and to allow the respective Senior Indenture Trustees and Subordinated Trustee to retain all liens pursuant to the terms of the Senior Indentures and the Subordinated Indenture with respect to distributions under the Plan, the Senior Indentures and the Subordinated Indenture shall be cancelled. Except as otherwise provided in the Plan, the Debtor, on the one hand, and the Senior Indenture Trustee or Subordinated Indenture Trustee, on the other hand, will be released from any and all obligations under the applicable Senior Indenture or Subordinated Indenture except with respect to the distributions required to be made to the Senior Indenture Trustee or the Subordinated Indenture

Trustee as provided in the Plan. Termination of the Senior Indentures and the Subordinated Indenture shall not impair the rights of the holders of Senior Debt Claims or Subordinated Claims to receive distributions on account of such Claims pursuant to the Plan; provided, that any New Common Stock to be distributed pursuant to the Plan on account of any Allowed Claim represented by a Voting Security held in physical, registered, certificated form, pending such surrender, shall be treated as an undeliverable distribution pursuant to Section
7.4 of the Plan; provided further, however, that (a) Voting Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily exchanged for the New Common Stock as set forth in Section 7.3 of the Plan, and
(b) Voting Securities held in bearer form through a broker or bank participant in DTC shall be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the securities depository holding such Voting Securities on behalf of the broker or bank as set forth in Section 7.3 of the Plan.

           4. Issuance of New Common Stock and Convertible Preferred Stock and Entry into the Amended and Restated Credit Agreement. All shares of New Common Stock and the Convertible Preferred Stock issued pursuant to the Plan shall, upon issuance, be duly authorized and validly issued, and the shares of New Common Stock and the Convertible Preferred Stock issued pursuant to the Plan shall, upon issuance, be fully paid and nonassessable. The Reorganized Debtor may enter into the amendment and restatement of the Credit Agreement as set forth in Sections 4.2 and 6.2 of the Plan.

           5. Corporate Governance - New Charter and New By-Laws. As of the Effective Date, the New Charter and the New By-Laws of the Reorganized Debtor shall be substantially in the form attached as exhibits to the Plan. After the Effective Date, the

Reorganized Debtor may amend and restate the New Charter and/or the New By-Laws as permitted by applicable law.

           6.   Discharge, Release, Injunction and Related Provisions.

                a.  Discharge of Debtor.

           Except to the extent otherwise provided herein, the treatment of all Claims against or Equity Interests in the Debtor hereunder shall be in exchange for and in complete satisfaction, discharge and release of all (a) Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, and (b) all Claims against and interests in the Debtor's estates or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtor or Reorganized Debtor or their respective properties or interests in property any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

                b. Limitation of Liability in Connection with the Plan and Disclosure Statement.

           The Company, including the Reorganized Debtor, the Unofficial Noteholders' Committee, each of the members of the Unofficial Noteholders' Committee, the Creditors' Committee, each of the members of the Creditors' Committee, the Disbursing Agents, and each of their respective members, partners, officers, directors, employees and representatives (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any person for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the formulation, preparation, implementation or consummation of the Plan, including the prepetition negotiations with respect thereto, the administration of the Plan or the property to be distributed under the Plan or this chapter 11 case or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with this chapter 11 case, except for willful misconduct or gross negligence as determined by a Final Order after exhaustion of all rights of appeal, reconsideration or rehearing and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and this chapter 11 case.

               c.   Releases.

                         (1)  Company Releases

         On the Effective Date, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive or discharge any claims and causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor that could have been asserted by or on behalf of the Debtor or its Estate or the Reorganized Debtor, against the present and former officers and directors of the Debtor and its direct and indirect subsidiaries, the Unofficial Noteholders' Committee, each member of the Unofficial Noteholders' Committee, the Creditors' Committee and each member of the official committee of unsecured creditors appointed in the Chapter 11 Case (as constituted on August 9, 2002), the Senior Indenture Trustee, the Subordinated Indenture Trustee and each of their and the Company's respective officers, directors, employees, attorneys, financial advisors, accountants, and agents.

         On the Effective Date, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive and discharge all claims and causes of action and liabilities (other than the rights of the Debtor or the Reorganized Debtor to enforce the Subscription Agreements and the Purchase Agreements, the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes of action arising under or in connection with actions taken or omitted to be taken by ITC Holding Company, Inc. or SCANA Corporation under the Investment Agreement), that could have been asserted by or on behalf of the Debtor or its Estate or the Reorganized Debtor against ITC Holding Company, Inc., SCANA Corporation or their respective officers, directors, employees and affiliates.

                         (2)  Voluntary Releases

         On the Effective Date, each holder of the Senior Notes and the Subordinated Notes that voted to accept the Plan in consideration for the obligations of ITC Holding Company, Inc. and SCANA Corporation under the Subscription Agreements and the Purchase Agreements will be deemed to release, waive and discharge all claims, causes of action or liabilities (other than the right to enforce the Subscription Agreements and the Purchase Agreements), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes of action arising under or in connection with actions taken or omitted to be taken by ITC Holding Company, Inc. or SCANA Corporation under the Investment Agreement), against the current and former officers and directors of the Debtor, ITC Holding Company, Inc., SCANA Corporation and their respective officers, directors, employees and affiliates; provided that this paragraph shall not be binding on any holder of Senior Notes or Subordinated Notes that has elected on the ballot to withhold its consent to this provision.

               7. Corporate Actions. The adoption of the New Charter and the New By-laws, the initial selection of directors and officers for the Reorganized Debtor; the distribution of Cash pursuant to the Plan; the entry into the amendment and restatement of the Credit Agreement as provided in the Plan, the cancellation of the Senior Notes, the Subordinated Notes, the Old Preferred Stock Interests, the Old Common Stock Interests and the Other Equity Interests and related agreements; the issuance and distribution of the New Common Stock, the Convertible Preferred Stock, the New Warrants and all other securities offered or sold under or in connection with the Plan; the adoption, execution, delivery and implementation of all guaranties, contracts, leases, instruments, releases, indentures and other agreements, or documents related to any of the foregoing; and any and all of the other matters provided for under the Plan involving the corporate action to be taken by or required of the Debtor or Reorganized Debtor hereby are or will be deemed to have occurred and be effective as provided in the Plan, and hereby are authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of the Debtor or Reorganized Debtor.

               8. Termination of Subordination. The provisions of the Plan relating to the distribution of New Common Stock to holders of Senior Debt Claims (Class 4) and Subordinated Claims (Class 6) reflect a compromise and settlement which, upon the Effective Date, shall be binding upon the Debtors, all Creditors and all persons receiving any payments or other distributions under the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such holder may have with respect to any distribution to be made pursuant to this Plan shall be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims and Allowed Equity Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

               9. Matters Concerning the Internal Revenue Service. Notwithstanding any provision of the Plan or this Order to the contrary, unless otherwise agreed by the Internal Revenue Service ("IRS"), the Allowed Priority Tax Claims held by the IRS, if any, shall be paid at the Reorganized Debtor's sole option, either (i) in full in Cash on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, or (ii) in quarterly Cash payments, over a period not exceeding 6 years after the date of such Claim with interest to accrue at the rate and the method set forth in 26 U.S.C. ss. 6621. IRS Allowed Priority Tax Claims, if any, which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof or accorded such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code. Notwithstanding any provision of the Plan or this Order to the contrary, confirmation of the Plan shall not affect the setoff rights of the United States, if any.

         D.    Substantial Consummation.

               The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

         E.    Payment of Statutory Fees.

               On or prior to the Effective Date, the Debtor shall pay all fees payable pursuant to 28 U.S.C.ss.1930. After the Effective Date, the Reorganized Debtor shall continue to pay such fees until a final decree is entered in this chapter 11 case.

         F.    Reference to and Validity and Enforceability of Plan Provisions.

          The failure to reference any particular provision of the Plan in this Confirmation Order shall have no effect on the binding effect, enforceability or legality of such provisions and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan. Each term and provision of the Plan, as it may have been altered or interpreted by this Court, is valid and enforceable pursuant to its terms.

         G.    Creditors' Committee.

          From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code and their duly appointed successors shall continue to serve. On the Effective Date, the Creditors' Committee and any other committee appointed in this chapter 11 case pursuant to section 1102 of the Bankruptcy Code shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code (including, without limitation, attorneys, investment advisors, accountants and other professionals) shall be released and discharged from their respective fiduciary obligations, duties and responsibilities.

         H.    Solicitation of Plan.

               The Debtor, the Reorganized Debtor and any other person that participated in the solicitation of the Plan acted in good faith. Pursuant to section 1125(e) of the Bankruptcy Code, neither the Debtor, the Reorganized Debtor nor any other person that participated in the Debtor's transmittal of Plan solicitation materials, as described above, their solicitation of acceptances of the Plan or the offer, issuance, sale or purchase of any security offered or sold under or in connection with the Plan shall be liable, on account of such actions or such participation, for any violation of any applicable law, rule or regulation governing the solicitation of acceptance or rejection of the Plan or the offer, issuance, sale, purchase or distribution of securities.

         I.    Retention of Jurisdiction.

               This Court shall retain jurisdiction, to the maximum extent permitted by the Bankruptcy Code and other applicable law, of all matters arising out of, and related to, this chapter 11 case and the Plan pursuant to, and for the purpose of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction:

                 1. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                 2. To determine any and all adversary proceedings, applications and contested matters.

               3. To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided in the Plan.

               4. To hear and determine any timely objections to Administrative Expense Claims or to Claims and Equity Interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part.

               5. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

               6. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

               7. To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, this Confirmation Order.

               8. To hear and determine all applications under sections 330, 33l and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

               9. To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

               10. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

               11. To hear any other matter not inconsistent with the Bankruptcy Code.

               12. To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section
                    11.3 of the Plan.

               13. To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

               14. To recover all assets of the Debtor and property of the Debtor's estate, wherever located.

               15.  To enter a final decree closing this chapter 11 case.

     J.   Distribution Record Date.

          1. The Distribution Record Date for Voting Securities shall be October 10, 2002.

     K.   Notice of Entry of Confirmation Order.

          1. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtor hereby is directed to serve a notice of the entry of this Confirmation Order, substantially in the form attached hereto as Exhibit 2 (the "Confirmation Notice") no later than fifteen days after the Confirmation Date, on all holders of Claims or Equity Interests and other persons on whom the notice of the Confirmation Hearing was served.

          2. The Confirmation Notice shall contain, among other things, notice of the following:

               a. Except as specifically provided for in the Plan for (i) non-tax liabilities incurred in the ordinary course of business by the Debtor and (ii) Post-Petition Tax Claims, requests for payment of Administrative Claims must be filed and served on counsel for the Debtor and Reorganized Debtor, as the case may be, no later than (x) 60 days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to file a request for payment of such Claims and that do not file such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor, Reorganized Debtor or any of their respective properties.

               b. All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered on or before the Confirmation Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall file and serve on the Reorganized Debtor and counsel for the Reorganized Debtor, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than (i) 45 days after the Effective Date, or (ii) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 45-day period. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, counsel for the Reorganized Debtor and the requesting professional or the other Person on or before the later of (x) 60 days after the Effective Date and (y) 15 days after such date as the Bankruptcy Court shall establish as the deadline for filing such applications.

               c. The Debtor may set, and include in the Confirmation Notice, dates certain for the deadlines for the filing of requests for payment, applications for compensation or reimbursement and objections thereto (as described above in subparagraphs "a" and "b" of this paragraph), based upon its reasonable estimate of the timing of the occurrence of the Effective Date.

          3. The Debtor hereby is directed to publish the Confirmation Notice once in The Wall Street Journal and The Atlanta Journal-Constitution no later than fifteen days after the Confirmation Date.

          4. The Debtor hereby is directed to serve copies of this Confirmation Order on each party that has filed a notice of appearance in this chapter 11 case and on each party who filed an objection or response to, or statement or comment regarding, the Plan, no later than ten days after the Confirmation Date.

     L.   Exemption from Certain Taxes

          Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; and (c) the making or delivery of any deed or other instrument of transfer under, in furtherance, of, or in connection with, the Plan, including, without limitation, agreements of consolidation, restructuring, disposition, liquidation, or dissolution, deeds, bills of sale, and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property transfer tax, real estate transfer tax, sales or use tax or other similar tax. The Debtor are hereby authorized to deliver a notice or short form of this Order to any state recording officer to the effect that such officer must accept for filing such security interests without charging any stamp tax, recording tax, personal property transfer tax, real estate transfer tax, sales or use tax or other similar tax.

          IT IS SO ORDERED.

Dated: Wilmington, Delaware
       October 17, 2002

                                          /s/ Mary F. Walrath
                                      ------------------------------------------
                                      THE HONORABLE MARY F. WALRATH
                                      UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT 1

           ITC/\DELTACOM, INC.'S FIRST AMENDED PLAN OF REORGANIZATION
                DATED AS OF OCTOBER 15, 2002, AS FURTHER REVISED

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


                                        )
In re:                                  )    Chapter 11
                                        )
ITC/\DELTACOM, INC.,                    )    Case No. 02-11848 (MFW)
                                        )
                                        )
                            Debtor.     )
                                        )
                                        )


                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION
           UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS FURTHER REVISED

                                                 Richards, Layton & Finger, P.A.
                                                 Mark D. Collins
                                                 One Rodney Square
                                                 P.O. Box 551
                                                 Wilmington, Delaware 19899
                                                 (302) 651-7700


                                                 Latham & Watkins
                                                 Martin N. Flics
                                                 885 Third Avenue, Suite 1000
                                                 New York, New York  10022
                                                 (212) 906-1200

Dated: Wilmington, Delaware
       October 15, 2002

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
Section 1      DEFINITIONS AND INTERPRETATION ..................................................................    1
   1.1         Definitions .....................................................................................    1
   1.2         Interpretation; Application of Definitions and Rules of Construction.............................   13

Section 2      PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
               EXPENSE CLAIMS AND PRIORITY TAX CLAIMS ..........................................................   13
   2.1         Administrative Expense Claims ...................................................................   13
   2.2         Priority Tax Claims .............................................................................   14
   2.3         Full Settlement .................................................................................   14

Section 3      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ...................................................   15

Section 4      PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY
               INTERESTS .......................................................................................   15
   4.1         Class 1 - Priority Non-Tax Claims ...............................................................   15
   4.2         Class 2 - Secured Bank Claims ...................................................................   15
   4.3         Class 3 - Other Secured Claims ..................................................................   16
   4.4         Class 4 - Senior Debt Claims ....................................................................   16
   4.5         Class 5 - Other Unsecured Claims ................................................................   17
   4.6         Class 6 - Subordinated Claims ...................................................................   17
   4.7         Class 7 - Old Preferred Stock Interests .........................................................   17
   4.8         Class 8 - Old Common Stock Interests ............................................................   18
   4.9         Class 9 - Other Equity Interests ................................................................   18
   4.10        Alternate Treatment for Holders of Allowed Claims ...............................................   18

Section 5      IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
               IMPAIRED AND UNIMPAIRED BY THE PLAN; ACCEPTANCE
               OR REJECTION OF THE PLAN ........................................................................   18
   5.1         Holders of Claims and Equity Interests Impaired by the Plan and Entitled to
                Vote ...........................................................................................   18
   5.2         Holders of Claims and Equity Interests Not Impaired by the Plan and
                Conclusively Presumed to Have Accepted the Plan ................................................   19
   5.3         Holders of Equity Interests Impaired by the Plan and Deemed Not to Have
                Accepted the Plan ..............................................................................   19
   5.4         Non-consensual Confirmation .....................................................................   19

Section 6      MEANS OF IMPLEMENTATION OF THE PLAN .............................................................   19
   6.1         Issuance of New Securities ......................................................................   19
   6.2         Amendment and Restatement of Credit Agreement ...................................................   19
   6.3         Termination of Subordination ....................................................................   20
   6.4         Distributions ...................................................................................   20
   6.5         Cash Payments by the Debtor .....................................................................   20
   6.6         Cancellation of Existing Securities and Agreements ..............................................   20
   6.7         Corporate Action ................................................................................   21
   6.8         Restated Certificate of Incorporation ...........................................................   21

   6.9         Management Incentive Plan .......................................................................   22
   6.10        Allocation of Plan Distributions Between Principal and Interest .................................   22
   6.11        Registration Rights Agreements ..................................................................   22

Section 7      PROVISIONS GOVERNING DISTRIBUTIONS ..............................................................   22
   7.1         Date of Distributions ...........................................................................   22
   7.2         Disbursing Agents ...............................................................................   23
   7.3         Surrender of Instruments ........................................................................   23
   7.4         Delivery of Distributions .......................................................................   25
   7.5         Manner of Payment Under the Plan ................................................................   25
   7.6         Fractional Shares ...............................................................................   25
   7.7         Setoffs and Recoupment ..........................................................................   25
   7.8         Distributions After Effective Date ..............................................................   26
   7.9         Rights and Powers of Disbursing Agents ..........................................................   26
   7.10        Exculpation .....................................................................................   26
   7.11        Retention of Ballots ............................................................................   26

Section 8      PROCEDURES FOR TREATING DISPUTED CLAIMS AND
               DISPUTED EQUITY INTERESTS UNDER THE PLAN ........................................................   27
   8.1         Disputed Claims Process .........................................................................   27
   8.2         No Distributions Pending Allowance ..............................................................   27
   8.3         Distributions After Allowance ...................................................................   27

Section 9      PROVISIONS GOVERNING EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES ................................................................................   28
   9.1         Assumption or Rejection of Contracts and Leases .................................................   28
   9.2         Cure of Defaults in Connection with Assumption ..................................................   28
   9.3         Amendments to Schedule; Effect of Amendments ....................................................   28
   9.4         Bar to Rejection Damage Claims ..................................................................   29
   9.5         Indemnification Obligations .....................................................................   29

Section 10     CONDITIONS PRECEDENT TO CONFIRMATION DATE AND
               EFFECTIVE DATE ..................................................................................   29
  10.1         Conditions to Confirmation Date .................................................................   29
  10.2         Conditions Precedent to Effective Date of the Plan ..............................................   30
  10.3         Waiver of Conditions Precedent ..................................................................   30
  10.4         Effect of Failure of Conditions .................................................................   31

Section 11     EFFECT OF CONFIRMATION ..........................................................................   31
  11.1         Vesting of Assets ...............................................................................   31
  11.2         Binding Effect ..................................................................................   31
  11.3         Discharge of Debtor .............................................................................   31
  11.4         Term of Injunctions or Stays ....................................................................   32
  11.5         Indemnification Obligations .....................................................................   32
  11.6         Debtor Releases .................................................................................   32
  11.7         Voluntary Releases ..............................................................................   33
  11.8         Committees ......................................................................................   33

Section 12     RETENTION OF JURISDICTION .......................................................................   33

Section 13     MISCELLANEOUS PROVISIONS ........................................................................   34
  13.1         Payment of Statutory Fees .......................................................................   34
  13.2         Modification of Plan ............................................................................   35
  13.3         Section 1146 Exemption ..........................................................................   35
  13.4         Preservation of Rights of Action ................................................................   35
  13.5         Retiree Benefits ................................................................................   35
  13.6         Administrative Expenses Incurred After the Confirmation Date ....................................   36
  13.7         Section 1125(e) of the Bankruptcy Code ..........................................................   36
  13.8         Compliance with Tax Requirements ................................................................   36
  13.9         Severability of Plan Provisions .................................................................   36
  13.10        Notices .........................................................................................   37
  13.11        Governing Law ...................................................................................   38
  13.12        Binding Effect ..................................................................................   39

                                INDEX OF EXHIBITS

Exhibit 1   --   Amended Credit Agreement Term Sheet

Exhibit 2   --   Restated Certificate of Incorporation and By-Laws of
                 Reorganized ITC/\DeltaCom, Inc.

Exhibit 3   --   Purchase Agreements

Exhibit 4   --   Certificate of Designation for the Convertible Preferred Stock

Exhibit 5   --   New Warrant Agreement

Exhibit 6   --   Rights Offering Procedures

Exhibit 7   --   Registration Rights Agreement (New Common Stock)

Exhibit 8   --   Registration Rights Agreement (Convertible Preferred Stock)

                         DEBTOR'S PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         ITC/\DeltaCom, Inc. which has filed a petition under chapter 11 of the Bankruptcy Code, proposes the following chapter 11 Plan of Reorganization, dated as of October 15, 2002, pursuant to section 1121(a) of the Bankruptcy Code:

Section 1         DEFINITIONS AND INTERPRETATION

      1.1         Definitions.

Administrative Expense Claim        means any right to payment constituting a
                                    cost or expense of administration of the Chapter 11 Case allowed under sections
                                    503(b) and 507(a)(l) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's estate, (b) any actual and necessary costs and expenses of operating the Debtor's business in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Chapter 11 Case in the ordinary course of business, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor's estate under section 1930, title 28, United States Code.

Allowed means, with respect to Claims or Equity Interests, (a) any Claim against or Equity Interest in the Debtor, proof of which is timely filed, or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim or Equity Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim or interest has been filed, or (c) any Claim or Equity Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Interest described in clauses (a) or (b) above, such Claim or Equity Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim or Equity Interest shall have
                                     been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the
                                     Plan). Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such claim, "Allowed" in reference to a Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date,
                                     (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

Amended Credit Agreement Term Sheet  means the term sheet which sets forth the terms of the amendment and modification of the Credit Agreement to be entered into on the Effective Date and which is annexed hereto as Exhibit 1.

Banks means, collectively, the agents and lenders that are from time to time parties to the Credit Agreement.

Bankruptcy Code                      means title 11, United States Code, as
                                     amended from time to time, as applicable to the Chapter 11 Case.

Bankruptcy Court                     means the United States District Court for
                                     the District of Delaware having
                                     jurisdiction over the Chapter 11 Case and, to the extent of any reference made under section 157, title 28, United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Case under section 151, title 28, United States Code.

Bankruptcy Rules                     means the Federal Rules of Bankruptcy
                                     Procedure as promulgated by the United
                                     States Supreme Court under section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any Local Rules of the
                                     Bankruptcy Court.

Bondholder Litigation Claim          means a Claim (a) arising from rescission
                                     of a purchase or sale of a debt security of the Debtor, (b) for damages arising from the purchase or sale of such a debt security or (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or rescission arising out of a purchase or sale of a debt security of the Debtor.

Business Day                         means any day other than a Saturday, a
                                     Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

Cash means legal tender of the United States of America.

Certificate of Designation           means that certain certificate of
                                     designation of the powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred
                                     Stock and qualifications, limitations and restrictions thereof to be executed by the Reorganized Debtor on the Effective Date, which shall be in substantially the form annexed hereto as Exhibit 4.

Chapter 11 Case                      means the Debtor's voluntary case number
                                     02-11848 filed with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

Claim has the meaning set forth in Section 101 of the Bankruptcy Code.

Class means any group of substantially similar Claims or Equity Interests classified in
                                     Section 5 of the Plan and pursuant to
                                     section 1129(a)(l) of the Bankruptcy Code.

Collateral                           means any property or interest in property
                                     of the Debtor's estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

Company means the Debtor (and upon the Effective Date, the Reorganized Debtor) and its direct and indirect, wholly owned, subsidiaries as of the Petition Date.

Confirmation Date                    means the date on which the Clerk of the
                                     Bankruptcy Court enters the Confirmation
                                     Order on its docket with respect to the
                                     Chapter 11 Case.

Confirmation Hearing                 means the hearing held by the Bankruptcy
                                     Court pursuant to section 1128 of the
                                     Bankruptcy Code regarding confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

Confirmation Order                   means the order of the Bankruptcy Court
                                     confirming the Plan pursuant to section
                                     1129 of the Bankruptcy Code.

Contract Rejection Schedule          means a schedule to be filed and served on
                                     the parties to the contracts and leases
                                     listed thereon by the Debtor on or before five Business Days prior to the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court, which schedule shall be reasonably acceptable to the Creditors'
                                     Committee.

Convertible Preferred Stock          means the 300,000 shares of 8% series A
                                     convertible redeemable preferred stock to be issued by the Reorganized Debtor to the New Equity Investors and the Rights
                                     Offering Participants and having the
                                     powers, preferences and relative
                                     participating, optional and other special rights set forth in the Certificate of Designation.

Credit Agreement                     means the Credit Agreement dated as of
                                     April 5, 2000 (as amended) among the
                                     Debtor, Interstate FiberNet, Inc., as
                                     borrower, ITC/\DeltaCom Communications,
                                     Inc. and DeltaCom Information Systems, Inc.
                                     as subsidiary guarantors, Morgan Stanley
                                     Senior Funding, Inc., as administrative
                                     agent and joint lead arranger and joint
                                     book runner, Morgan Stanley & Co.,
                                     Incorporated, as collateral agent, the
                                     lender signatories thereto, Banc of America
                                     Securities LLC, as a joint lead arranger and joint book runner, and Bank of America, N.A., as syndication agent and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Credit Agreement, as same may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Petition
                                     Date.

Creditors' Committee                 means (a) the Unofficial Noteholders'
                                     Committee or (b) if an official statutory committee of unsecured creditors is appointed in the Chapter 11 Case by the United States Trustee and if a majority of such committee's members were members of the Unofficial Creditors' Committee, then such official committee.

Debtor                               means ITC/\DeltaCom, Inc., a Delaware
                                     corporation.

Debtor in Possession                 means the Debtor in its capacity as debtor
                                     in possession in the Chapter 11 Case under sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

Disbursing Agent                     means any entity in its capacity as a
                                     disbursing agent under Sections 7.2 and
                                     7.10 of the Plan.

Disclosure Statement                 means the disclosure document relating to
                                     the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Disputed means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest that is not Allowed.

Distribution Record Date             means the date provided in the Confirmation
                                     Order as the record date for distributions under the Plan.

Effective Date                       means the date that is 11 days after the
                                     Confirmation Date, or if such date is not a Business Day, the next succeeding Business
                                     Day, or such later date after the
                                     Confirmation Date as determined by the
                                     Debtor with the prior written consent of the Creditors' Committee so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Section 10 hereof have not been satisfied or waived, then the Effective Date shall be the first
                                     Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived or such later date as the Debtor may determine with the prior written consent of the Creditors' Committee and the agent under the Credit Agreement.

Equity Interest                      means the interest of any holder of equity
                                     securities of the Debtor represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire, in connection with or related to, any such interest, including, without limitation, any rights with respect to the Debtor under any registration rights agreement or stockholders agreement to which the Debtor is a party.

Final Order                          means an order or judgment of the
                                     Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which
                                     (a) the time to appeal, petition for
                                     certiorari or move for a new trial,
                                     reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil
                                     Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

Investment Agreement                 means that certain investment agreement
                                     dated February 27, 2001 (as amended) among the Debtor, ITC Holding Company, Inc.,
                                     SCANA Corporation and HBK Master Fund L.P.
                                     which provided for the purchase by such
                                     parties of the series B-1 and
                                     series B-2 preferred stock and related
                                     common stock purchase warrants of the
                                     Debtor.

Lien has the meaning set forth in Section 101 of the Bankruptcy Code.

New By-Laws                          means the restated by-laws of the
                                     Reorganized Debtor which shall be filed
                                     with the Bankruptcy Court at least 10
                                     Business Days prior to the Confirmation
                                     Hearing and be annexed as Exhibit 2 hereto.

New Charter                          means the restated certificate of
                                     incorporation of the Reorganized Debtor, which shall be filed with the Bankruptcy
                                     Court at least 10 Business Days prior to the Confirmation Hearing and be annexed as
                                     Exhibit 2 hereto.

New Common Stock                     means the shares of common stock of the
                                     Reorganized Debtor (par value $0.01 per
                                     share) to be issued and outstanding as of the Effective Date pursuant to this Plan.

New Equity Investors                 means SCANA Corporation, Campbell B.
                                     Lanier, III and the other qualified
                                     investors that are parties to the Purchase
                                     Agreements.

New Warrants                         means the warrants to purchase New Common
                                     Stock to be issued pursuant to the New
                                     Warrant Agreement by the Reorganized Debtor to the New Equity Investors and the Rights
                                     Offering Participants in accordance with the terms set forth in the Purchase
                                     Agreements or the Rights Offering
                                     Procedures, as applicable.

New Warrant Agreement                means the agreement between the Debtor and
                                     the warrant agent thereunder in connection with the issuance of the New Warrants, which shall be in substantially the form annexed hereto as Exhibit 5.

Old Common Stock                     means the issued and outstanding common
                                     stock of the Debtor (par value of $0.01 per share) as of the Petition Date.

Old Common Stock Interest            means an Equity Interest represented by the
                                     shares of the Old Common Stock.

Old Preferred Stock                  means the issued and outstanding series A,
                                     series B-1 and series B-2 preferred stock of the Debtor as of the Petition Date.

Old Preferred Stock Interest         means an Equity Interest represented by (a)
                                     the Old Preferred Stock and (b) any option, warrant or right, contractual or otherwise, to acquire, in connection with or related to, any such interest (including, without limitation, any rights with respect to the Debtor under any registration rights agreement or stockholders agreement to which the Debtor is a party).

Other Equity Interests               means an Equity Interest in the Debtor
                                     (including, without limitation, any option, warrant or right, contractual or otherwise, to acquire the Old Common Stock and any rights with respect to the Debtor under any registration rights agreement or stockholders agreement to which the Debtor is a party), other than the Old Common
                                     Stock Interests and the Old Preferred Stock
                                     Interests.

Other Secured Claims                 means any Secured Claim other than the
                                     Secured Bank Claims.

Other Unsecured Claims               means any Unsecured Claim other than Senior
                                     Debt Claims or Subordinated Claims. Other
                                     Unsecured Claims include, but are not
                                     limited to any Rejection Claim.

Petition Date                        means June 25, 2002, the date on which the
                                     Debtor commenced the Chapter 11 Case.

Plan means this First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as further revised, dated as of October 15, 2002, including, without limitation, the exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof.

Priority Non-Tax Claim               means Claims which are entitled to priority
                                     in accordance with section 507(a) of the Bankruptcy Code (other than Administrative
                                     Expense Claims and Priority Tax Claims).

Priority Tax Claim                   means any Claim of a governmental unit of
                                     the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Purchase Agreements                  means (a) the purchase agreement between
                                     SCANA Corporation and the Debtor, dated as of August 22, 2002 and (b) the purchase agreement among Campbell B. Lanier, III, the several other purchasers identified therein, ITC Holding Company, Inc. and the
                                     Debtor, dated as of August 22, 2002, each of which governs the purchase of the Convertible Preferred Stock and the New
                                     Warrants by the New Equity Investors and is attached hereto as Exhibit 3.

Ratable Proportion                   means, with reference to any distribution
                                     on account of any Claim or Equity Interest in any Class, as the case may be, a distribution equal in amount to the ratio
                                     (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Equity Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Equity Interests in the same Class, as applicable.

Rejection Claim                      means any Claim against the Debtor arising
                                     from the rejection of any executory
                                     contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code and (b) an employee for damages resulting from the rejection of an employment agreement as such Claim shall be calculated in accordance with section
                                     502(b)(7) of the Bankruptcy Code.

Reorganized Debtor                   means the Debtor as it will be reorganized
                                     as of the Effective Date in accordance with the Plan.

Rights Offering Deadline             means the date set forth in the
                                     subscription exercise form upon which the right to purchase the Rights Offering Units shall lapse in accordance with the Rights
                                     Offering Procedures.

Rights Offering Participant          means a holder of an Allowed Old Common
                                     Stock Interest and/or an Allowed Old
                                     Preferred Stock Interest that elects to
                                     purchase Rights Offering Units pursuant to the terms of Sections 4.7 and/or 4.8 hereof, as applicable, and the Rights
                                     Offering Procedures.

Rights Offering Procedures           means the procedure by which a Rights
                                     Offering Participant will subscribe for and purchase the Rights Offering Units as set forth in Exhibit 6 hereto.

Rights Offering Unit                 means one share of Convertible Preferred
                                     Stock and 3.40 New Warrants offered as a unit that a Rights Offering Participant may purchase for $100 in Cash pursuant to the terms of the Rights Offering Procedures.

Schedules                            means the schedules of assets and
                                     liabilities and the statement of financial affairs filed by the Debtor in accordance with section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official
                                     Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

Secured Bank Claims                  means all Secured Claims of the Banks
                                     against the Debtor arising under or in
                                     connection with the Credit Agreement.

Secured Claim                        means a Claim secured by a Lien on
                                     Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

Senior Debt Claim                    means any Unsecured Claim for principal and
                                     interest through the Petition Date under the Senior Notes.

Senior Debt New Common Stock         means 40.75 million shares of the issued
Distribution  Amount                 and outstanding New Common Stock,
                                     representing 81.5% of the equity of the
                                     Reorganized Debtor as
                                     of the Effective Date, giving effect to the conversion of the Convertible Preferred
                                     Stock into the New Common Stock but subject to dilution for shares of the New Common
                                     Stock issuable under the Restricted Stock
                                     Plan and those shares of New Common Stock issuable upon exercise of the New Warrants or under the Employee Option Plan.

Senior Indentures                    means (a) that certain indenture with
                                     respect to the 11% senior notes due 2007 dated as of June 3, 1997 between the Debtor and United States Trust Company of New
                                     York, as trustee, as amended by the
                                     supplemental indenture dated as of October
                                     17, 1997 (the "1997 Notes"), (b) that
                                     certain indenture with respect to the 8? % senior notes due 2008 dated as of March 3, 1998 between the Debtor and United States
                                     Trust Company of New York, as trustee (the
                                     "March 1998 Notes"), and (c) that certain indenture with respect to the 9 3/4% senior notes due 2008 dated as of November 5, 1998 between the Debtor and United States Trust
                                     Company of New York, as trustee (the
                                     "November 1998 Notes").

Senior Indenture Trustee             means the trustee pursuant to the
                                     respective Senior Indentures.

Senior Notes                         means the (a) 11% senior notes due 2007
                                     having an aggregate principal amount of
                                     $130 million, (b) 8? % senior notes due
                                     2008 having an aggregate principal amount of $160 million and (c) 9 3/4% senior notes due 2008 having an aggregate principal amount of $125 million, in each case issued by the Debtor.

Stockholder Litigation Claim         means a Claim (a) arising from rescission
                                     of a purchase or sale of a equity security of the Debtor, (b) for damages arising from the purchase or sale of such equity security or (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim for damages or rescission arising out of a purchase or sale of an equity security of the Debtor.

Subordinated Claims                  means a Claim for principal and interest
                                     through the Petition Date under the
                                     Subordinated Notes.

Subordinated Indenture               means that certain indenture dated as of
                                     May 12, 1999 with respect to the
                                     Subordinated Notes between the Debtor and U.S. Trust Company of Texas, N.A., as trustee.

Subordinated Indenture Trustee       means the trustee pursuant to the
                                     Subordinated Indenture.

Subordinated Notes                   means the 4 1/2% convertible subordinated
                                     notes due 2006 issued by the Debtor
                                     pursuant to the Subordinated Indenture
                                     having an aggregate principal amount of
                                     $100 million.

Subordinated Note New Common Stock
Distribution Amount                  means 2.5 million shares of the issued and
                                     outstanding New Common Stock, representing
                                     5% of the equity of the Reorganized Debtor as of the Effective Date, giving effect to the conversion of Convertible Preferred
                                     Stock into New Common Stock but subject to dilution for shares of the New Common Stock issuable under the Restricted Stock Plan and those shares of New Common Stock issuable upon exercise of the New Warrants or under the Employee Option Plan.

Subscription Agreements              means (a) the subscription agreement
                                     between SCANA Corporation and the Debtor and (b) the subscription agreement among Campbell B. Lanier, III, ITC Holding
                                     Company, Inc. and the Debtor, each dated as of June 25, 2002, which provide for a commitment to purchase the Convertible
                                     Preferred Stock and the New Warrants the terms of which will be incorporated into the respective Purchase Agreements.

Unofficial Noteholders' Committee    means the committee of holders of the
                                     Senior Notes and the Subordinated Notes
                                     formed prior to the Petition Date and
                                     comprised of Aegon; Angelo Gordon & Co.;
                                     Appaloosa Management, LP; Citadel
                                     Investment Group, LLC; Credit Suisse Asset
                                     Management; David L. Babson & Co. Inc.;
                                     Deutsche Bank Securities Inc.; Dresdner
                                     Kleinwort Wasserstein-Grantchester;
                                     Marathon Asset Management Ltd.; MetLife,
                                     Inc.; MFS Investment Management; Provident
                                     Investment Management, LLC; Quattro Global
                                     Capital, LLC; Sankaty Advisors (Bain
                                     Capital); The TCW Group; Wachovia Secur-ities and Wellington Management Company
                                     LLP.

Unsecured Claim                      means any Claim against the Debtor other
                                     than an Administrative Expense Claim, a
                                     Priority Non-Tax Claim, a Priority Tax
                                     Claim, a Senior Debt Claim, a Subordinated
                                     Claim or a Secured Claim.

Voting Securities                    means the Senior Notes, the Subordinated
                                     Notes, the Old Preferred Stock and the Old
                                     Common Stock.

         1.2      Interpretation; Application of Definitions and Rules of
Construction.

         Unless otherwise specified, all section, schedule or exhibit references in the Plan are to the respective section in or schedule or exhibit to, the Plan, as the same may be amended, waived or modified from time to time. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

   Section 2 PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1      Administrative Expense Claims.

         All payments to professionals retained pursuant to section 327 of the Bankruptcy Code for compensation and reimbursement of expenses and all payments to reimburse expenses of members of any official creditors' committee (if one is appointed) will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation and expenses. The

Bankruptcy Court will review and determine all such requests for compensation and reimbursement of expenses.

     Subject to certain additional requirements for professionals and certain other entities set forth in this section, the Reorganized Debtor shall pay to each Holder of an Allowed Administrative Expense Claim, on account of its Administrative Expense Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Expense Claim on, or as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and the Debtor or Reorganized Debtor, as the case may be, agree or shall have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtor pursuant to the Plan (including Administrative Expense Claims of governmental units for taxes), an Allowed Administrative Expense Claim will be assumed on the Effective Date and paid, performed or settled by the Reorganized Debtor when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Chapter 11 Case.

     In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

     2.2  Priority Tax Claims.

     Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, the Reorganized Debtor shall, at its sole option, pay to each holder of an Allowed Priority Tax Claim either (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof or accorded such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code. The Debtor does not believe that there will be any Priority Tax Claims due and payable on the Effective Date.

     2.3  Full Settlement.

     The distributions provided for in Section 2.1 hereof are in full settlement, release and discharge of all Administrative Expenses. The distributions provided for in Section 2.2 hereof are in full settlement, release and discharge of all Priority Tax Claims.

Section 3  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     Claims against and Equity Interests in the Debtor are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan as follows:

     Class 1 - Priority Non-Tax Claims

     Class 2 - Secured Bank Claims

     Class 3 - Other Secured Claims

     Class 4 - Senior Debt Claims

     Class 5 - Other Unsecured Claims

     Class 6 - Subordinated Claims

     Class 7 - Old Preferred Stock Interests

     Class 8 - Old Common Stock Interests

     Class 9 - Other Equity Interests

Administrative Expenses and Priority Tax Claims have not been classified (as set forth in Section 2 hereof) and are excluded from the foregoing classes in accordance with section 1123(a)(1) of the Bankruptcy Code.

Section 4  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS

     4.1  Class 1 - Priority Non-Tax Claims.

     Class 1 consists of all Allowed Priority Non-Tax Claims. Class 1 is unimpaired. On the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Allowed Priority Non-Tax Claim, each holder of an Allowed Priority Non-Tax Claim shall receive (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim unimpaired. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     4.2  Class 2 - Secured Bank Claims.

     Class 2 consists of all Allowed Secured Bank Claims. Class 2 is impaired. The Allowed Claims in Class 2 will be treated as follows: on the Effective Date, the Company, including the Reorganized Debtor, shall enter into an amended and restated Credit Agreement on substantially the terms set forth in the Amended Credit Agreement Term Sheet. Accordingly, on the Effective Date, holders of Allowed Secured Bank Claims shall have waived any and all Claims against the Debtor in respect of the Credit Agreement and from and after the Effective Date the rights and obligations of the Reorganized Debtor and the Banks shall be governed by the terms of the amended and restated Credit Agreement.

     4.3  Class 3 - Other Secured Claims.

     Class 3 consists of all Allowed Other Secured Claims. Class 3 is unimpaired. Each Allowed Claim in Class 3 will be treated as follows: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holder or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class 3 to demand or receive payment of such Claim prior to the stated maturity of such Claims from and after the occurrence of a default, such Allowed Claim in Class 3 will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

     4.4  Class 4 - Senior Debt Claims.

     Class 4 consists of all Senior Debt Claims which shall be Allowed in the amount of $435,047,916.67 (consisting of $138,103,333.33 for the 1997 Notes,
$164,496,666.67 for the March 1998 Notes and $132,447,916.67 for the November
1998 Notes). Class 4 is impaired. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Senior Debt Claim as of the Distribution Record Date will receive its Ratable Proportion of the Senior Debt New Common Stock Distribution Amount. Any securities, notes, instruments or documents evidencing the Senior Debt Claims will be cancelled on the Effective Date.

     To the extent, if any, that the classification and manner of satisfying Claims under the Plan does not take into consideration all contractual, legal and equitable subordination rights that holders of Allowed Senior Debt Claims may have against holders of Claims or Equity Interests with respect to distributions made pursuant to this Plan, each holder of an Allowed Senior Debt Claim shall be deemed, upon the Effective Date, to have waived all contractual, legal or equitable subordination rights that such holder might have, including, without limitation, any such rights arising out of the Senior Notes, the Subordinated Notes, the Senior Indentures or the Subordinated Indenture or otherwise.

     The payments and distributions to be made under the Plan to holders of Senior Notes shall be made to the applicable Senior Indenture Trustee, which shall transmit such payments and distributions to holders of such Allowed Senior Debt Claims.

     The professionals of the Unofficial Noteholders' Committee, Fried, Frank, Harris, Shriver & Jacobson and Chanin Capital Partners, LLC, will be paid, in Cash, their reasonable, unpaid fees and expenses incurred (whether incurred prior to or after the Petition Date) in accordance with their engagement letters, dated April 16, 2002, and March 25, 2002 respectively (collectively, the "Engagement Letters") on the Effective Date or as soon as practicable thereafter subject in each case to the prior approval of the Bankruptcy Court of the payment of such amounts pursuant to section 503(b) of the Bankruptcy Code or any other applicable section of the Bankruptcy Code.

     4.5  Class 5 - Other Unsecured Claims.

     Class 5 consists of all Allowed Other Unsecured Claims. Class 5 is unimpaired. Each holder of an Allowed Other Unsecured Claim shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Other Unsecured Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     In any event, all Allowed Other Unsecured Claims in Class 5 that have become due and payable on or before the Effective Date (unless previously paid) will be paid in full, in Cash (with interest to the extent permitted by the Bankruptcy Court), on, or as soon as practicable after the Effective Date, or at such other time as is mutually agreed upon by the Debtor or the Reorganized Debtor, as the case may be, and the holder of such Claim, or if not due and payable on the Effective Date, such Claim will be reinstated and paid in full in accordance with its terms or otherwise rendered unimpaired.

     4.6  Class 6 - Subordinated Claims.

     Class 6 consists of all Subordinated Claims which shall be Allowed in the amount of $102,750,000.00. Class 6 is impaired. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Subordinated Claim as of the Distribution Record Date will receive its Ratable Proportion of the Subordinated Note New Common Stock Distribution Amount. Any securities, notes, instruments or documents evidencing the Subordinated Claims will be cancelled on the Effective Date.

     The payments and distributions to be made under the Plan to holders of Subordinated Notes shall be made to the Subordinated Indenture Trustee, which shall transmit such payments and distributions to holders of such Allowed Subordinated Claims.

     The professionals of the Unofficial Noteholders' Committee, Fried, Frank, Harris, Shriver & Jacobson and Chanin Capital Partners, LLC, will be paid, in Cash, their reasonable, unpaid fees and expenses incurred (whether incurred prior to or after the Petition Date) in accordance with the Engagement Letters on the Effective Date or as soon as practicable thereafter subject in each case to the prior approval of the Bankruptcy Court of the payment of such amounts pursuant to section 503(b) of the Bankruptcy Code or any other applicable section of the Bankruptcy Code.

     4.7  Class 7 - Old Preferred Stock Interests.

     Class 7 consists of all Allowed Old Preferred Stock Interests. Class 7 is impaired. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Old Preferred Stock Interest as of the Distribution Record Date will receive its Ratable Proportion of the 144,500 shares of New Common Stock. In addition, each holder of an Allowed Old Preferred Stock Interest may elect (but is not required) to purchase one Rights Offering Unit for every 625 shares of Series A Old Preferred Stock, one Rights Offering Unit for every 7 shares of Series B-1 Old Preferred Stock and one Rights Offering Unit for every
3.15 shares of Series B-2 Old Preferred Stock, in each case held by such holder pursuant to the terms of, and at the price specified in, the Rights Offering Procedures. Any holder of an Allowed Old Preferred Stock

Interest which so elects (a "Rights Offering Participant") shall be deemed to be have accepted the terms of the Rights Offering Procedures and shall be subject to all the terms and conditions thereof. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Old Preferred Stock Interest which has elected to become a Rights Offering Participant will receive the number of Rights Offering Units for which it has validly subscribed and paid the full purchase price. The Old Preferred Stock Interests will be cancelled on the Effective Date.

     4.8   Class 8 - Old Common Stock Interests.

     Class 8 consists of all Allowed Old Common Stock Interests. Class 8 is impaired. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Old Common Stock Interest as of the Distribution Record Date will receive its Ratable Proportion of the 355,500 shares of New Common Stock. In addition, each holder of an Allowed Old Common Stock Interest may elect (but is not required) to purchase one Rights Offering Unit for every 1,250 shares of Old Common Stock held by such holder pursuant to the terms of, and at the price specified in, the Rights Offering Procedures. Any holder of an Allowed Old Common Stock Interest which so elects (a "Rights Offering Participant") shall be deemed to be have accepted the terms of the Rights Offering Procedures and shall be subject to all the terms and conditions thereof. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Old Common Stock Interest which has elected to become a Rights Offering Participant will receive the number of Rights Offering Units for which it has validly subscribed and paid the full purchase price. The Old Common Stock will be cancelled on the Effective Date.

     4.9   Class 9 - Other Equity Interests.

     Class 9 consists of all Other Equity Interests. Class 9 is impaired. The Other Equity Interests will be cancelled on the Effective Date and no distribution will be made in respect thereof.

     4.10  Alternate Treatment for Holders of Allowed Claims.

     Notwithstanding the treatment provided for holders of Allowed Claims in
Section 4.5, the Reorganized Debtor and the holder of an Allowed Claim may agree to other treatment of such Class 5 Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such holder under Section 4.5 hereof.

Section 5 IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND UNIMPAIRED BY THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN

     5.1 Holders of Claims and Equity Interests Impaired by the Plan and Entitled to Vote.

     Each of Class 2 (Secured Bank Claims), Class 4 (Senior Debt Claims), Class 6 (Subordinated Claims), Class 7 (Old Preferred Stock Interests) and Class 8 (Old Common Stock Interests) is impaired by the Plan and the holders of Allowed Claims and Allowed Equity Interests in each of such Classes are entitled to vote to accept or reject the Plan.

     5.2 Holders of Claims and Equity Interests Not Impaired by the Plan and Conclusively Presumed to Have Accepted the Plan.

     Each of Class 1 (Priority Non- Tax Claims), Class 3 (Other Secured Claims) and Class 5 (Other Unsecured Claims) is unimpaired by the Plan and the holders of Claims in each of such Classes are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     5.3 Holders of Equity Interests Impaired by the Plan and Deemed Not to Have Accepted the Plan.

     Class 9 (Other Equity Interests) are impaired by the Plan and holders of Equity Interests in Class 9 will receive no distribution in respect thereof. Class 9 is deemed to have rejected the Plan. Accordingly, holders of Equity Interests in Class 9 are not entitled to vote to accept or reject the Plan and the votes of such holders will not be solicited.

     5.4  Non-consensual Confirmation.

     If any impaired Class of Claims or Interests entitled to vote shall not accept the Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code, or if any impaired Class of Claims or Equity Interests is deemed to reject the Plan, the Debtor reserves the right (a) to amend the Plan in accordance with section 13.2 hereof and/or (b) to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

Section 6  MEANS OF IMPLEMENTATION OF THE PLAN

     6.1  Issuance of New Securities.

     The issuance of the New Common Stock, the Convertible Preferred Stock and the New Warrants are hereby authorized without further act or action under applicable law, regulation, order or rule. Subject to the terms of the Purchase Agreements and the Rights Offering Procedures, the Reorganized Debtor is hereby authorized to enter into such agreements and documents and issue such instruments as may be necessary to effectuate the issuance of the New Common Stock, the Convertible Preferred Stock and the New Warrants, in each case reasonably acceptable to the Creditors' Committee, including the Certificate of Designation and the New Warrant Agreement.

     6.2  Amendment and Restatement of Credit Agreement.

     The entry of the Reorganized Debtor into an amended and restated Credit Agreement with the Banks on the terms set forth in the Amended Credit Agreement Term Sheet is authorized without further act or action under applicable law, regulation, order or rule. The Reorganized Debtor is hereby authorized to enter into such agreements and documents and issue such instruments as may be necessary to effectuate the entry of the Company into such amended and restated Credit Agreement, in form and substance reasonably acceptable to the Creditors' Committee.

     6.3  Termination of Subordination.

     The classification and manner of satisfying all Claims and Equity Interests under the Plan and the distributions hereunder take into consideration all contractual, legal and equitable subordination rights, whether arising under any agreement, general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against another holder of a Claim or Equity Interest with respect to any distribution made pursuant to this Plan. The Plan incorporates a proposed compromise and settlement relating to the operation of the subordination provisions contained in the Subordinated Indenture. The provisions of the Plan relating to the distribution of New Common Stock to Holders of Senior Debt Claims (Class 4) and Subordinated Claims (Class 6) reflect this compromise and settlement which, upon the Effective Date, shall be binding upon the Debtor, all Creditors and all persons receiving any payments or other distributions under the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such holder may have with respect to any distribution to be made pursuant to this Plan shall be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims and Allowed Equity Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

     6.4  Distributions.

     On the Effective Date or as soon as practicable thereafter, the Reorganized Debtor shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions of the New Common Stock, Rights Offering Units and Cash as provided in Section 4 hereof. Disputed Claims and Disputed Equity Interests shall be resolved in accordance with Section 8 hereof and, if a Disputed Claim or Disputed Equity Interest thereafter becomes an Allowed Claim or an Allowed Equity Interest by Final Order, distributions shall be made on account of such Claim or Equity Interest in accordance with Section
8.3 hereof.

     6.5  Cash Payments by the Debtor.

     On the Effective Date, the Debtor shall pay holders of Allowed Claims such Cash as is necessary to make the Cash distributions and any other Cash payments required hereunder.

     6.6  Cancellation of Existing Securities and Agreements.

     On the Effective Date, the Senior Notes, the Subordinated Notes, any documents and instruments which evidence the Senior Debt Claims and the Subordinated Claims, the Old Preferred Stock Interests, the Old Common Stock Interests and the Other Equity Interests shall (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of such Claims and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date and to allow the respective Senior Indenture Trustees and the Subordinated Indenture Trustee to retain all liens pursuant to the terms of the Senior Indentures and the Subordinated Indenture with respect to distributions hereunder, the Senior Indentures and the Subordinated Indenture shall be cancelled. Except as otherwise provided in the Plan, the Debtor, on the one hand, and the Senior Indenture Trustees or Subordinated Indenture Trustee, on the other hand, will be released from any and all obligations under the applicable Senior Indenture or Subordinated Indenture except with respect to the distributions required to be made to each such Senior Indenture Trustee or Subordinated Indenture Trustee as provided in the Plan or with respect to such other rights of such Senior Indenture Trustee or Subordinated Indenture Trustee that, pursuant to the terms of such Senior Indenture or Subordinated Indenture, survive the termination of such Senior Indenture or Subordinated Indenture.

     6.7   Corporate Action.

     (a)   Board of Directors of the Reorganized Debtor. On the Effective
Date, the operation of the Reorganized Debtor shall become the general responsibility of its Board of Directors, subject to, and in accordance with, the New Charter and the New By-Laws of the Reorganized Debtor. The initial Board of Directors of the Reorganized Debtor shall consist of seven members to be selected as follows: (i) the Creditors' Committee shall select four members, two of whom will be independent directors, and (ii) the New Equity Investors shall select two members. The seventh member of the initial Board of Directors of the Reorganized Debtor shall be the chairman and chief executive officer of the Reorganized Debtor. The members of the initial Board of Directors of the Reorganized Debtor shall be approved by the Board of Directors of the Debtor. The initial members of the Board of Directors of the Reorganized Debtor shall be disclosed a filing to be made with the Bankruptcy Court five Business Days prior to the Confirmation Hearing. The directors of the Debtor immediately prior to the Effective Date shall be deemed to have resigned as of the Effective Date and shall be replaced by the Board of Directors of the Reorganized Debtor.

     (b) Officers of the Reorganized Debtor. The initial officers of the Reorganized Debtor are or shall be disclosed in the Disclosure Statement or such other filing as may be made with the Bankruptcy Court prior to the Confirmation Date. The selection of officers of the Reorganized Debtor after the Effective Date shall be as provided in the New Charter and the New By-Laws.

     6.8   Restated Certificate of Incorporation.

     On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor shall file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL, the New Charter which shall, among other things, prohibit the Reorganized Debtor from creating, designating, authorizing or causing to be issued any class or series of non-voting stock. On the Effective Date, the New Charter shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of the Reorganized Debtor, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors or the officers of the Reorganized Debtor.

     6.9   Management Incentive Plan.

     On the Effective Date or as soon thereafter as is practicable, the Board of Directors of the Reorganized Debtor shall implement a management incentive plan containing: (i) a restricted stock plan for the officers of the Reorganized Debtor of 1,000,000 shares of New Common Stock (the "Restricted Stock Plan") which shall be awarded on the Effective Date or as soon thereafter as is practicable and (ii) an employee option allocation plan of 3,500,000 shares of New Common Stock (the "Employee Option Plan"). Under the Employee Option Plan, options will be granted as follows: (i) options for 2,000,000 shares will be awarded by the Board of Directors of the Reorganized Debtor on the Effective Date or as soon thereafter as is practicable with the exercise price of
(a) $5.28 per share for one-third of the options, (b) $6.08 per share for one-third of the options and (c) $6.86 per share for one-third of the options; and (ii) options for 1,500,000 shares will be awarded thereafter at the discretion of the Board of Directors of the Reorganized Debtor. The options under the Employee Option Plan and New Common Stock issuable under the Restricted Stock Plan to be awarded on the Effective Date or as soon as practicable thereafter will be vested as to 1/3 of the shares subject to the award on grant date and as to an additional 1/3 of the shares subject to the award on each of the first and second anniversaries of the grant date.

     6.10  Allocation of Plan Distributions Between Principal and Interest.

     To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

     6.11  Registration Rights Agreements.

     As of the Effective Date, the Reorganized Debtor and certain holders of New Common Stock shall enter into the common stock registration rights agreement, the form of which shall be filed with the Bankruptcy Court 10 Business Days prior to the Confirmation Hearing and will be attached hereto as Exhibit 7. As of the Effective Date, the Reorganized Debtor and certain holders of the Convertible Preferred Stock shall enter into the preferred stock registration rights agreement, the form of which is attached hereto as Exhibit 8.

Section 7  PROVISIONS GOVERNING DISTRIBUTIONS

      7.1  Date of Distributions.

     Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and if so completed shall be deemed to have been completed as of the required date.

     7.2   Disbursing Agents.

     Distributions to holders of Senior Notes shall be made by their respective Senior Indenture Trustees as Disbursing Agents for such holders. Distributions to holders of Subordinated Notes shall be made by the Subordinated Indenture Trustee as Disbursing Agent for such holders. All other distributions under the Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other entity designated by the Reorganized Debtor as a Disbursing Agent. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtor.

     7.3   Surrender of Instruments.

     Subject to the provisions of this section, as a condition to receiving any distribution under the Plan each holder of a Senior Note, Subordinated Note, Old Common Stock or Old Preferred Stock must surrender such Senior Note, Subordinated Note, Old Preferred Stock or Old Common Stock to the appropriate Disbursing Agent. Any holder of a Senior Note, Subordinated Note, Old Preferred Stock, or Old Common Stock that fails to (a) surrender such instrument or
(b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor and, if requested by the Reorganized Debtor, furnish a bond in form, substance, and amount reasonably satisfactory to the Reorganized Debtor before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

     The procedures by which Holders of Allowed Claims and Allowed Equity Interests in Class 4, 6, 7 or 8 surrender their Voting Securities and exchange such Voting Securities for New Common Stock shall be determined based upon the manner in which the Voting Securities were issued and the manner in which they are held, as set forth below.

     (i)      Voting Securities Held in Book-Entry Form

     Voting Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the systems of the applicable securities depository or The Depository Trust Company ("DTC").

     (ii)     Voting Securities in Physical, Registered, Certificated Form

     Each Holder of Voting Securities in physical, registered, certificated form will be required, promptly after the Confirmation Date, to deliver its physical certificates (the "Tendered Certificates") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent promptly after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement
(a "Letter of Transmittal").

     Any New Common Stock to be distributed pursuant to this Plan on account of any Allowed Claim or Allowed Equity Interest in Class 4, 6, 7 or 8 represented by a Voting Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.4 below.

     Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Voting Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Voting Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Voting Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. The Debtor reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

     (iii) Voting Securities in Bearer Form Held Through a Broker or Bank Participant in DTC

     Voting Securities held in bearer form through a broker or bank participant in DTC shall be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the securities depository holding such Voting Securities on behalf of the broker or bank.

     (iv)     Delivery of New Common Stock in Exchange for Voting Securities

     On the Effective Date, the Reorganized Debtor or the Disbursing Agent shall issue and authenticate the New Common Stock, and shall apply to DTC to make the New Common Stock eligible for deposit at DTC. With respect to Holders of Voting Securities who hold such Voting Securities through nominee accounts at bank and broker participants in DTC, the Disbursing Agent shall deliver the New Common Stock to DTC or to the registered address specified by DTC. DTC (or its depositary) shall return the applicable Voting Securities to the Disbursing Agent for cancellation.

     The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Voting Securities for the New Common Stock by crediting the accounts of its participants with the New Common Stock in exchange for the Voting Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Voting Securities through such firms. Neither the Reorganized Company nor the Disbursing Agent shall have any responsibility or liability in connection with DTC's or such participants' effecting, or failing to effect, such exchanges.

     Holders of Voting Securities holding such Voting Securities outside DTC will be required to surrender their Voting Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section 7.3(ii)). The Disbursing Agent shall forward New Common Stock on account of such Voting Securities to such Holders.

     7.4   Delivery of Distributions.

     Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as set forth on the books and records of the Debtor or its agents, unless the Debtor has been notified in writing of a change of address. In the event that any distribution to any holder is returned as undeliverable, the appropriate Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the appropriate Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtor, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

     7.5   Manner of Payment Under the Plan.

     At the option of the appropriate Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     7.6   Fractional Shares.

     No fractional shares of the New Common Stock shall be distributed. When any distribution pursuant to the Plan on account of an Allowed Claim or an Allowed Equity Interest would otherwise result in the issuance of New Common Stock that is not a whole number of shares, the actual distribution of New Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number of shares; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a Class of Claims or Equity Interests will be adjusted as necessary to account for the rounding provided for in this section. No consideration will be provided in lieu of fractional shares that are rounded down.

     7.7   Setoffs and Recoupment.

     The Debtor may, but shall not be required to, set off against, or recoup from, any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

     7.8   Distributions After Effective Date.

     Distributions made after the Effective Date to holders of Disputed Claims or Disputed Equity Interests that are not Allowed Claims or Allowed Equity Interests as of the Effective Date but which later become Allowed Claims or Allowed Equity Interests shall be deemed to have been made on the Effective Date.

     7.9   Rights and Powers of Disbursing Agents.

     (a) Powers of the Disbursing Agents. Each Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agents by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agents to be necessary and proper to implement the provisions hereof.

     (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agents shall be paid in Cash by the Reorganized Debtor.

     7.10  Exculpation.

     The Company, the Unofficial Noteholders' Committee, each of the members of the Unofficial Noteholders' Committee, the Creditors' Committee, each of the members of any official creditors' committee (if appointed), the Disbursing Agents and each of their respective members, partners, officers, directors, employees and representatives (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any person for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the formulation, preparation, implementation or consummation of the Plan, including the prepetition negotiations with respect thereto, the administration of the Plan or the property to be distributed under the Plan or the Chapter 11 Case or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with the Chapter 11 Case, except for willful misconduct or gross negligence as determined by a Final Order after exhaustion of all rights of appeal, reconsideration or rehearing and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the Chapter 11 Case.

     7.11  Retention of Ballots.

     Each custodian bank, agent, broker, or other nominee for voting on behalf of beneficial owners of Voting Securities or registered holders who are beneficial owners of Voting Securities shall retain all ballots for possible inspection for a period of at least two years following the Effective Date.

Section 8 PROCEDURES FOR TREATING DISPUTED CLAIMS AND DISPUTED EQUITY INTERESTS UNDER THE PLAN

     8.1   Disputed Claims Process.

     Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor (in consultation with the Creditors' Committee) or the Reorganized Debtor shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims or Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or the Reorganized Debtor shall file all objections to Administrative Expense Claims, Claims or Equity Interests that are the subject of proofs of claim or interests or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holders of the Administrative Expense Claims, Claims or Equity Interests as to which the objections are made as soon as is practicable, but in no event later than (a) one hundred twenty (120) days after the Effective Date or the date on which a proof of claim or interest or request for payment is filed with the Bankruptcy Court or (b) such later date as may be determined by the Bankruptcy Court upon a motion which may be made without further notice or hearing.

     8.2   No Distributions Pending Allowance.

     Notwithstanding any other provision hereof, if any portion of a Claim or Equity Interest is Disputed, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

     8.3   Distributions After Allowance.

     To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the applicable Disbursing Agent shall provide to the holder of such Claim or Equity Interest the distribution to which such holder is entitled under the Plan as if the Disputed Claim or Disputed Equity Interest had been an Allowed Claim or Allowed Equity Interest on or prior to the Effective Date, without any post-Effective Date interest thereon.

Section 9  PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.1   Assumption or Rejection of Contracts and Leases.

     This Plan constitutes a motion by the Debtor to assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that, prior to the Effective Date, (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is included on the Contract Rejection Schedule or (c) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtor. For purposes hereof, each executory contract and unexpired lease listed on the Contract Rejection Schedule that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Contract Rejection Schedule and
(ii) executory contracts or unexpired leases appurtenant to the premises listed on the Contract Rejection Schedule including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements is assumed.

     9.2   Cure of Defaults in Connection with Assumption.

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 365(b)(l) of the Bankruptcy Code, at the option of the Debtor or the Reorganized Debtor, as the case may be: (a) by payment of the cure amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

     If there is a dispute regarding: (i) the amount of any cure payments;
(ii) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

     9.3   Amendments to Schedule; Effect of Amendments.

     Pursuant to the Plan, the Debtor shall assume each of the executory contracts and unexpired leases except as provided for in Section 9.1 hereto; provided, that the Debtor may at any time on or before the first Business Day before the date of the commencement of the Confirmation Hearing amend the Contract Rejection Schedule (with the prior written consent of the Creditors' Committee which consent shall not be unreasonably withheld) to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Debtor shall provide notice of any amendments to the Contract Rejection Schedule to the parties to the executory contracts or unexpired leases affected thereby and the Creditors' Committee. The fact that any contract or lease is scheduled on the Contract Rejection Schedule shall not constitute or be construed to constitute an admission by the Debtor that the Debtor has any liability thereunder.

     9.4   Bar to Rejection Damage Claims.

     In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor or its properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the entry of an order by the Bankruptcy Court, which may be the Confirmation Order, authorizing rejection of a particular executory contract or lease. Within five Business Days after entry of the Confirmation Order, the Debtor shall serve upon any nondebtor party to a rejected executory contract or unexpired lease a notice of rejection which shall include the date by which such party may file a proof of claim with respect to such rejection.

     9.5   Indemnification Obligations.

     The obligations of the Debtor pursuant to, or under, its certificate of incorporation, bylaws, contract, applicable state law or otherwise to indemnify its directors and officers who were or are directors or officers, respectively, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan.

Section 10 CONDITIONS PRECEDENT TO CONFIRMATION DATE AND EFFECTIVE DATE

     10.1  Conditions to Confirmation Date.

     The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to
Section 10.3 of the Plan:

     (a) The class of holders of Senior Debt Claims (Class 4) shall have voted to accept the Plan by the requisite majorities provided in Section 1126(c) of the Bankruptcy Code;

     (b) The Plan and all exhibits thereto shall be in form and substance satisfactory to the Creditors' Committee in all respects (other than the Amended Credit Agreement Term Sheet, New Charter and New By-Laws which need only be reasonably satisfactory to the Creditors' Committee) and shall be filed with the Bankruptcy Court at least 10 Business Days prior to the Confirmation Hearing; and

     (c) A finding shall have been made by the Bankruptcy Court, which may be in the Confirmation Order, determining that there are no Bondholder Litigation Claims or Stockholder Litigation Claims with respect to the Chapter 11 Case.

     10.2  Conditions Precedent to Effective Date of the Plan.

     The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

     (a) The Confirmation Order, in form and substance satisfactory to the Debtor and the Creditors' Committee, shall have been entered by the Clerk of the Bankruptcy Court and such Order shall have become a Final Order;

     (b) All other actions and all agreements, instruments or other documents (in form and substance satisfactory to the Creditors' Committee except as set forth below) necessary to implement the terms and provisions hereof shall have been effected;

     (c) Any amendment to, or modification of the Credit Agreement, including any amendment pursuant to the Amended Credit Agreement Term Sheet, shall be on terms and conditions reasonably satisfactory to the Creditors' Committee;

     (d) The Purchase Agreements shall be in full force and effect and all conditions therein to the obligation of the New Equity Investors to purchase the Convertible Preferred Stock and the New Warrants shall have been satisfied or waived, including the execution and delivery of such agreements, documents and instruments contemplated therein;

     (e) The Rights Offering Deadline, including any extensions thereto, shall have passed;

     (f) The Company shall have used its reasonable best efforts to reduce its capital lease obligations which arise prior to December 31, 2004;

     (g) The statutory fees owing to the United States Trustee shall have been paid in full;

     (h) Any alteration or interpretation of any term or provision of the Plan by the Bankruptcy Court pursuant to Section 13.2 of the Plan shall be reasonably acceptable to the Debtor and the Creditors' Committee; and

     (i) The Debtor shall have received all authorizations, consents, regulatory approvals that are determined to be necessary to implement the Plan.

     10.3  Waiver of Conditions Precedent.

     Each of the conditions precedent in Section 10.1 and 10.2 hereof other than Sections 10.1(a), 10.2(d), 10.2(g) and 10.2(i) may be waived, in whole or in part, by the Debtor, with the prior written consent of the Creditors' Committee. Any such waivers of a condition precedent in Section 10.1 and 10.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor and the Creditors' Committee).

     10.4  Effect of Failure of Conditions.

     In the event that one or more of the conditions specified in Section 10.2 of the Plan have not occurred on or before 90 days after the Confirmation Date or have not been waived pursuant to Section 10.3 hereof, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceeding involving the Debtor.

Section 11  EFFECT OF CONFIRMATION

     11.1  Vesting of Assets.

     On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

     11.2  Binding Effect.

     Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

     11.3  Discharge of Debtor.

     Except to the extent otherwise provided herein, the treatment of all Claims against or Equity Interests in the Debtor hereunder shall be in exchange for and in complete satisfaction, discharge and release of all (a) Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, and (b) all Claims against and interests in the Debtor's estate or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided hereunder. Except as otherwise provided herein, all entities shall be precluded from asserting against the Debtor or the Reorganized Debtor or their respective properties or interests in property any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

     11.4  Term of Injunctions or Stays.

     Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     11.5  Indemnification Obligations.

     Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend or reimburse directors or officers who were or are directors or officers of the Debtor, respectively, against any claims or causes of action as provided in the Debtor's certificates of incorporation, bylaws, applicable state law or contract shall survive confirmation of the Plan, remain unaffected thereby and not be discharged.

     11.6  Debtor Releases.

     On the Effective Date, for good and valuable consideration, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive or discharge any claims and causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor that could have been asserted by or on behalf of the Debtor or its Estate or the Reorganized Debtor, against the present and former officers and directors of the Debtor and its direct and indirect subsidiaries, the Unofficial Noteholders' Committee, each member of the Unofficial Noteholders' Committee, the Creditors' Committee, each member of the official committee of unsecured creditors appointed in the Chapter 11 Case (as constituted on August 9, 2002), the Senior Indenture Trustee, the Subordinated Indenture Trustee and each of their and the Company's respective officers, directors, employees, attorneys, financial advisors, accountants, and agents.

     On the Effective Date, for good and valuable consideration, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive and discharge all claims and causes of action and liabilities (other than the rights of the Debtor or the Reorganized Debtor to enforce the Subscription Agreements and the Purchase Agreements, the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes of action arising under or in connection with actions taken or omitted to be taken by ITC Holding Company, Inc. or SCANA Corporation under the Investment Agreement), that could have been asserted by or on behalf of the Debtor or its Estate or the Reorganized Debtor against ITC Holding Company, Inc., SCANA Corporation or their respective officers, directors, employees and affiliates.

     11.7  Voluntary Releases.

     On the Effective Date, each holder of the Senior Notes and the Subordinated Notes that voted to accept the Plan in consideration for the obligations of ITC Holding Company, Inc. and SCANA Corporation under the Subscription Agreements and the Purchase Agreements will be deemed to release, waive and discharge all claims, causes of action or liabilities (other than the right to enforce the Subscription Agreements and the Purchase Agreements), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes or action arising under or in connection with actions taken or omitted to be taken by ITC Holding Company, Inc. or SCANA Corporation under the Investment Agreement), against the current and former officers and directors of the Debtor, ITC Holding Company, Inc., SCANA Corporation and their respective officers, directors, employees and affiliates; provided that this provision shall not be binding on any holder of Senior Notes or Subordinated Notes that has elected on the ballot to withhold its consent to this provision.

     11.8  Committees.

     From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code and their duly appointed successors shall continue to serve. On the Effective Date, the Creditors' Committee and any other committee appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code (including, without limitation, attorneys, investment advisors, accountants and other professionals) shall be released and discharged from their respective fiduciary obligations, duties and responsibilities.

Section 12  RETENTION OF JURISDICTION

     The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

     (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

     (b) To determine any and all adversary proceedings, applications and contested matters.

     (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein.

     (d) To hear and determine any timely objections to Administrative Expense Claims or to Claims and Equity Interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part.

     (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

     (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

     (g) To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

     (h) To hear and determine all applicatio ns under sections 330, 33l and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

     (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

     (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

     (k) To hear any other matter not inconsistent with the Bankruptcy Code.

     (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section 11.3 hereof.

     (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

     (n) To recover all assets of the Debtor and property of the Debtor's estate, wherever located.

     (o) To enter a final decree closing the Chapter 11 Case.

Section 13  MISCELLANEOUS PROVISIONS

     13.1  Payment of Statutory Fees.

     All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective

Date. Any such fees accrued after the Effective Date shall be paid in the ordinary course of the Reorganized Debtor's business as required by statute.

     13.2  Modification of Plan.

     Subject to the limitations contained herein, (1) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order and (2) after the entry of the Confirmation Order, the Reorganized Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect of omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan; provided, however, that the Debtor may make a material amendment of or modification to the Plan only with the approval of Holders of a majority in Claim amount in each Class entitled to vote to accept or reject the Plan.

     13.3  Section 1146 Exemption.

     Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed or trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtor of owned property or assets pursuant to Section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtor of unexpired leases of non-residential real property pursuant to Section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax law.

     13.4  Preservation of Rights of Action.

     Except as otherwise provide in the Plan, Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may exclusively prosecute and enforce any cause of action or rights to payment of claims that the Debtor, Reorganized Debtor or its estate may hold against any person. The Reorganized Debtor shall retain and may prosecute and enforce all defenses, counterclaims and rights against all Claims and Equity Interests asserted against the Debtor, the Reorganized Debtor or their respective estates.

     13.5  Retiree Benefits.

     From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to pay all retiree benefits (if any) (as defined in section 1114 of the Bankruptcy Code) at the level established by section 1114(e)(1)(B) or (g) of the Bankruptcy Code at any time prior to the Confirmation Date and for the duration of the period (if any) that the Debtor has obligated themselves to provide such benefits.

     13.6  Administrative Expenses Incurred After the Confirmation Date.

     Administrative expenses incurred by the Debtor or the Reorganized Debtor after the Confirmation Date, including (without limitation) Claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or the Reorganized Debtor, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no Claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

     13.7  Section 1125(e) of the Bankruptcy Code.

     As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of the members of the Unofficial Noteholders' Committee and any official creditors' committee (if appointed) (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

     13.8  Compliance with Tax Requirements.

     In connection with the consummation of the Plan, the Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

     13.9  Severability of Plan Provisions.

     In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provid e that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

     13.10  Notices.

     For any notice, request, or demand to or upon the Debtor to be effective, it shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     If to the Debtor or the Reorganized Debtor:

                           ITC/\DeltaCom, Inc.
                           1791 O.G. Skinner Drive
                           West Point, Georgia 31833
                           Attn: Douglas Shumate
                           Chief Financial Officer
                           Telephone: (706) 385-8000
                           Telecopier: (706) 385-8801

                           and

                           Latham & Watkins
                           885 Third Avenue, Suite 1000
                           New York, New York 10022
                           Attn: Martin N. Flics, Esq.
                           Telephone: (212) 906-1200
                           Telecopier: (212) 751-4864

                           and

                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           P.O. Box 551
                           Wilmington, Delaware 19899
                           Attn: Mark D. Collins, Esq.
                           Telephone: (302) 651-7700
                           Telecopier: (302) 651-7701

     If to the Creditors' Committee:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Attn: George B. South III, Esq.
                           Vivek Melwani, Esq.
                           Telephone: (212) 859-8000
                           Telecopier: (212) 859-4000

                           and

                           Blank Rome Comisky & McCauley LLP
                           Chase Manhattan Centre
                           1201 Market Street, Suite 800
                           Wilmington, Delaware 19801
                           Attn: Mark J. Packel, Esq.
                           Telephone: (302) 425-6400
                           Telecopier: (302) 438-6464

     13.11  Governing Law.

     Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enfo rced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

     13.12  Binding Effect.

     The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtor.

     Dated: October 15, 2002

                                     ITC/\DELTACOM, INC., a Delaware corporation

                                     By:     /s/
                                        ----------------------------------------
                                        Douglas Shumate
                                        Chief Financial Officer

                                    EXHIBIT 1
                                    ---------


                       Amended Credit Agreement Term Sheet

                               ITC/\DELTACOM, INC.
                  Proposed Amendment and Restatement to Senior
            Secured Credit Facilities (the "Restructured Facilities")
                        Term Sheet Dated August 22, 2002

     The terms set out in this Term Sheet do not constitute a commitment to amend the Existing Credit Agreement (as defined below). Any amendment of the Existing Credit Agreement is subject to, inter alia, credit committee approval of the Lenders and satisfactory documentation. Unless otherwise stated in this Term Sheet it is intended that the provisions of the Existing Credit Agreement will not be amended. Any defined terms used herein and not otherwise defined shall have the meaning set forth in the Existing Credit Agreement.

Borrower:                     Interstate FiberNet, Inc.

Lenders: The Lenders under the Credit Agreement, dated as of April 5, 2000, as amended (the "Existing Credit Agreement").

Administrative Agent:         Morgan Stanley Senior Funding, Inc.

Amount (the "Loans"):         Term Loans in the principal amount
                              outstanding of all principal and interest due under the Existing Credit Agreement as of the Closing Date.

Use of Proceeds:              To finance the working capital and other
                              general corporate purposes of the Borrower in the ordinary course of business.

Closing Date:                 The occurrence of the effective date of a
                              plan of reorganization (the "Plan") of
                              ITC/\DeltaCom, Inc. (the "Parent") in
                              substantially the form set forth in Annex A hereto.

Maturity Date:                June 30, 2006.

Scheduled Amortization:       As set forth in the Existing Credit Agreement;
                              provided, that commencing on September 30, 2005, the principal amount payable on each installment date shall be $5,000,000 to be applied ratably to Tranche 1 Term B Advances and the Tranche 2 Term B
                              Advances.

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

EBITDA: As set forth in the Existing Credit Agreement, provided, however, that it shall be amended to add back (a) non-cash charges including, but not limited to, asset impairment charges, (b) future restructuring charges (y) of the existing assets of the Borrower (on a consolidated basis) that are recognized and paid within 4 months of a restructuring event, and (z) for any permitted merger or acquisition that are recognized and paid within 9 months of the acquisition event, and have an annual benefit that exceeds the applicable charges when recorded as measured on an individual basis, and (c) restructuring costs being incurred as part of the current restructuring effort, including under or in connection with the Plan.

Interest Rate:                     LIBOR plus 400.0 bps, subject to the
                                   following pricing grid, based on Senior
                                   Debt/LTM EBITDA (as defined in "Financial
                                   Covenants" below, with EBITDA computed as indicated in "EBITDA" above) to be measured on a quarterly basis:

                                   ****4.00x LIBOR + 525.0
                                   ****3.50x LIBOR + 475.0
                                   ****3.25x LIBOR + 425.0
                                   ****3.00x LIBOR + 400.0
                                   ****2.50x LIBOR + 375.0
                                      *2.50x LIBOR + 350.0

                                   The Applicable Margin for Base Rate Advances shall be 100 bps less in each case set forth above. Senior Debt shall mean all outstanding senior secured indebtedness of the Borrower; provided, however, that Senior Debt shall exclude any obligations of the Borrower owing to Southern Telecom, Inc. provided that annual capitalized lease payments are less than $1,500,000.

Collateral:                        The Lenders for the Tranche 1 Term B Facility
                                   and for the Tranche 2 Term B Facility shall share ratably in all Collateral granted under the Security Agreement.

*    Less Than
**** Greater Than or equal To

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

   Mandatory Prepayment Provisions:           100% of (i) any insurance proceeds
                                              (other than insurance proceeds
                                              from equipment securing the GECC
                                              Capital Lease or the NTFC Capital
                                              Lease, as defined below), subject
                                              to reinvestment as set forth in
                                              the Existing Credit Agreement, for
                                              amounts in excess of $500,000;
                                              provided, that, upon receipt of
                                              any insurance proceeds in excess
                                              of $500,000 on account of damaged
                                              equipment (other than equipment
                                              securing the GECC Capital Lease
                                              and the NTFC Capital Lease), the
                                              Borrower shall immediately deposit
                                              such proceeds in a segregated
                                              account pledged to the Lenders
                                              (provided, however, that if any
                                              portion of such proceeds deposited
                                              are properly attributable to the
                                              GECC Capital Lease or the NTFC
                                              Capital Lease, the funds shall be
                                              held in trust for the benefit of
                                              GECC or NTFC, respectively), and
                                              the Borrower may, within one year
                                              thereof, elect to use such
                                              proceeds to purchase replacement
                                              equipment upon delivery of
                                              supporting documentation
                                              satisfactory to the Administrative
                                              Agent evidencing the cost and
                                              proposed use of such replacement
                                              equipment; (ii) proceeds from
                                              asset sales, subject to
                                              reinvestment as set forth in the
                                              Existing Credit Agreement, for
                                              amounts in excess of $500,000; and
                                              (iii) sweep of Excess Cash Flow,
                                              as set forth in the Existing
                                              Credit Agreement, provided, that
                                              the threshold therefor shall be
                                              reduced from $10 million to $5
                                              million; provided, further, that
                                              Excess Cash Flow shall be defined
                                              to subtract (A) principal payments
                                              under the Capitalized Lease (the
                                              "GECC Capital Lease") with General
                                              Electric Capital Corporation
                                              ("GECC") and the Capitalized Lease
                                              (the "NTFC Capital Lease") with
                                              NTFC Capital Corporation ("NTFC")
                                              and (B) all optional prepayments
                                              and all scheduled principal
                                              payments made in respect of the
                                              Loans; and 33.3% of the proceeds
                                              received from any equity offering
                                              (except with respect to (1) the
                                              Equity Raise, as defined below, or
                                              the proceeds of any

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                                offering of common stock by the
                                                Parent applied to the
                                                refinancing of the 8% series A
                                                convertible redeemable preferred
                                                stock issued in connection with
                                                the Equity Raise at not more
                                                than 100% of liquidation value
                                                plus accrued dividends; or (2)
                                                upon the exercise of options
                                                under the Parent's stock option
                                                plans) occurring on or after
                                                September 30, 2004.

                                                (i) Until NTFC and GECC have
                                                received payment of an aggregate
                                                of $6 million under the NTFC
                                                Capital Lease and the GECC
                                                Capital Lease from the sources
                                                referred to in Section 1(a)(ii)
                                                of the Amendment to the
                                                Schedules and the Lease relating
                                                to the NTFC Capital Lease and
                                                the GECC Capital Lease in the
                                                form which has been delivered by
                                                the Company to the
                                                Administrative Agent (the
                                                "Capital Lease Amendment"), the
                                                Lenders shall receive 75% of the
                                                net advance payments received by
                                                the Borrower under indefeasible
                                                right to use ("IRU") agreements
                                                relating to excess raised floor
                                                space at e/\deltacom entered
                                                into by the Borrower after the
                                                date of this Term Sheet and (ii)
                                                thereafter, the Lenders shall
                                                receive 100% of such IRU net
                                                advance payments.

Optional Prepayment Provisions:                 The Borrower may prepay, in full
                                                or in part, the Loans without
                                                penalty or premium; provided,
                                                however, that each partial
                                                prepayment shall be in an amount
                                                of $500,000 or an integral
                                                multiple of $500,000 in excess
                                                thereof.

Application of Prepayments:                     As set forth in the Credit
                                                Agreement.

Representations and Warranties:                 Customary and appropriate for
                                                transactions of this type.

Affirmative Covenants:                          Affirmative covenants
                                                (applicable to the Borrower and
                                                the Parent, as relevant) as set
                                                forth in the Existing Credit
                                                Agreement, including without
                                                limitation, compliance with
                                                laws, compliance with material
                                                contracts, delivery of monthly
                                                and other

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                           financial statements, forecasts and
                                           information as requested by the
                                           Lenders, including, without
                                           limitation, delivery of certificates
                                           as may be required herein, payment of
                                           items set forth in an agreed upon
                                           budget, maintenance of existence and
                                           material rights and privileges,
                                           maintenance of insurance and right to
                                           inspect property and books and
                                           records, and covenant to meet with
                                           representatives of the Lenders.
                                           Obligation to grant a first priority
                                           security interest in (i) any five
                                           Unencumbered Parcels /1/ currently
                                           owned by the Borrower or the Parent,
                                           (ii) any after-acquired Unencumbered
                                           Parcel with a value per parcel in
                                           excess of $1,000,000; and (iii) any
                                           currently owned Unencumbered Parcel,
                                           once incrementally improved, such
                                           that the value per parcel of any such
                                           Unencumbered Parcel exceeds
                                           $1,000,000.

Financial Covenants:                       Reported quarterly and measured for
                                           compliance purposes at each fiscal
                                           year-end, maximum capital
                                           expenditures shall not exceed (i) for
                                           the FYE 2002, $42 million (exclusive
                                           of any expenses classified as
                                           "Changes in Accounts Payable:
                                           Capital- Related") and (ii) for each
                                           fiscal year thereafter, the greater
                                           of (A) LTM EBITDA (with EBITDA
                                           computed as indicated in "EBITDA"
                                           above) less the sum of (x) LTM cash
                                           interest expense, plus (y) scheduled
                                           principal amortization of the Loans,
                                           the GECC Capital Lease and the NTFC
                                           Capital Lease (1) for the prior 12-
                                           month period until December 31, 2003
                                           and (2) for the forward 12-month
                                           period thereafter, and (B) $ 10
                                           million until December 31, 2003 and $
                                           15 million each year thereafter until
                                           the Maturity Date. Such amount shall
                                           be defined as the "Maximum Capital
                                           Expenditure."

-------------------
/1/ Unencumbered Parcels shall mean those parcels of real property that have not been pledged as collateral under the Existing Credit Agreement whether or not such parcels have been pledged to secure other indebtedness or may be the subject of other third party liens.

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                       Solely for the formulation of the Maximum
                                       Capital Expenditure, scheduled principal amortization of the Loans, the GECC Capital Lease and the NTFC Capital Lease for the forward 12-month period (a) at December 31, 2004, shall be deemed not to have exceeded $20 million and (b) at December 31, 2005, shall be deemed not to have exceeded $30 million. To the extent that the Borrower's actual capital expenditures in any fiscal year are less than the Maximum Capital Expenditure, the Borrower may increase capital expenditures for the subsequent fiscal year by an amount equal to the difference (such amount not to exceed $5 million) between the Maximum Capital Expenditure and the actual capital expenditures for such prior fiscal year. For the purposes hereof, capital expenditures shall not include (i) any commitment violation fee or other penalty payment made by the Borrower to Nortel Networks, Inc. in an aggregate amount up to $4 million in 2003; (ii) any contingent payments to the Southern Telecom, Inc.; and (iii) any payment made in respect of that certain litigation arising from usage of rights of way granted to the Borrower by Mississippi Power Company, provided that, to the extent that such proposed payment referred to in clause (iii) is equal to or greater than $5 million, the Borrower shall deliver to the Agent prior to the payment of any such amount a verified certificate stating that the Borrower will not have less than $11.5 million in cash and cash equivalents (excluding any insurance proceeds deposited for application as described in clause (i) of "Mandatory Prepayment Provisions" above) after making the proposed payment. If the Borrower is not in compliance with the Maximum Capital Expenditure covenant, then Borrower shall have 60 days to reduce the outstanding principal amount of the Loans in an amount equal to the difference

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                       between actual capital expenditures and
                                       the Maximum Capital Expenditure.

                                       Commencing with the quarter ended
                                       September 30, 2002, to be measured (x)
                                       quarterly to Maturity, (y) on an
                                       incurrence basis (based on the amount
                                       committed) in connection with any
                                       proposed Senior Debt financing, and (z)
                                       on the date of any proposed drawdown of
                                       any Senior Debt financing, the Senior
                                       Debt/LTM EBITDA ratio shall not exceed
                                       (i) 4.5x with respect to any such test
                                       date during the period commencing July 1, 2002 and ending December 31, 2002, and
                                       (ii) 4x thereafter, provided that, if
                                       Senior Debt/LTM EBITDA exceeds the
                                       applicable ratio on any such test date,
                                       then Borrower shall have 60 days to
                                       reduce the outstanding principal amount
                                       of the Loans such that Senior Debt/LTM
                                       EBITDA no longer exceeds such ratio.

                                       Solely for the purpose of computing LTM
                                       EBITDA for the Senior Debt/LTM EBITDA
                                       ratio (including, without limitation, in connection with the financial covenant test in the immediately preceding paragraph and the calculation of the applicable interest rate under the section entitled "Interest Rate" above), LTM EBITDA may, at the Borrower's sole option, be adjusted to account for any reduction in LTM EBITDA resulting from lost revenue from Primary Rate Interface ("PRI") and IFN accounts related to the sale of capacity along the fiber network during the period from and after December 31, 2002, until the close of each period in the aggregate up to the amounts (on an LTM basis) as set forth below:

                                       4Q/2002           $ 1.9 million
                                       1Q/2003           $ 3.9 million
                                       2Q/2003           $ 5.8 million
                                       3Q/2003           $10.0 million
                                       4Q/2003           $ 7.8 million
                                       1Q/2004           $ 7.3 million
                                       2Q/2004           $ 3.1 million.

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002


                                      Borrower shall produce a quarterly report, commencing on December 31, 2002, setting forth all of the Borrower's IFN and PRI revenues by circuit (or as otherwise agreed). Any adjustments to LTM EBITDA (only to the extent that lost revenue exceeds new revenue) shall be calculated on a pro-rated net revenue basis multiplied by the Standard Margin (as defined below), for the applicable reporting period pursuant to a compliance schedule satisfactory to the
                                      Administrative Agent. The Standard Margin shall be 90%.

                                      In the event the Borrower reverses any
                                      previously announced restructuring charge, it shall be required to demonstrate retroactive compliance with such covenant for the affected periods.

Negative Covenants:                   Negative covenants (applicable to the
                                      Borrower and the Parent) as set forth in the Existing Credit Agreement; provided, however, that

                                      (i)   Section 5.02(a)(v) shall be amended
                                      to limit the permitted liens securing
                                      indebtedness thereunder to $150,000,000
                                      (subject to the tests set forth in
                                      "Financial Covenants") which may be used
                                      (A) for working capital purposes up to $20 million, and (B) for the purpose of financing acquisitions, subject to (with respect to each such acquisition) (1) completion of third party valuation(s), reasonably acceptable to the
                                      Administrative Agent, demonstrating that the value of the acquired assets or the acquired enterprise, less the ascribed value of any intangibles, will be equal to or greater than the aggregate Senior Debt to be secured by such acquired assets or enterprise, (2) delivery to the Administrative Agent of a certificate and appropriate supporting documentation, reasonably satisfactory to the Administrative Agent, demonstrating pro

                              ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                           forma compliance (after giving effect
                                           to any such acquisition) with the
                                           Senior Debt/LTM EBITDA covenant
                                           (without any adjustments as may
                                           otherwise be permitted herein, but
                                           inclusive of identifiable
                                           cost-savings to be realized within a
                                           period not to exceed 9 months from
                                           closing and acceptable to the
                                           Administrative Agent), and (3) upon
                                           the first anniversary of the closing
                                           of each such acquisition,
                                           documentation evidencing material
                                           compliance with the cost-savings set
                                           forth in the pro forma forecasts
                                           described in (2) herein;

                                           (ii)  Section 5.02(d) shall be
                                           amended to include any material
                                           acquisition of the assets of any
                                           other Person and any proposed
                                           transaction thereunder that shall be
                                           in compliance with the limitations
                                           set forth in subsection (i) above;

                                           (iii) Section 5.02(f)(ii) shall be
                                           amended to limit the amount
                                           thereunder to $1,000,000;

                                           (iv)  Section 5.02(f)(v) shall be
                                           amended to require the consent of the
                                           Administrative Agent to the extent
                                           that the aggregate cash amount to be
                                           invested may exceed $10 million;

                                           (v)   Section 5.02(g) shall be
                                           amended to permit, in the absence of
                                           an Event of Default, upstream
                                           payments only for the purpose of
                                           making regularly scheduled payments
                                           on the indebtedness of the Parent and
                                           not any prepayments, any payments to
                                           retire any indebtedness of the Parent
                                           prior to its originally scheduled
                                           maturity, or any dividends,
                                           redemption payments or any similar
                                           transfer of value on account of any
                                           equity interests of the Parent
                                           (subject to the permitted equity
                                           refinancing of the securities issued
                                           pursuant to the Equity Raise set
                                           forth in "Mandatory Prepayment
                                           Provisions" above);

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                   (vi)   For the avoidance of doubt, Section
                                   5.02(p) shall be amended to include as a Material Contract the agreements and documents governing the redemption features of the 8% series A convertible redeemable preferred stock issued in connection with the Equity Raise, except in the event of a sale of any of the Loan Parties;

                                   (vii)  Section 1.01 shall be amended to
                                   exclude from the definition of "Debt" the securities to be sold in the Equity Raise and the securities issuable as payment- in-kind dividends on such securities; and

                                   (viii) the Existing Credit Agreement shall otherwise be amended to the extent necessary to permit consummation of the Plan and any Events of Default or Defaults purported to result from such consummation shall be waived.

Conditions Precedent:              Customary and appropriate for transactions of
                                   this type, including without limitation, (i) execution and delivery of satisfactory definitive financing and other customary documentation, (ii) obtaining necessary third party approvals (if any), (iii) approval in form and substance of the Plan by the Lenders, (iv) evidence of the existence of control and cash management agreements in form and substance satisfactory to the Lenders, (v) Borrower shall not have filed for bankruptcy protection, and (vi) the occurrence of the effective date of the Plan.

                                   The Parent shall have received not less than $30 million gross cash proceeds, less applicable fees and expenses incurred in the issuance of the securities, from the sale of its equity securities (the "Equity Raise") on terms set forth in the Plan, and the proceeds therefrom shall have been contributed to the Borrower.

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                    The Capital Lease Amendment shall have
                                    become effective.

                                    The Parent's senior notes and convertible subordinated notes and preferred capital stock shall have been restructured in accordance with the Plan.

                                    The restructuring transaction costs
                                    contemplated by the Plan shall have been paid on or before the Closing Date.

Rating Requirement:                 Within 60 days of the request of the Agent,
                                    the Borrower shall use its reasonable best efforts, at the Borrower's sole cost and expense, to cause the Loans contemplated by this Term Sheet to be rated by up to two independent agencies selected by the Agent for the period through the Maturity Date.

Annual Agency Fee:                  $100,000 payable on the Closing Date and on
                                    each anniversary thereof until the Maturity
                                    Date; provided, that the Borrower shall
                                    receive a credit for any such agency fees previously paid during 2002.

Default Rate:                       2% over the otherwise applicable rate.

Costs and Expenses:                 The Borrower will reimburse the
                                    Administrative Agent for the costs and
                                    expenses (including reasonable fees and
                                    expenses of attorneys and financial
                                    advisors) incurred in connection with the transaction; provided, that no fees and expenses of financial advisors incurred after the Closing Date shall be required to be reimbursed in the absence of an Event of Default.

Events of Default:                  As provided in the Existing Credit
                                    Agreement; provided that, the failure to comply with the "Financial Covenants" set forth above will not, in either case, constitute an Event of Default until the 60-day periods described therein have elapsed.

Other Provisions:                   Upon reaching an agreement on this term
                                    sheet to amend the Existing Credit
                                    Agreement, the Lenders shall promptly enter

                               ITC/\DELTACOM, INC.
                        Term Sheet Dated August 22, 2002

                                       into an agreement with the Borrower and
                                       the Guarantors to forbear (subject to
                                       customary terms and conditions including appropriate events of default) with respect to any current Defaults and will charge interest at LIBOR + 400 during such forbearance period (unless an event of default under the forbearance occurs and remains continuing).

                                    EXHIBIT 2
                                    ---------


Restated Certificate of Incorporation and By-Laws of the Reorganized Debtor

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ITC/\DELTACOM, INC.

        ITC/\DeltaCom, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name under which the corporation was originally incorporated is ITC/\DeltaCom, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 24, 1997.

        2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

        3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware.

        4. The text of the Certificate of Incorporation of the corporation is hereby amended, restated and integrated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

        The name of the corporation is ITC/\DeltaCom, Inc. (the "Corporation").

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                                     PURPOSE

     The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "Delaware General Corporation Law"). The Corporation shall have all powers necessary or convenient to the conduct, promotion or attainment of such acts and activities.


                                   ARTICLE IV
                                 CAPITAL STOCK

     The Corporation shall have the authority to issue a total of two hundred fifty-five million (255,000,000) shares of capital stock, each with a par value of $0.01, consisting of two hundred fifty million (250,000,000) shares of Common Stock ("Common Stock") and five million (5,000,000) shares of Preferred Stock ("Preferred Stock"). The Corporation shall not issue any class of non-voting capital stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock and Common Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote, voting together as a single class.


                                    ARTICLE V
                                  COMMON STOCK

     Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock set forth in this Restated Certificate of Incorporation (including any Certificate of Designation filed to establish any series of Preferred Stock).

                                   ARTICLE VI
                                PREFERRED STOCK

         Section A. Preferred Stock. The Corporation is expressly authorized to issue shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the "Board"), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

         1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution or resolutions establishing such series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

         2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative, and the dates at which any such dividends shall be payable.

         3. The right, if any, of the holders of such series of Preferred Stock to convert such series into, or to exchange or redeem such series for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion, exchange or redemption price or prices or rate or rates, any adjustments thereof, the date or dates at which such series shall be convertible, exchangeable or redeemable and all other terms and conditions of such conversion, exchange or redemption.

         4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

     5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

     6. The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock.

     7. The voting powers of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

     8. Any other rights, powers and preferences of shares of such series of Preferred Stock as are permitted by law.

     Section B. Rights of Preferred Stock.

     1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article VI), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article VI), and subject further to any other conditions that may be fixed in accordance with the provisions of Section A of this Article VI, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends, as may be declared from time to time by the Board, out of any assets legally available for the payment of dividends thereon.

     2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section A of this Article VI), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section A of this Article VI), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section A of this Article VI granting the holders of one or more series of Preferred Stock exclusive or special voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

                                   ARTICLE VII
                                     BYLAWS

         The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaw adopted by the Board may be amended or repealed by the stockholders, and the stockholders may adopt new Bylaws.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

         Section A. Management of Business and Affairs of the Corporation; Voting. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

         Section B. Election. The directors of the Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide. Except as otherwise provided by statute, this Restated Certificate of

Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at the meeting held for such purposes and entitled to vote thereon.

         Section C. Vacancies. Except as otherwise provided by law or fixed pursuant to the provisions of Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect directors, any newly created directorship or vacancy on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

         Section D. Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article VI hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any Certificate of Designation applicable thereto.

         Section E. Number of Directors Constituting the Board. Except as otherwise provided for or fixed pursuant to Article VI hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four (4) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by the Board and the initial authorized number of directors constituting the entire Board being fixed at seven (7).

                                   ARTICLE IX
                               DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article IX shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                      * * *

     Provision for the making of this Restated Certificate of Incorporation is contained in an order of the United State Bankruptcy Court for the District of Delaware of a proceeding under Chapter 11 of Title 11 of the United States Code for the reorganization of the Corporation. The bankruptcy filing was made June 25, 2002 and confirmed on ____________, 2002. This Restated Certificate of Incorporation is filed pursuant to Section 303 of the Delaware General Corporation Law.

                                      * * *

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by its _______________ this ____________ , 2002.

                                                  ITC/\DELTACOM, INC.



                                                  By:______________________
                                                     Name:
                                                     Title:

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                               ITC/\DELTACOM, INC.

                                    ARTICLE I
                                     OFFICES

          Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, Delaware 19805, in the county of New Castle. The name of its registered agent at such address is Corporation Service Company.

          Section 2. Other Offices. The Corporation may also have offices at such other places both in and outside the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

                                   ARTICLE II
                              STOCKHOLDERS MEETINGS

          Section 1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the chief executive officer or the president, and stated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware. Notwithstanding the foregoing, such persons may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

          Section 2. Annual Meetings. If required by applicable law, the Corporation shall hold a meeting of stockholders each year for the election of directors and the transaction of such other business as may properly come before the meeting at such date and time as may be designated by the Board of Directors, the Chairman of the Board, the chief executive officer or the president. Unless otherwise provided by law, the Restated Certificate of Incorporation of the Corporation (as amended from time to time, the "Restated Certificate of Incorporation") or these Bylaws, notice of the time and place of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the date thereof.

             Section 3. Special Meetings. A special meeting of the stockholders of the Corporation may be called at any time by the chief executive officer or by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the authorized number of directors (without regard to vacancies), but such special meeting may not be called by any other person or persons. Notice of the date, time, place and specific purpose or purposes for which such meeting is called shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior to the date thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

             Section 4. Voting. At all meetings of stockholders, each stockholder entitled to vote shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question, subject to any voting powers, restrictions or qualifications set forth in the Restated Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

             Section 5. Quorum; Voting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, at any stockholders meeting, a majority of the voting power of the shares of stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority of the voting power thereof, adjourn the meeting from time to time in the manner provided in Section 10 of this Article II until a quorum shall attend. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon, present in person or by proxy, shall decide any question brought before such meeting unless such question is one upon which a different vote is required by express provision of the Restated Certificate of Incorporation, these Bylaws, the rules, regulations or practices of the National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc. or any stock exchange applicable to the Corporation or its securities (such rules, regulations or practices, "Stock Exchange Rules"), or any law or other rule or regulation applicable to the Corporation, in which case such express provision shall govern. Where a separate vote by class or series or classes or series is required with respect to any matter, the holders of shares representing a majority of the voting power of the shares outstanding and entitled to vote with respect to that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Where a separate vote by a class or series or classes or series is required with respect to any matter and a quorum is present at any such meeting, that matter shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of shares representing a majority of the voting power of the outstanding shares of such class or series or classes or series, entitled to take action with respect to that vote on that matter, who are present in person or represented by proxy, unless such question is one upon which a different vote is required by express provision of the Restated Certificate of Incorporation, these Bylaws, Stock Exchange Rules or any law or other rule or regulation applicable to the Corporation, in which case such express provision shall govern.

          Section 6. Inspectors of Election; Opening and Closing the Polls. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternative inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

               Section 7. List of Stockholders. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder, shall be prepared by the secretary. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, as required by applicable law. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at such meeting.

               Section 8. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to convene and to adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

               Section 9. Notice of Stockholder Business and Nominations. To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the Corporation not less than ninety (90) days prior to the meeting. To be in proper form, a stockholder's notice to the secretary shall set forth the following:

               (a) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

               (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

               (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

               (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated, or intended to be nominated, or if the matter had been proposed, or intended to be proposed, by the Board of Directors; and

               (e) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

          The Corporation may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

          Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act, of 1934, as amended, or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

          Section 10. Adjournments. Any annual or special meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

          Section 1. Number and Qualification. The authorized number of directors that shall constitute the full Board of Directors of the Corporation shall be fixed from time to time as provided in the Restated Certificate of Incorporation. Directors need not be stockholders of the Corporation.

          Section 2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Restated Certificate of Incorporation or these Bylaws. Except as otherwise expressly provided herein, in the Restated Certificate of Incorporation or by applicable law, the vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               The Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

               Section 3. Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors.

               Section 4. Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. At all meetings of the Board of Directors, a majority of the then authorized number of directors shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               The first meeting of the Board of Directors after the election of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

               Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Notice of special meetings shall be given to each director on 24 hours notice to each director personally or by mail, telegram, telephone or facsimile or other means of electronic transmission. Special meetings may be called by the Chairman of the Board, chief executive officer or president and shall be called by the president or secretary in the manner and on the notice set forth above upon the request of a majority of the authorized number of directors (without regard to vacancies).

           Section 5. Executive Committee. The Board of Directors may designate an Executive Committee to exercise, subject to applicable provisions of law and to the extent provided in the resolution of the Board of Directors appointing such committee or in any subsequent resolution, all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including, without limitation, the power to declare dividends and to authorize the issuance of the Corporation's capital stock, and may, by resolution similarly adopted, designate one or more other committees, including such other committees as are specified in Section 6 of this Article III. The Executive Committee shall consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. The members of the Executive Committee present at any meeting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

           A majority of the Executive Committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the Executive Committee in the manner provided for in Section 4 of this Article III. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.

           Section 6. Other Committees.

           (a) The Board of Directors shall appoint as standing committees, the members of which shall serve at the pleasure of the Board of Directors, a Compensation Committee and an Audit Committee. The Board of Directors may appoint such other committees among the directors of the Corporation as it deems necessary and appropriate for the proper conduct of the Corporation's business and may appoint such officers, agents or employees of the Corporation to assist the committees of the Board of Directors as it deems necessary and appropriate. Meetings of committees may be called by the chairman of the committee on 24 hours notice to each committee member given personally or by mail, telegram, telephone or facsimile or other means of electronic transmission and shall be called by the chairman of the committee in like manner and on like notice on the written request of a committee member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

           (b) One or more directors of the Corporation shall be appointed to act as a Compensation Committee. Any such member shall be a director who is not also an officer or employee of the Corporation or any of its subsidiaries and who does not have any other relationship which, in the opinion of the Board of Directors or as specified by applicable law or Stock Exchange Rules, would interfere with the exercise of such director's independent judgment in carrying out his responsibilities as a member of the Compensation Committee. The Compensation Committee shall be responsible for establishing salaries, bonuses and other compensation for designated executive officers of the Corporation and shall possess and may exercise such additional powers and authority as may be delegated to it by the Board of Directors from time to time. Vacancies in the membership of the Compensation Committee shall be filled by the Board of Directors.

           (c) One or more directors of the Corporation shall be appointed to act as an Audit Committee. Any such member shall be a director who is not also an officer or employee of the Corporation or any of its subsidiaries and who does not have any other relationship which, in the opinion of the Board of Directors or as specified by applicable law and Stock Exchange Rules, would interfere with the exercise of such director's independent judgment in carrying out his responsibilities as a member of the Audit Committee, and who shall have such other qualifications and meet such other requirements as shall be prescribed from time to time by applicable law and Stock Exchange Rules. The Audit Committee shall have general oversight responsibility with respect to the Corporation's financial reporting and, in connection therewith, shall possess and may exercise such powers and authority as may be delegated to it by the Board of Directors from time to time in accordance with applicable law and Stock Exchange Rules. Vacancies in the membership of the Audit Committee shall be filled by the Board of Directors.

           Section 7. Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in meetings by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

           Section 8. Action Without Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in accordance with applicable law.

                                   ARTICLE IV
                                    OFFICERS

           Section 1. Titles and Election. The officers of the Corporation shall be the president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following the annual meeting of stockholders or at such other date and time as the Board of Directors shall determine. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until such officer's earlier resignation, removal under these Bylaws or other termination of employment. Any person may hold more than one office if the duties of such offices may be consistently performed by the same person, to the extent permitted by the laws of the State of Delaware.

           The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board (who shall be a director), a chief executive officer, chief financial officer and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until such officer's earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as shall be prescribed or determined from time to time by the Board of Directors or, if not so prescribed or determined by the Board of Directors, as the chief executive officer or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of duties in such form and with such sureties as the Board of Directors may require.

           Section 2. Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or these Bylaws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

           (a) Chairman of the Board. The Chairman of the Board shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholder are carried into effect. The Chairman of the Board may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

               (b) Chief Executive Officer. In the absence of the Chairman of the Board, or if no Chairman of the Board shall have been appointed, the chief executive officer (when present) shall preside at all meetings of the Board of Directors (provided the chief executive officer is also a director) and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The chief executive officer shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors shall specify from time to time. The chief executive officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

               (c) President. The president shall be charged with general supervision of the management and policy of the Corporation, subject to the authority of the chief executive officer. The president shall exercise the powers and authority and perform all of the duties commonly incident to such office and shall perform such other duties as the Board of Directors or the chief executive officer shall specify from time to time. The president may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

               (d) Chief Financial Officer. The chief financial officer shall have overall responsibility and authority for the management of the financial operations of the Corporation, subject to the authority of the chief executive officer and the Board of Directors. The chief financial officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

               (e) Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the chief executive officer if the Board of Directors does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive or senior vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of president.

          (f) Secretary. The secretary, or in the secretary's absence, an assistant secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to such officer, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the chief executive officer if the Board of Directors does not do so.

          (g) Treasurer. The treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than such officer's own bond, if any, which shall be in the custody of the chief executive officer or president), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to such office. The treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the chief executive officer or president if the Board of Directors does not do so. The treasurer may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. The treasurer shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation and, together with all of the property of the Corporation in such officer's possession, shall be subject at all times to the inspection and control of the Board of Directors. The treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and the chief executive officer or president of the Corporation, whenever they may require it, an account of all transactions and of the financial condition of the Corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the chief executive officer if the Board of Directors does not do so.

          (h) Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

                                    ARTICLE V
                           RESIGNATIONS AND VACANCIES

               Section 1. Resignations. Any director or officer may resign at any time by giving notice thereof to the Board of Directors, chief executive officer, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

               Section 2. Vacancies.

               (a) Directors. Except as otherwise provided by law or for the rights of the holders of any series of preferred stock to elect directors, any newly created directorship resulting from any increase in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until such director's successor is duly elected and qualified. The directors also may reduce the authorized number of directors by the number of vacancies on the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               (b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

                                   ARTICLE VI
                                 CAPITAL STOCK

               Section 1. Certificate of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's capital stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of the State of Delaware. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 2. Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

          Section 3. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be less than ten (10) nor more than sixty (60) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 4. Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or by the chief executive officer or president if the Board of Directors does not do so. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

               Section 5. Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the General Corporation Law of the State of Delaware.

                                   ARTICLE VII
                     FISCAL YEAR, BANK DEPOSITS, CHECK, ETC.

               Section 1. Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.

               Section 2. Bank Deposits, Checks, etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors, or by such officer or officers as the Board of Directors may authorize to make such designations.

         All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

                                  ARTICLE VIII
                               BOOKS AND RECORDS

         Section 1. Place of Keeping Books. Unless otherwise expressly required by applicable law, the books and records of the Corporation may be kept outside of the State of Delaware.

         Section 2. Examination of Books. Except as may otherwise be provided by applicable law, the Restated Certificate of Incorporation or these Bylaws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by applicable law or authorized by express resolution of the Board of Directors.

                                   ARTICLE IX
                                     NOTICES

         Section 1. Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Notice to directors also may be given personally or by telegram, telephone or facsimile or other means of electronic transmission.

         Section 2. Waivers. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

                                    ARTICLE X
                                      SEAL

         The corporate seal of the Corporation shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE XI
                               POWERS OF ATTORNEY

         The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents the power to represent or act on behalf of the Corporation, with or without power of substitution.

         In the absence of any action by the Board of Directors, the chief executive officer, president, any vice president, the secretary or the treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of meetings of stockholders and proxies for such meetings in any company in which the Corporation may hold voting securities.

                                   ARTICLE XII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XII, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

          Section 2. Prepayment of Expenses. The Corporation shall, to the fullest extent permitted by law, pay the reasonable expenses (including reasonable attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this
Article XII or otherwise.

          Section 3. Claims. If a claim for indemnification or advancement of expenses under this Article XII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

          Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article XII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or of disinterested directors, or otherwise.

          Section 5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

          Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

          Section 8. Other Indemnification and Prepayment of Expenses. This
Article XII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                  ARTICLE XIII
                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed, and new Bylaws may be made, by the affirmative vote of a majority of the directors then in office. Any Bylaw adopted by the Board of Directors may be amended or repealed by the stockholders, and the stockholders may adopt new Bylaws.

          The foregoing Amended and Restated Bylaws of the Corporation were adopted by the Board of Directors effective ___________, 2002.


                                           ________________________________
                                      Name:
                                      Title:

                                    EXHIBIT 3


                              Purchase Agreements

         Purchase Agreement - Lanier, Holding and New Equity Investors

                               PURCHASE AGREEMENT


                                   dated as of


                                 August 22, 2002


                                  by and among


                              ITC/\DeltaCom, Inc.,


                       the Several Purchasers named herein


                                       and


                            ITC Holding Company, Inc.

                                TABLE OF CONTENTS

                                                                              Page

                                    ARTICLE I
         ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW COMMON
                                      STOCK
1.1.         Issuance, Purchase and Sale ....................................   2
1.2.         Closing ........................................................   3
1.3.         Deliveries .....................................................   3
1.4.         Capitalized Terms ..............................................   3

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.         Organization; Subsidiaries. ....................................   4
2.2.         Due Authorization ..............................................   4
2.3.         Capitalization .................................................   5
2.4.         SEC Reports ....................................................   5
2.5.         Litigation .....................................................   5
2.6.         Absence of Certain Changes .....................................   6
2.7.         Consents; No Violations ........................................   6
2.8.         Brokers or Finders .............................................   7
2.9.         No General Solicitation or Advertising; No Integration .........   7

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.1.         Acquisition for Investment .....................................   7
3.2.         Accredited Investor Status .....................................   7
3.3.         Information ....................................................   7
3.4.         Government Review ..............................................   8
3.5.         Sale or Transfer ...............................................   8
3.6.         Residency ......................................................   8
3.7.         No Brokers or Finders ..........................................   8
3.8.         Organization ...................................................   8
3.9.         Due Authorization ..............................................   8
3.10.        Consents: No Violations ........................................   9
3.11.        Litigation .....................................................   9
3.12.        Availability of Funds ..........................................   9
3.13.        Redemption or Purchase of Holding Capital Stock ................  10

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF HOLDING

4.1.         Organization ...................................................  10

4.2.    Due Authorization .................................................................   10
4.3.    Consents; No Violations ...........................................................   10
4.4.    Litigation ........................................................................   11
4.5.    Availability of Funds .............................................................   11
4.6.    Redemption or Purchase of Holding Capital Stock ...................................   11

                                   ARTICLE V
                                   COVENANTS

5.1.    Public Announcements ..............................................................   11
5.2.    Consents, Approvals and Filings ...................................................   11
5.3.    Reasonable Best Efforts ...........................................................   11
5.4.    Listing ...........................................................................   12
5.5.    Preferred Stock Certificate of Designation ........................................   12
5.6.    Reservation of New Common Stock ...................................................   12
5.7.    Board Representation Rights .......................................................   12
5.8.    Confidential Treatment of Confidential Information ................................   12
5.9.    Registration Rights ...............................................................   13
5.10.   Redemption Obligations of Holding .................................................   13
5.11.   Obligation of Holding to Vote in Favor of the Plan ................................   13
5.12.   Obligation by Lanier to Vote in Favor of the Plan .................................   14
5.13.   Further Assurances ................................................................   14
5.14.   Waiver of Right to Participate in Rights Offering .................................   14

                                   ARTICLE VI
                           PURCHASERS' REPRESENTATIVE

                                  ARTICLE VII
                                   CONDITIONS

7.1.    Conditions to Obligations of the Purchasers, Holding and the Company at
        Closing ...........................................................................   15
7.2.    Additional Conditions to Obligations of the Purchasers and Holding at the
        Closing ...........................................................................   16
7.3.    Additional Conditions to Obligations of the Company at the Closing. ...............   17
7.4.    Independent Purchase Obligations ..................................................   18

                                  ARTICLE VIII
                                  TERMINATION

8.1.    Termination .......................................................................   18
8.2.    Effect of Termination .............................................................   19

                                   ARTICLE IX
                                LANIER GUARANTEE

9.1.    Lanier Guarantee ..................................................................   19
9.2.    Guarantee Absolute ................................................................   19

                                    ARTICLE X
                                  MISCELLANEOUS

10.1.   Definitions .......................................................................   19
10.2.   Survival of Representations and Warranties ........................................   22
10.3.   Fees and Expenses .................................................................   22
10.4.   Enforcement .......................................................................   22
10.5.   Restrictive Legends ...............................................................   22
10.6.   Successors and Assigns ............................................................   24
10.7.   Inspections; No Other Representations .............................................   25
10.8.   Entire Agreement ..................................................................   25
10.9.   Notices ...........................................................................   25
10.10.  Business Days .....................................................................   27
10.11.  Amendments; Waivers ...............................................................   27
10.12.  Counterparts ......................................................................   27
10.13.  Descriptive Headings; Interpretation; No Strict Construction ......................   27
10.14.  References ........................................................................   27
10.15.  Governing Law .....................................................................   27
10.16.  Exclusive Jurisdiction; Venue .....................................................   28
10.17.  Waiver of Jury Trial ..............................................................   28
10.18.  Severability ......................................................................   28
10.19.  Delivery by Facsimile .............................................................   28

Exhibit A - Form of Preferred Stock Certificate of Designation
Exhibit B - Form of Warrant Agreement
Exhibit C - Form of Registration Rights Agreement

Schedule 1 - Purchasers' Committed Amounts

                             TABLE OF DEFINED TERMS

Affiliate .............................  19     Material Adverse Effect ......................  21
Agreement .............................   1     New Common Stock .............................   1
Bankruptcy Code .......................   1     NMS ..........................................  12
Bankruptcy Court ......................   1     Notes ........................................  21
Bankruptcy Documents ..................  19     Order ........................................  21
beneficial owner ......................  19     Person .......................................  21
beneficially own ......................  19     Plan .........................................  21
Business Day ..........................  19     Preferred Shares .............................   2
Capital Stock .........................  20     Preferred Stock Certificate of Designation ...   2
Chapter 11 Case .......................   1     Process Agent ................................  28
Closing ...............................   3     Purchaser ....................................   1
Closing Date ..........................   3     Purchaser's Committed Amount .................   2
Commitment ............................  20     Purchasers ...................................   1
Commitment Shares .....................   1     Purchasers' Counsel ..........................  21
Committed Amount ......................   2     Purchasers' Representative ...................  14
Company ...............................   1     Registration Rights Agreement ................  13
Company Board .........................  20     Reorganization ...............................   1
Company Disclosure Schedule ...........   4     Rights .......................................   5
Company Existing Securities ...........  13     Rights Offering ..............................   2
Confidential Information ..............  20     SCANA ........................................   1
Consents, Approvals and Filings .......   6     SCANA Purchase Agreement .....................   2
Conversion Shares .....................   4     SCANA Subscription Agreement .................   1
Delaware Secretary of State ...........   6     SEC ..........................................   5
Disclosure Statement ..................  20     SEC Reports ..................................   5
Effective Date ........................  20     Securities ...................................   7
Encumbrances ..........................   4     Securities Act ...............................  21
Exchange Act ..........................  20     Separation Date ..............................   8
Filing Date ...........................   1     Series A Preferred Stock .....................   1
Governmental Entity ...................  20     Subsidiary ...................................  21
Guaranteed Obligations ................  19     Terminating Company Breach ...................  18
Holding ...............................   1     Terminating Purchaser Breach .................  18
Investor Suitability Questionnaire ....  20     Transaction Documents ........................  22
Lanier ................................   1     Transfer .....................................  14
Lanier Subscription Agreement .........   1     Transferee ...................................  14
Laws ..................................  21     Warrant Agreement ............................   3
Litigation ............................   5     Warrant Shares ...............................   4
Majority Purchasers ...................  21     Warrants .....................................   1

                               PURCHASE AGREEMENT

               THIS PURCHASE AGREEMENT (this "Agreement"), dated as of August 22, 2002, is made among ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), ITC Holding Company, Inc. a Delaware corporation ("Holding"), and the persons and other entities whose names are set forth in Schedule 1 hereto (collectively, the "Purchasers" and individually, a "Purchaser").

                                    RECITALS

               WHEREAS, on June 25, 2002 (the "Filing Date"), the Company filed a voluntary bankruptcy petition (the "Chapter 11 Case") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in contemplation of a financial reorganization (the "Reorganization") pursuant to a plan of reorganization that will be subject to confirmation pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

               WHEREAS, the Company's plan of reorganization requires the Company to raise gross proceeds of at least $30,000,000 from the issuance and sale of shares of convertible redeemable preferred stock, par value $.01 per share, of the Company (the "Series A Preferred Stock");

               WHEREAS, prior to the filing of the Chapter 11 Case, the Company entered into (i) a subscription agreement (the "Lanier Subscription Agreement") with Campbell B. Lanier, III ("Lanier") and Holding pursuant to which Lanier has committed to purchase Series A Preferred Stock and warrants (the "Warrants") to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "New Common Stock") for an aggregate purchase price of $15,000,000, subject to Lanier's right to assign all or any portion of his commitment to purchase the Series A Preferred Stock and the Warrants to a limited number of qualified investors; and (ii) a subscription agreement (the "SCANA Subscription Agreement ") with SCANA Corporation ("SCANA") pursuant to which SCANA has committed to purchase Series A Preferred Stock and Warrants for an aggregate purchase price of $15,000,000;

               WHEREAS, in consideration for his purchase commitment set forth in the Lanier Subscription Agreement, the Company has agreed to issue to Lanier 500,000 shares of New Common Stock (the "Commitment Shares");

               WHEREAS, on or prior to the date hereof, Lanier has assigned portions of his commitment to purchase the Series A Preferred Stock and Warrants and of his right to receive Commitment Shares to the other Purchasers and the Company now wishes, upon the terms and subject to the conditions set forth in this Agreement, to (i) sell to the Purchasers, and the Purchasers wish to purchase from the Company, 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000 and (ii) issue to the Purchasers the Commitment Shares;

               WHEREAS, the shares of Series A Preferred Stock and Warrants shall be issued in units consisting of one share of Series A Preferred Stock and
3.40 Warrants;

               WHEREAS, in accordance with the Lanier Subscription Agreement, each Purchaser who is a stockholder of Holding will not be obligated to purchase such stockholder's Series A Preferred Stock and Warrants, unless it receives funding from Holding for such purpose and the other conditions to its obligations hereunder are satisfied;

               WHEREAS, Holding, which is currently a stockholder of the Company, has agreed pursuant to the Lanier Subscription Agreement to provide such funding to each Purchaser who is a stockholder of Holding but only if certain releases of Holding and its affiliates referred to herein by the Company and the other persons referred to therein become legally binding as part of the Plan and only if the Company agrees with Holding that Holding and its affiliates shall obtain such releases, and the Company is willing to make such agreement with Holding so that Holding will fund such purchases; and

               WHEREAS, as of the date hereof and in accordance with the SCANA Subscription Agreement, SCANA has entered into a purchase agreement (the "SCANA Purchase Agreement ") to purchase 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in such agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
             ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW
                                  COMMON STOCK

               1.1. Issuance, Purchase and Sale

               (a) (i) Subject to the terms and subject to the conditions of this Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of shares of Series A Preferred Stock (the "Preferred Shares") at a stated price of $100 per share which is set forth opposite such Purchaser's name in column (1) of Schedule 1 attached hereto. The Preferred Shares to be purchased and sold at Closing shall be issued pursuant to a certificate of designation substantially in the form of Exhibit A hereto (the "Preferred Stock Certificate of Designation"). Each Purchaser shall pay for its Preferred Shares the amount set forth opposite such Purchaser's name in column (4) of Schedule 1 (such amount, as adjusted pursuant to Section 1.1(a)(ii), a "Purchaser's Committed Amount," and the aggregate purchase price of $15,000,000, as adjusted pursuant to Section 1.1(a)(ii), the "Committed Amount").

                    (ii) The Committed Amount shall be reduced by $1.00 for every $2.00 of gross proceeds received by the Company from the sale of Series A Preferred Stock and Warrants in the rights offering of such securities (the "Rights Offering") made to holders of common stock and preferred stock of the Company pursuant to the Plan. Upon any adjustment of the Committed Amount, the number of Preferred Shares to be purchased and sold at the Closing to the Purchasers hereunder shall be proportionately reduced and such reduction shall be apportioned pro rata against each Purchaser's Committed Amount. At least two Business Days prior to Closing, the Company shall provide written notice to each Purchaser of the amount, if any, by which a Purchaser's Committed Amount shall be reduced as a result of purchases made pursuant to the Rights Offering, and the parties hereto agree that such reductions shall be reflected in a new version of Schedule 1 hereto, which absent any manifest error shall be deemed to replace the existing Schedule 1 without any further action by the parties hereto.

               (b) At the Closing, the Company shall issue to each Purchaser the number of Warrants set forth opposite such Purchaser's name in column (2) of
Schedule 1, for no additional consideration, provided, however, that if the Committed Amount and the number of Preferred Shares to be purchased and sold at the Closing shall be reduced pursuant to Section 1.1(a)(ii), the number of Warrants issuable at the Closing to the Purchasers shall be proportionately reduced and such reduction shall be apportioned pro rata against each Purchaser's Committed Amount. The Warrants shall be issued pursuant to a warrant agreement substantially in the form of Exhibit B hereto, which shall be in effect as of the Closing (the "Warrant Agreement").

               (c) At the Closing, the Company shall issue to each Purchaser the number of Commitment Shares set forth opposite such Purchaser's name in column
(3) of Schedule 1.

               (d) The Preferred Shares and Warrants shall be issued at the Closing in units consisting of one share of Series A Preferred Stock and 3.40 Warrants.

               1.2. Closing. The closing of the purchase and sale of the Preferred Shares and Warrants and the issuance of the Commitment Shares (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10021 at 10:00 a.m. (New York City time) on the Effective Date (the date of the Closing, the "Closing Date").

               1.3. Deliveries. At the Closing, the Company shall deliver to each Purchaser (i) stock certificates, each registered in the name of such Purchaser, representing the Preferred Shares being purchased by such Purchaser and the Commitment Shares being issued to such Purchaser, (ii) the Warrants, each of which shall be substantially in the form of the warrant certificate attached as an exhibit to the Warrant Agreement, being acquired by such Purchaser at the Closing, and (iii) such other instruments and documents as are specified in Section 7.2. Delivery of such stock certificates and Warrants and such other instruments and documents shall be made against receipt by the Company of the purchase price payable therefor equal to the Purchaser's Committed Amount, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company (such designation to be received by such Purchaser at least two Business Days prior to the Closing
Date), and such other instruments and documents as are specified in Section 7.3.

               1.4. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Section 10.1.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to each Purchaser and Holding, as of the date hereof and as of the Effective Date (except to the extent that any representation or warranty herein is stated to be made as of another date, in which case such representation or warranty shall be true as of that date), as set forth in this
Article II. Each reference in this Article II to a Schedule shall be to the disclosure schedule delivered by the Company to the Purchasers on or before the date of this Agreement (the "Company Disclosure Schedule ").

               2.1. Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

               (b) Except as set forth on Schedule 2.1(b) or as disclosed in the SEC Reports or the Bankruptcy Documents, (i) the Company owns, either directly or indirectly, all of the Capital Stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (collectively, the "Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its Capital Stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries or as disclosed in the SEC Reports, the Company does not own, directly or indirectly, any interest in any Person in excess of 9.9% of the outstanding equity of such Person.

               2.2. Due Authorization. Subject to any required approvals of the Bankruptcy Court, the Company shall have the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and shall have the requisite corporate power and authority to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares, the Warrants and the Commitment Shares by the Company, and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the New Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") and the reservation, issuance and sale of the New Common Stock issuable upon exercise of the Warrants (the "Warrant Shares), and the consummation by the Company of the transactions contemplated hereby and thereby) (i) are within the corporate power and authority of the Company and (ii) upon confirmation of the Plan, shall have been duly authorized by all necessary corporate action of the Company. Subject to any required approvals of the Bankruptcy Court, this Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by each Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company shall constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The terms, designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock shall be as set forth in the Preferred Stock Certificate of Designation. After giving effect to the Reorganization, (x) the Preferred Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company, (y) the Conversion Shares and the Warrant Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of the Preferred Stock Certificate of Designation and the Warrant Agreement, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company and (z) the Commitment Shares, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company.

                  2.3. Capitalization. After giving effect to the Reorganization, (i) the authorized Capital Stock of the Company shall consist of 250,000,000 shares of New Common Stock and 5,000,000 shares of preferred stock, par value $.01 share, (ii) all of the issued and outstanding Capital Stock shall be duly authorized and will be validly issued, fully paid and non-assessable,
(iii) no shares of Capital Stock of the Company shall be subject to the preemptive or other similar rights of the stockholders of the Company, and (iv) except as disclosed in the SEC Reports or the Bankruptcy Documents or as otherwise contemplated by Article I, there shall be no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever (collectively, "Rights") relating to issued or unissued Capital Stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company or pursuant to which the Company is or may become bound to issue additional shares of its Capital Stock or grant related Rights, or to grant preemptive or other similar rights.

                  2.4. SEC Reports. Except as set forth in Schedule 2.4, the Company has timely filed with the Securities and Exchange Commission (the "SEC ") all reports, proxy statements, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 2001 (including the financial statements and other financial data contained therein) (collectively, the "SEC Reports"). On the date of its filing, each SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  2.5. Litigation. (a) Except as set forth on Schedule 2.5(a) or as disclosed in the SEC Reports or the Bankruptcy Documents, there is no claim, action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, would reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in the SEC Reports or the Bankruptcy Documents, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  2.6. Absence of Certain Changes. Except as disclosed in the SEC Reports or the Bankruptcy Documents, since December 31, 2001, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  2.7. Consents; No Violations. After giving effect to the consummation of the other transactions to occur on the Effective Date, in the case of clauses (i) and (ii) below, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the Restated Certificate of Incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries; (ii) except as set forth on
Schedule 2.7, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (iii) other than as contemplated by the Bankruptcy Documents, require any consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the "Consents, Approvals and Filings") on the part of the Company or any of the Subsidiaries, except for (a) the filing of the Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), (b) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities laws, (c) the Consents, Approvals and Filings required under rules of the Nasdaq Stock Market, (d) the Consents, Approvals and Filings set forth on
Schedule 2.7 and (e) such other Consents, Approvals and Filings which the failure of the Company or any of the Subsidiaries to make or obtain would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any Transaction Document.

                  2.8. Brokers or Finders. Except for UBS Warburg LLC, Morgan Stanley & Co. Incorporated and the other Company agents identified in the Bankruptcy Documents, whose fees shall be paid by the Company, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other investment banking commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur on the Effective Date.

                  2.9. No General Solicitation or Advertising; No Integration. With respect to any offering to the Purchasers of the Preferred Shares, the Warrants, the Commitment Shares, the Conversion Shares or the Warrant Shares (collectively, the "Securities") made without registration under the Securities Act and applicable state securities laws, the Company has not (i) engaged in any general solicitation or general advertising (as such terms are used in Rule 502(c) of the Securities Act), or (ii) made any offers or sales of any security under circumstances that would require registration of the Securities being offered or sold under this Agreement under the Securities Act or any state securities law.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each Purchaser severally and not jointly represents and warrants to the Company with respect to the Securities it is acquiring hereunder as of the date hereof and as of the Effective Date, as set forth in this Article III.

                  3.1. Acquisition for Investment. Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the Transaction Documents to which it is a party, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

                  3.2. Accredited Investor Status. Such Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The information provided by such Purchaser in the Investor Suitability Questionnaire furnished to the Company is accurate and complete. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. Such Purchaser understands that its investment in the Securities involves a significant degree of risk.

                  3.3. Information. Such Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities which have been requested by such Purchaser or its advisers. Such Purchaser and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and its Subsidiaries and the Securities. Such Purchaser has been provided with copies of, and has carefully reviewed, the SEC Reports and the Bankruptcy Documents.

                  3.4. Government Review. Such Purchaser understands that no Governmental Entity has passed upon or made any recommendation or endorsement of the Securities.

                  3.5. Sale or Transfer. Such Purchaser understands that (i) except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, (b) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
(iii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). The Preferred Shares and the Warrants constituting units shall not become separately transferable until the first anniversary of the Closing Date (such first anniversary of the Closing Date, a "Separation Date").

                  3.6. Residency. In the case of any Purchaser that is not a natural person, the principal offices of such Purchaser and the offices of such Purchaser in which it made its decision to purchase the Securities are located at the address set forth in such Purchaser's Investor Suitability Questionnaire or as otherwise specified to the Company in writing. In the case of any Purchaser that is a natural person, the principal residence of such Purchaser is located at the address set forth in such Purchaser's Investor Suitability Questionnaire or as otherwise specified to the Company in writing.

                  3.7. No Brokers or Finders. No agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from such Purchaser in connection with the transactions contemplated by this Agreement to occur on the Closing Date.

                  3.8. Organization. In the case of any Purchaser that is not a natural person, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

                  3.9. Due Authorization. Such Purchaser has the requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by such Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by such Purchaser of the transactions contemplated hereby and thereby) (i) are within the power and authority of such Purchaser and (ii) have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by such Purchaser shall be, duly and validly executed and delivered by such Purchaser. Assuming due authorization, execution and delivery by the Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by such Purchaser shall constitute, a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

                  3.10. Consents: No Violations. Neither the execution, delivery or performance by such Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) in the case of any Purchaser that is not a natural person conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of such Purchaser; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law, or any provision of any agreement or other instrument to which such Purchaser is a party or pursuant to which such Purchaser or any of its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of such Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document to which it is a party; or (iii) require any Consents, Approvals and Filings on the part of such Purchaser, except for (a) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities laws, (b) the Consents, Approvals and Filings set forth on
Schedule 3.10 and (c) such other Consents, Approvals and Filings which the failure of such Purchaser to make or obtain would not materially adversely affect the ability of such Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document.

                  3.11. Litigation. There is no Litigation pending or, to the knowledge of such Purchaser, threatened against such Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  3.12. Availability of Funds. Such Purchaser has, or if such Purchaser is a stockholder of Holding, upon the purchase by Holding of such Purchaser's capital stock of

Holding as contemplated by this Agreement shall have, sufficient funds to pay the purchase price for the Preferred Shares and the Warrants to be acquired by it hereunder.

                  3.13. Redemption or Purchase of Holding Capital Stock. If such Purchaser is a stockholder of Holding, such Purchaser has agreed with Holding on the price and other terms upon which the purchase or redemption of such Purchaser's capital stock of Holding by Holding as contemplated by this Agreement shall be consummated.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF HOLDING

                  Holding represents and warrants to the Company and each Purchaser as of the date hereof and as of the Closing Date, as set forth in this
Article IV.

                  4.1. Organization. Holding is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

                  4.2. Due Authorization. Holding has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Holding of this Agreement and the compliance by Holding with each of the provisions of this Agreement (including the consummation by Holding of the transactions contemplated hereby)
(i) are within the power and authority of Holding and (ii) have been duly authorized by all necessary action on the part of Holding. This Agreement has been duly and validly executed and delivered by Holding. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Holding enforceable against Holding in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

                  4.3. Consents; No Violations. Neither the execution, delivery or performance by Holding of this Agreement (including, without limitation, the performance of Holding's obligations pursuant to Section 5.10) nor the consummation of the transactions contemplated hereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws of Holding; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law, or any provision of any agreement or other instrument to which Holding is a party or pursuant to which Holding or its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of Holding to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; or (iii) require any Consents, Approvals and Filings on the part of Holding, except for such Consents, Approvals and Filings which the failure of Holding to make or obtain would not materially adversely affect the ability of Holding to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

                  4.4. Litigation. There is no Litigation pending or, to the knowledge of Holding, threatened against Holding or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the performance by Holding of its obligations under this Agreement or the transactions contemplated by this Agreement.

                  4.5. Availability of Funds. Holding has sufficient funds to pay the purchase price for all the capital stock of Holding that it may become obligated to redeem or purchase as contemplated by this Agreement.

                  4.6. Redemption or Purchase of Holding Capital Stock. Holding has agreed with each Purchaser that owns capital stock of Holding and who shall have such capital stock purchased or redeemed by Holding as contemplated by this Agreement on the price and other terms on which such purchase or redemption of capital stock shall be consummated, and there are no unsatisfied conditions with respect to such purchase or redemption.

                                    ARTICLE V
                                    COVENANTS

                  5.1. Public Announcements. The Company, Holding and the Purchasers shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement with respect thereto without the prior consent of the others, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law, by rules of the Nasdaq Stock Market, by any other automated quotation system on which the Company's securities or, if applicable, the securities of any Purchaser are quoted or to be quoted or by any national securities exchange on which the Company's securities or, if applicable, the securities of any Purchaser are listed or to be listed, provided, further, that, to the extent time permits, such party has used all reasonable best efforts to consult with the other parties prior thereto.

                  5.2. Consents, Approvals and Filings. Subject to the terms of this Agreement and the confirmation of the Plan, the Company, Holding and each Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by the Company and its Subsidiaries, Holding or such Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  5.3. Reasonable Best Efforts. Except as otherwise expressly provided in this Agreement and subject to the Company's duties and obligations under Law (including, without limitation, the Bankruptcy Code), the Company, Holding and each Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with the other party and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement.

                  5.4. Listing. The Company shall use reasonable efforts to have the New Common Stock quoted on the National Market System of the Nasdaq Stock Market (the "NMS") or listed on a national securities exchange or quoted on another national automated quotation system other than the NMS for so long as any Securities are outstanding.

                  5.5. Preferred Stock Certificate of Designation. On or prior to the Closing Date, the Company Board shall approve and adopt the Preferred Stock Certificate of Designation authorizing such Preferred Shares, and the Company shall cause such Preferred Stock Certificate of Designation to be filed with the Delaware Secretary of State.

                  5.6. Reservation of New Common Stock. From and after the Closing Date, the Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Preferred Shares and upon exercise of the Warrants, the number of shares of New Common Stock from time to time issuable upon conversion of all of the Preferred Shares or upon exercise of the Warrants, in each case at the time outstanding.

                  5.7. Board Representation Rights. The Company shall take all corporate action necessary to provide the Purchasers with the benefit of the Company Board representation rights set forth in the Preferred Stock Certificate of Designation.

                  5.8. Confidential Treatment of Confidential Information. (a) In the event any Purchaser (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Company or the Subsidiaries any Confidential Information, such Purchaser (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement and (iii) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of such Purchaser who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and such Purchaser shall be responsible for compliance with this Section 5.8 by such officers, employees, counsel, accountants, partners and other authorized representatives). Notwithstanding the preceding sentence, if such Purchaser or any of its authorized representatives becomes legally required pursuant to applicable law or regulation (including securities laws or regulations or the regulations of the NMS or any applicable stock exchange) or regulatory, legal or judicial process (including by deposition, interrogatory, request for documents, subpoena or similar process) to disclose any of the Confidential Information, such Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy or waive in writing compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained and such a written waiver has not been received from the Company that would permit such required disclosure, such Purchaser and its authorized representatives shall disclose only that portion of the Confidential Information which the Purchaser is advised in the opinion of its counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of the Confidential Information by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  (b) Upon the Company's request at any time, a Purchaser shall
(i) return to the Company or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the Company, within ten days following the Company's request, that all such Confidential Information has been returned or destroyed.

                  5.9. Registration Rights. On or prior to the Closing Date, the Company shall enter into the Registration Rights Agreement with the Purchasers and SCANA Corporation substantially in the form of Exhibit C hereto (the "Registration Rights Agreement"), which agreement shall then be in full force and effect, and the Company shall comply with the terms thereof.

                  5.10. Redemption Obligations of Holding. Subject to the terms and conditions of this Agreement, on or prior to the Closing Date, Holding shall redeem or purchase from a Purchaser that holds capital stock of Holding such amount of the capital stock of Holding held by such Purchaser as shall be necessary to enable such Purchaser to have immediately available funds at the Closing in an amount equal to such Purchaser's Committed Amount, provided, that nothing herein contained shall be deemed to preclude a sale or business combination of or involving Holding prior to the Closing Date, provided, further, that, as part of such transaction (or series of related transactions), the Purchasers that hold capital stock of Holding receive consideration for such Holding capital stock sufficient for such Purchasers to fulfill their commitment to purchase the Series A Preferred Stock and the Warrants as specified in this Agreement. The aggregate purchase price of securities Holding shall be obligated to purchase pursuant to this Agreement shall not exceed $15,000,000.

                  5.11. Obligation of Holding to Vote in Favor of the Plan. Holding hereby acknowledges to the Company that it supports the terms of the Plan. Holding agrees that, for so long as it is the beneficial owner of Notes, common stock of the Company or Series B-1 or Series B-2 Cumulative Convertible Preferred Stock of the Company (collectively, the "Company Existing Securities"), it (i) shall vote, or shall cause its Subsidiaries that own Company Existing Securities of record to vote, its claims in respect of the Company Existing Securities in favor of the Plan and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. The provisions of this Section 5.11 shall not in any way limit or condition the right of Holding or any of its subsidiaries to sell, transfer or otherwise dispose of (a

"Transfer") any or all of the Company Existing Securities at any time or to any person (a "Transferee") in the sole and absolute discretion of Holding or any such Subsidiary; provided, however, that, if and to the extent that Holding or any such Subsidiary Transfers any of the Company Existing Securities before the date of confirmation of the Plan, Holding shall use its reasonable best efforts to obtain, or to cause such Subsidiary to obtain, the agreement of the Transferee prior to the effectiveness of such Transfer to be bound by the terms of this Section 5.11 with respect to the Company Existing Securities being Transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such Transfer.

                  5.12. Obligation by Lanier to Vote in Favor of the Plan. Lanier hereby acknowledges to the Company that he supports the terms of the Plan. Lanier agrees that, for so long as he is the beneficial owner of Company Existing Securities, he (i) shall vote his claims in respect of the Company Existing Securities in favor of the Plan and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. Lanier shall not Transfer any of his Company Existing Securities before the date of confirmation of the Plan except to a Transferee who agrees prior to the effectiveness of such Transfer to be bound by the terms of this Section 5.12 with respect to the Company Existing Securities being Transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such Transfer.

                  5.13. Further Assurances. At any time or from time to time after the date of this Agreement, the Company, on the one hand, and each of the Purchasers and Holding, on the other hand, agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as such other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents and otherwise to carry out the intent of the parties hereunder or thereunder.

                  5.14. Waiver of Right to Participate in Rights Offering. The Purchasers hereby irrevocably and unconditionally waive any and all rights that they have as of the date hereof or may have after the date hereof to subscribe for Series A Preferred Stock and Warrants pursuant to the Rights Offering.

                                   ARTICLE VI
                           PURCHASERS' REPRESENTATIVE

                  Subject to the last sentence of this Article VI, the Purchasers hereby appoint Lanier as the Purchasers' exclusive agent to act on the Purchasers' behalf with respect to the matters specified in this Article VI. Such representative, or such other representative as the Purchasers may appoint from time to time to replace Lanier, is hereinafter referred to as the "Purchasers' Representative." The Purchasers' Representative shall take any and all actions which the Purchasers' Representative believes are necessary or appropriate under this Agreement for and on behalf of the Purchasers as fully as if the Purchasers were acting on their own behalf, including, without limitation, receiving notice of and defending any claims pursuant to this Agreement, giving notice of and asserting any claims pursuant to this Agreement, consenting to, compromising or settling claims made pursuant to this Agreement, taking any and all other actions specified in or contemplated by this Agreement to be taken by the Purchasers prior to, on or after the Closing Date and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Company and Holding shall have the right to rely upon all actions taken or omitted to be taken by the Purchasers' Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of the Purchasers. Notwithstanding the foregoing, the Purchasers' Representative shall not act on behalf of UBS Warburg LLC or its affiliates with respect to any matters arising under this Agreement.

                                   ARTICLE VII
                                   CONDITIONS

                  7.1. Conditions to Obligations of the Purchasers, Holding and the Company at Closing. The obligations of each Purchaser, Holding and the Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

                  (a) no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction or Order lifted);

                  (b) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

                  (c) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such Consents, Filings and Approvals would not have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under this Agreement, provided that any failure by the Company to obtain any necessary or required consents from any party to lawsuits or other proceedings which challenge the Company's rights to use its network easements, rights-of-way, franchises or licenses shall not be deemed a failure to satisfy this condition, or (ii) the failure of such Purchaser or Holding to obtain such Consents, Filings and Approvals would not have a material adverse effect on the ability of such Purchaser or Holding, as the case may be, to perform its obligations under this Agreement;

                  (d) the Company's plan of reorganization shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Plan, and an unstayed order by such Bankruptcy Court approving the transactions contemplated by the Company's plan of reorganization on substantially the terms set forth in the Plan, shall have been entered, on or before December 31, 2002; and

          (e) the other transactions contemplated by the Plan to occur on the Effective Date (including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock) shall have been consummated substantially concurrently with the sale and purchases under this Agreement on substantially the terms set forth in the Plan.

          7.2. Additional Conditions to Obligations of the Purchasers and Holding at the Closing. The obligations of each Purchaser and Holding to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions (except in the case of the condition set forth in Section 7.2(h), which shall only be a condition to the obligations hereunder of any Purchaser that is a stockholder of Holding):

          (a) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or Material Adverse Effect set forth therein) would have, in the aggregate, a Material Adverse Effect or would have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under this Agreement;

          (b) the Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Company on or prior to the Closing Date;

          (c) from the date hereof through the Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

          (d) the Company and the holders of Notes representing at least 51% of the principal amount of all outstanding Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control Notes) shall be legally bound by releases as set forth in Sections 11.6 and 11.7 of the Plan;

          (e) the Preferred Stock Certificate of Designation with respect to the Preferred Shares to be issued at the Closing and as dividends on the Preferred Shares shall have been duly filed with the Delaware Secretary of State in accordance with the laws of the State of Delaware, and the Preferred Stock Certificate of Designation shall be in full force and effect and the Purchasers shall have received evidence of such filing;

          (f) the Warrants shall be duly issued in accordance with the Warrant Agreement and the Warrant Agreement shall be in full force and effect;

          (g) the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

          (h) Holding shall have complied with its obligations to purchase or redeem capital stock of Holding pursuant to Section 5.10 (or, if there shall have been a sale or business combination of or involving Holding prior to the Closing Date, the Purchasers that hold capital stock of Holding shall have received, as part of such transaction (or series of related transactions), consideration for such Holding capital stock sufficient for such Purchasers to fulfill their commitment to purchase the Series A Preferred Stock and the Warrants as specified in this Agreement); and

          (i)  the Company shall have delivered the following to each Purchaser:

               (i) an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a) and (b) of this Section 7.2;

               (ii) a counterpart of the Registration Rights Agreement executed by the Company;

               (iii) the certificates and Warrants specified in Section 1.1(b);

               (iv) such other documents as may be required by this Agreement or reasonably requested by the Purchasers and Holding.

          7.3. Additional Conditions to Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

          (a) the representations and warranties of the Purchasers and Holding contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or material adverse effect set forth therein) would have, in the aggregate, a material adverse effect on the ability of any Purchaser or Holding to perform its obligations under this Agreement;

          (b) the Purchasers and Holding shall have performed, in all material respects, all of their respective obligations contemplated herein to be performed by them on or prior to the Closing Date;

          (c) Holding shall be legally bound by a release releasing the Company and its officers, directors, employees and affiliates in substantially the form of the release of Holding and its affiliates by the Company set forth in Section 11.6 of the Plan; and

          (d)  each Purchaser shall have delivered the following to the Company:

               (i) such Purchaser's Committed Amount, as adjusted in accordance with Section 1.1.(a)(ii), payable for the Preferred Shares being purchased by such Purchaser at the Closing; and

               (ii) such other documents as may be required by this Agreement or reasonably requested by the Company.

          7.4. Independent Purchase Obligations. The obligations of each Purchaser under this Agreement shall be several and not joint with the obligations of any other Purchaser, and, subject to the obligations of Lanier set forth in Article IX, no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Without limiting the generality of the foregoing, no purchase of Preferred Shares by any Purchaser hereunder shall be a condition precedent to the obligation of any other Purchaser to purchase Preferred Shares hereunder.

                                  ARTICLE VIII
                                   TERMINATION

          8.1. Termination. This Agreement may be terminated at any time before the Closing Date:

          (a) by mutual written agreement of the Company and the Majority Purchasers;

          (b) by the Company (i) upon a breach of any covenant or agreement on the part of any Purchaser or Holding set forth in this Agreement or if any representation or warranty of any Purchaser or Holding set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied (a "Terminating Purchaser Breach"); provided, that such Terminating Purchaser Breach shall not have been waived or cured within 30 days after written notice of such Terminating Purchaser Breach is given to such Purchaser or Holding, as the case may be, by the Company; or (ii) if any condition to the Company's obligations to close at the Closing set forth in Article VII has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition; and

          (c) by the Majority Purchasers (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been waived or cured within 30 days after written notice of such Terminating Company Breach is given to the Company by the Majority Purchasers; or (ii) if any condition to the Purchasers' obligations to close set forth in Article VII has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Purchasers to comply with their obligations under this Agreement), and the Majority Purchasers have not waived such condition.

          8.2. Effect of Termination. If this Agreement is terminated by either the Company or the Purchasers pursuant to the provisions of Section 8.1, this Agreement shall forthwith become void and there shall be no further obligations with respect to the sale and purchase of the Securities on the part of the Company or the Purchasers or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Article IX and Sections 5.1, 5.8, 10.1, 10.2, 10.3, 10.4, 10.8, 10.9, 10.13, 10.14, 10.15,
10.16 and 10.17, all of which shall survive any termination of this Agreement; provided, that nothing in this Section 8.2 shall relieve any party hereunder from liability for any willful breach of this Agreement.

                                   ARTICLE IX
                                LANIER GUARANTEE

          9.1. Lanier Guarantee. Lanier hereby absolutely, irrevocably and unconditionally guarantees to the Company (as a primary obligor and not as a surety only) the due and punctual payment of each Purchaser's Committed Amount payable by each Purchaser pursuant to this Agreement (collectively, the "Guaranteed Obligations ").

          9.2. Guarantee Absolute. Lanier guarantees that the Guaranteed Obligations will be duly and punctually paid strictly in accordance with the terms of this Agreement. If for any reason a Purchaser shall fail or be unable duly and punctually to pay any Guaranteed Obligation as and when the same shall become due or otherwise required, Lanier shall, subject to the terms and conditions of this Agreement, forthwith duly and punctually pay such Guaranteed Obligation. Lanier further agrees that this Agreement constitutes a guarantee of payment when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from any Purchaser. Lanier's liability under this Agreement shall be absolute, unconditional, irrevocable and continuing.

                                    ARTICLE X
                                  MISCELLANEOUS

          10.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

          "Bankruptcy Documents" shall mean the Plan and the Disclosure
Statement.

          "beneficial owner" or "beneficially own," or any derivation of such terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Business Day" shall mean any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in The City of New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "Commitment" shall mean a contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto.

          "Company Board" shall mean the Board of Directors of the Company.

          "Confidential Information" shall mean information relating to the Company's business, intellectual property and processes, operations, strategies, liquidity and financial condition, Reorganization terms, pricing policies, markets, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that any Purchaser should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or subsequently comes into the public domain other than through the fault or negligence of a Purchaser, (ii) was lawfully obtained by a Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to a Purchaser at the time of disclosure of such Confidential Information to a Purchaser by the Company, provided that a Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by a Purchaser without making use of any Confidential Information.

          "Disclosure Statement" shall mean the Company's disclosure statement, dated August 22, 2002 and as amended or supplemented through the date hereof, relating to the Plan, including, without limitation, all exhibits and schedules thereto, which is subject to approval by the Bankruptcy Court pursuant to
Section 1125 of the Bankruptcy Code.

          "Effective Date" shall mean the date upon which the transactions contemplated by the Plan to become effective on such date, including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock, become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

          "Governmental Entity" shall mean any supranational, or United States or foreign national, federal, state or local, judicial, legislative, executive, administrative or regulatory body or authority.

          "Investor Suitability Questionnaire" shall mean the questionnaire completed by each Purchaser and delivered by such Purchaser to the Company prior to the date of this Agreement.

          "Laws" shall mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, and decrees.

          "Majority Purchasers" shall mean (i) prior to the Closing Date, Purchasers having the right hereunder to purchase Preferred Shares representing in the aggregate at least 51% of the Committed Amount and (ii) after the Closing Date, Purchasers holding securities representing at least a majority of the Conversion Shares on an as-converted basis.

          "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; except that any of the following changes, events, conditions or effects shall not constitute a "Material Adverse Effect":
(i) changes or conditions in the industry or the industry sector in which the Company and its Subsidiaries operate that do not disproportionately affect the Company and its Subsidiaries; (ii) the effect of the pendency or consummation of the transactions contemplated by this Agreement; (iii) any material adverse effect that shall have been or will be eliminated or rendered immaterial by the Reorganization as of the Effective Date; or (iv) a bankruptcy filing or filings of the Company and one or more of the Company's Subsidiaries and the continuation of such bankruptcy cases.

          "Notes" shall mean the Company's 11% Senior Notes due 2007, 8? % Senior Notes due 2008, 9 3/4% Senior Notes due 2008 and 4 1/2% Convertible Subordinated Notes due 2006.

          "Order" shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

          "Person" shall mean any natural person, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Plan" shall mean the Company's plan of reorganization, dated August 22, 2002 and as amended or supplemented through the date hereof, which is subject to confirmation by the Bankruptcy Court.

          "Purchasers' Counsel" shall mean Sutherland Asbill & Brennan LLP, which shall be the single counsel representing all of the Purchasers hereunder.

          "Restated Certificate of Incorporation" shall mean the certificate of incorporation of the Company restated and filed pursuant to the Plan and including the Preferred Stock Certificate of Designation.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

          "Subsidiary" shall mean in the case of any Person, each corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person and which, in the case of the Company, shall be each corporation, partnership or other entity listed on Schedule 10.1.

          "Transaction Documents" shall mean this Agreement, the Preferred Stock Certificate of Designation, the Warrant Agreement, the Warrants and the Registration Rights Agreement.

          10.2. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement or in any writing delivered by any party in connection herewith shall survive the transactions contemplated by this Agreement to be consummated at the Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of one year following the Closing Date.

          10.3.  Fees and Expenses. On the Closing Date, the Company shall pay,
(i) in an amount not to exceed $150,000, the reasonable fees and expenses of Purchasers' Counsel and all other costs and expenses incurred by the Purchasers in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and (ii) in an amount not to exceed $40,000, the reasonable fees and expenses of Holding incurred by Holding in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

          10.4. Enforcement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

          (b) Holding's obligations set forth in this Agreement (including, without limitation, Holding's redemption and purchase obligations pursuant to
Section 5.10) are for the benefit of, and may be directly enforced by, Lanier, each other Purchaser that is a stockholder of Holding and/or the Company.

          10.5. Restrictive Legends. (a) Each certificate representing any of the Preferred Shares shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AND CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

          (b) Each certificate representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares shall bear legends in substantially the following form:

          THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS
          OF AUGUST 22, 2002, AS AMENDED FROM TIME TO TIME (THE "PURCHASE AGREEMENT"). A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

          The second legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities transferred in any sale or transfer permitted by the terms of this Agreement with respect to which the provisions of this Agreement provide that the transferee of such Securities shall not be subject to the restrictions of this Agreement.

          In addition, certificates representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares issued in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or as to which the subsequent transfer or disposition of such Securities shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD,

          PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

          The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the applicable Purchaser, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to Section 3.5), to the effect that the subsequent transfer or other disposition of such Securities shall not require registration under the Securities Act.

          (c) Each certificate representing any of the Preferred Shares issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED IN
          UNITS AS PART OF AN ISSUANCE OF           SHARES OF THE CORPORATION'S
          8% SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK (THE "PREFERRED STOCK") AND WARRANTS ENTITLING THE HOLDER THEREOF TO PURCHASE THE CORPORATION'S COMMON STOCK (THE "WARRANTS"). UNTIL THE FIRST ANNIVERSARY OF THE DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK UNDER THE PURCHASE AGREEMENT, EACH SHARE OF PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, 3.40 WARRANTS.

          (d) Each Warrant shall bear legends substantially in the form of the legends set forth in the form of Warrant appended to the Warrant Agreement attached hereto as Exhibit B.

          (c) The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the certificates for the Securities.

          10.6. Successors and Assigns. Except as otherwise expressly provided herein, (i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and (ii) no party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement; provided, that any such consent required to be given by the Purchasers shall be effective if given by the Majority Purchasers. Nothing herein contained shall be deemed to preclude a sale or business combination of or involving Holding, provided, that as part of such transaction (or series of related transactions), the Purchasers that hold capital stock of Holding receive consideration for such Holding capital stock sufficient for such Purchasers to fulfill their commitment to purchase the Series A Preferred Stock and the Warrants as specified in this Agreement. Without limiting the generality of the foregoing, this Agreement shall survive the death or disability of Lanier and each other Purchaser that is a natural person.

          10.7. Inspections; No Other Representations. Each Purchaser is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it deems necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. Each Purchaser agrees to accept the Preferred Shares, Warrants and Commitment Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, each Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to any Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

          10.8. Entire Agreement. This Agreement (including the Schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Without limiting the generality of the foregoing, the parties hereto agree and acknowledge that this Agreement shall supersede and replace in its entirety the Lanier Subscription Agreement, which shall, on and after the date hereof, be terminated in full and no longer be in force or effect.

          10.9. Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) on the first Business Day that is at least five days after the date of deposit in the United States mails for delivery by certified mail. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

                 (i)    if to the Company, to:

                        ITC/\DeltaCom, Inc.
                        1791 O.G. Skinner Drive
                        West Point, Georgia 31833
                        Telecopy No.: (256) 382-3936
                        Attention: J. Thomas Mullis, Esq.
                                   Senior Vice President, General Counsel and
                                   Secretary

                 (ii)   if to the Purchasers (other than UBS Warburg LLC), to:

                        Campbell B. Lanier, III
                        c/o ITC Holding Company, Inc.
                        3300 20/th/ Avenue
                        Valley, Alabama 36854
                        Telecopy No.: (334) 768-5067

                        with a copy (which shall not constitute notice) to Purchasers' Counsel:

                        Sutherland Asbill & Brennan LLP
                        999 Peachtree Street, N.E.
                        Atlanta, Georgia 33039
                        Telecopy No.: (404) 853-8806
                        Attention:    Philip B. Gura/B. Knox Dobbins

                 (iii)  if to UBS Warburg LLC, to:

                        UBS Warburg LLC
                        555 California Street, 36/th/ Floor
                        San Francisco, California 94104
                        Telecopy No.: (415) 352 6088
                        Attention:  Tom Benninger

                 (iv)   if to Holding, to:

                        ITC Holding Company, Inc.
                        3300 20/th/ Avenue
                        Valley, Alabama 36854
                        Telecopy No.: (334) 768-5067
                        Attention: General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  10.10. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

                  10.11. Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent thereto of the Company, Holding and the Majority Purchasers. Notwithstanding the foregoing, any such amendment, modification, supplement, waiver or consent with respect to a matter that relates exclusively to the rights or obligations of (i) a particular Purchaser and that does not directly or indirectly affect the rights or obligations of any other Purchaser or of Holding, may be entered into or given solely by the Company and such affected Purchaser and (ii) Holding and that does not directly or indirectly affect the rights or obligations of any Purchaser, may be entered into or given solely by the Company and Holding; provided that the provisions of this sentence may not be amended, modified or supplemented, and no waiver or consent to departure from such provisions may be given, except in accordance with the provisions of the immediately preceding sentence.

                  10.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  10.13. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

                  10.14. References. When a reference is made in this Agreement or any other Transaction Document to a Section, Exhibit, Schedule or Appendix, such reference shall be to a Section of or an Exhibit or a Schedule or Appendix to this Agreement or such other Transaction Document, unless otherwise indicated.

                  10.15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

                  10.16. Exclusive Jurisdiction; Venue. Any process against the Company or a Purchaser in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 10.9 with the same effect as though served on it personally. Each of the parties hereto hereby irrevocably submits in any suit, action or proceeding by the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each of the foregoing parties hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in
Section 10.9. Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

                  10.17. Waiver of Jury Trial. The Company, the Purchasers and Holding hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction Documents.

                  10.18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

                  10.19. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                                Company:

                                ITC/\DeltaCom, Inc.


                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                Holding:

                                ITC Holding Company, Inc.


                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                Purchasers:

                                Campbell B. Lanier, III


                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                Brindlee Capital, LLC

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                Brown Investment Partners, L.P.

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                The Burton Partnership, Limited Partnership

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                The Burton Partnership (QP), Limited Partnership

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                Ellen L. Collins

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                Henry E. Crosby, Jr.

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                CT Communications Northeast, Inc.

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:

                             Kelly M. Hawk

                             By: /s/
                                ------------------------------------------------
                                Name:


                             Carroll Lanier Hodges

                             By: /s/
                                ------------------------------------------------
                                Name:


                             Campbell B. Lanier, III

                             By: /s/
                                ------------------------------------------------
                                Name:


                             Campbell B. Lanier, III, Charitable Remainder Trust

                             By: /s/
                                ------------------------------------------------
                                Name:
                                Title:


                             The 1997 Trust FBO Campbell B. Lanier, IV

                             By: /s/
                                ------------------------------------------------
                                Name:
                                Title:


                             The 1999 Trust FBO Campbell B. Lanier, IV

                             By: /s/
                                ------------------------------------------------
                                Name:
                                Title:

                                David Gaines Lanier

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                Elizabeth Walker Lanier

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                James Smith Lanier II

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                J. Smith Lanier & Co.

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                John Thompson Lanier

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                Elizabeth L. Lester

                                By: /s/
                                   ---------------------------------------------
                                   Name:

                                Foster McDonald

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                Wesley McDonald

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                North State Telephone Company

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:


                                William H. Scott III

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                Douglas A. Shumate

                                By: /s/
                                   ---------------------------------------------
                                   Name:


                                UBS Warburg LLC

                                By: /s/
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A

               Form of Preferred Stock Certificate of Designation

                          [See Exhibit 4 to the Plan]

                                    EXHIBIT B

                           Form of Warrant Agreement

                          [See Exhibit 5 to the Plan]

                                    EXHIBIT C

                     Form of Registration Rights Agreement

                          [See Exhibit 8 to the Plan]

                                   SCHEDULE 1
                         Purchasers' Committed Amounts

                                                    (1)             (2)                 (3)                  (4)
                                                 Number of                           Number of           Purchaser's
                                                 Preferred       Number of           Commitment           Committed
Name of Purchaser                                 Shares         Warrants              Shares              Amount
-----------------                                 ------         --------              ------              ------
Brindlee Capital, LLC                               2,500.00       8,500.0000         8,333.3333          $   250,000
Brown Investment Partners, L.P.                       529.36       1,799.8240         1,764.5333          $    52,936
The Burton Partnership, Limited Partnership         5,000.00      17,000.0000        16,666.6667          $   500,000
The Burton Partnership (QP), Limited Partnership   15,000.00      51,000.0000        50,000.0000          $ 1,500,000
Ellen L. Collins                                    5,250.00      17,850.0000        17,500.0000          $   525,000
Henry E. Crosby, Jr.                                2,500.00       8,500.0000         8,333.3333          $   250,000
CT Communications Northeast, Inc.                  12,000.00      40,800.0000        40,000.0000          $ 1,200,000
Kelly M. Hawk                                       1,000.00       3,400.0000         3,333.3333          $   100,000
Carroll Lanier Hodges                               7,500.00      25,500.0000        25,000.0000          $   750,000
Campbell B. Lanier, III                            35,485.34     120,650.1560       118,284.4667          $ 3,548,534
Campbell B. Lanier, III
   Charitable Remainder Trust                         442.09       1,503.1060         1,473.6333          $    44,209
Campbell B. Lanier, IV                                363.82       1,236.9880         1,212.7333          $    36,382
1997 Trust FBO Campbell B. Lanier, IV               1,265.90       4,304.0600         4,219.6667          $   126,590
1999 Trust FBO Campbell B. Lanier, IV               3,211.20      10,918.0800        10,704.0000          $   321,120
David Gaines Lanier                                 2,500.00       8,500.0000         8,333.3333          $   250,000
Elizabeth Walker Lanier                             4,125.00      14,025.0000        13,750.0000          $   412,500
James Smith Lanier II                              15,750.00      53,550.0000        52,500.0000          $ 1,575,000
J. Smith Lanier & Co.                               2,000.00       6,800.0000         6,666.6667          $   200,000
John Thompson Lanier                                2,577.29       8,762.7860         8,590.9667          $   257,729
Elizabeth L. Lester                                 5,000.00      17,000.0000        16,666.6667          $   500,000
Foster McDonald                                     1,000.00       3,400.0000         3,333.3333          $   100,000
Wesley L. McDonald                                  1,000.00       3,400.0000         3,333.3333          $   100,000
North State Telephone Company                       5,000.00      17,000.0000        16,666.6667          $   500,000
William H. Scott, III                               5,000.00      17,000.0000        16,666.6667          $   500,000
Douglas A. Shumate                                  2,000.00       6,800.0000         6,666.6667          $   200,000
UBS Warburg LLC                                    12,000.00      40,800.0000        40,000.0000          $ 1,200,000
-------------                                      ---------      -----------        -----------          -----------

TOTALS                                            150,000.00          510,000            500,000          $15,000,000

                     Purchase Agreement - SCANA Corporation

                               PURCHASE AGREEMENT


                                   dated as of


                                 August 22, 2002


                                 by and between


                              ITC DeltaCom, Inc.,


                                       and


                                SCANA Corporation

                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I
         ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW COMMON
                                      STOCK

1.1.   Issuance, Purchase and Sale .........................................  2
1.2.   Closing .............................................................  2
1.3.   Deliveries ..........................................................  3
1.4.   Capitalized Terms ...................................................  3

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.   Organization; Subsidiaries ..........................................  3
2.2.   Due Authorization ...................................................  4
2.3.   Capitalization ......................................................  4
2.4.   SEC Reports .........................................................  5
2.5.   Litigation ..........................................................  5
2.6.   Absence of Certain Changes ..........................................  5
2.7.   Consents; No Violations .............................................  5
2.8.   Brokers or Finders ..................................................  6
2.9.   No General Solicitation or Advertising; No Integration ..............  6

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1.   Acquisition for Investment ..........................................  7
3.2.   Accredited Investor Status ..........................................  7
3.3.   Information .........................................................  7
3.4.   Government Review ...................................................  7
3.5.   Sale or Transfer ....................................................  7
3.6.   Residency ...........................................................  8
3.7.   No Brokers or Finders ...............................................  8
3.8    Organization ........................................................  8
3.9.   Due Authorization ...................................................  8
3.10.  Consents; No Violations .............................................  9
3.11.  Litigation ..........................................................  9
3.12.  Availability of Funds ...............................................  9

                                   ARTICLE IV
                                    COVENANTS

4.1.   Public Announcements ................................................  9
4.2.   Consents, Approvals and Filings ..................................... 10

4.3.  Reasonable Best Efforts ................................................  10
4.4.  Listing ................................................................  10
4.5.  Preferred Stock Certificate of Designation .............................  10
4.6.  Reservation of New Common Stock ........................................  10
4.7.  Board Representation Rights ............................................  10
4.8.  Confidential Treatment of Confidential Information .....................  11
4.9.  Registration Rights ....................................................  11
4.10. Obligation of the Purchaser to Vote in Favor of the Plan ...............  11
4.11. Further Assurances .....................................................  12
4.12. Waiver of Right to Participate in Rights Offering ......................  12

                                    ARTICLE V
                                   CONDITIONS

5.1.  Conditions to Obligations of the Purchaser and the Company at Closing ..  12
5.2.  Additional Conditions to Obligations of the Purchaser at the Closing ...  13
5.3.  Additional Conditions to Obligations of the Company at the Closing .....  14

                                   ARTICLE VI
                                   TERMINATION

6.1.  Termination ............................................................  15
6.2.  Effect of Termination ..................................................  15

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1.  Definitions ............................................................  16
7.2.  Survival of Representations and Warranties .............................  18
7.3.  Fees and Expenses ......................................................  18
7.4.  Enforcement ............................................................  18
7.5.  Restrictive Legends ....................................................  18
7.6.  Successors and Assigns .................................................  20
7.7.  Inspections; No Other Representations ..................................  21
7.8.  Entire Agreement .......................................................  21
7.9.  Notices ................................................................  21
7.10. Business Days ..........................................................  22
7.11. Amendments; Waivers ....................................................  22
7.12. Counterparts ...........................................................  22
7.13. Descriptive Headings; Interpretation; No Strict Construction ...........  22
7.14. References .............................................................  23
7.15. Governing Law ..........................................................  23
7.16. Exclusive Jurisdiction; Venue ..........................................  23
7.17. Waiver of Jury Trial ...................................................  24
7.18. Severability ...........................................................  24
7.19. Delivery by Facsimile ..................................................  24

Exhibit A  - Form of Preferred Stock Certificate of Designation
Exhibit B  - Form of Warrant Agreement
Exhibit C  - Form of Registration Rights Agreement

                             TABLE OF DEFINED TERMS

Affiliate ........................  16    NMS ..........................................  10
Agreement ........................   1    Notes ........................................  17
Bankruptcy Code ..................   l    Order ........................................  17
Bankruptcy Court .................   1    Person .......................................  17
Bankruptcy Documents .............  16    Plan .........................................  17
beneficial owner .................  16    Preferred Shares .............................   2
beneficially own .................  16    Preferred Stock Certificate of Designation ...   2
Business Day .....................  16    Process Agent ................................  23
Capital Stock ....................  16    PUHCA ........................................   3
Chapter 11 Case ..................   l    PUHCA Regulations ............................   8
Closing ..........................   2    Purchaser ....................................   1
Closing Date .....................   3    Purchaser's Counsel ..........................  17
Commitment .......................  16    Registration Rights Agreement ................  11
Commitment Shares ................   2    Reorganization ...............................   1
Committed Amount .................   2    Rights .......................................   5
Company ..........................   1    Rights Offering ..............................   2
Company Board ....................  16    SCANA ........................................   1
Company Disclosure Schedule ......   3    SCANA Purchase Agreement .....................   1
Confidential Information .........  16    SCANA Securities .............................  l1
Consents, Approvals and Filings ..   6    SCANA Subscription Agreement .................   1
Conversion Shares ................   4    SEC ..........................................   5
Delaware Secretary of State ......   6    SEC Reports ..................................   5
Disclosure Statement .............  16    Securities ...................................   6
Effective Date ...................  17    Securities Act ...............................  18
Encumbrances .....................   3    Separation Date ..............................   8
ETC ..............................   3    Series A Preferred Stock .....................   1
Exchange Act .....................  17    Subsidiary ...................................  18
Filing Date ......................   1    Terminating Company Breach ...................  15
Governmental Entity ..............  17    Terminating Purchaser Breach .................  15
Lanier ...........................   1    Transaction Documents ........................  18
Lanier Subscription Agreement ....   1    Transfer .....................................  12
Laws .............................  17    Transferee ...................................  12
Litigation .......................   5    Warrant Agreement ............................   2
Material Adverse Effect ..........  17    Warrant Shares ...............................   4
New Common Stock .................   1    Warrants .....................................   1

                                        V

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (this "Agreement"), dated as of August 22, 2002, is made by and between ITC DeltaCom, Inc., a Delaware corporation with its principal place of business at 1791 O.G. Skinner Drive, West Point, Georgia 31833 (the "Company") and SCANA Corporation, a South Carolina corporation with its principal place of business at 1426 Main Street, Columbia, South Carolina 29201 (the "Purchaser" or "SCANA)".

                                    RECITALS

          WHEREAS, on June 25, 2002 (the "Filing Date"), the Company filed a voluntary bankruptcy petition (the "Chapter 11 Case") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in contemplation of a financial reorganization (the "Reorganization") pursuant to a plan of reorganization that will be subject to confirmation pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code");

          WHEREAS, the Company's plan of reorganization requires the Company to raise gross proceeds of at least $30,000,000 from the issuance and sale of shares of convertible redeemable preferred stock, par value $.01 per share, of the Company (the "Series A Preferred Stock");

          WHEREAS, prior to the filing of the Chapter 11 Case, the Company entered into (i) a subscription agreement (the "SCANA Subscription Agreement") with the Purchaser pursuant to which the Purchaser has committed to purchase Series A Preferred Stock and warrants (the "Warrants") to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "New Common Stock") for an aggregate purchase price of $15,000,000; and (ii) a subscription agreement (the "Lanier Subscription Agreement") with Campbell B. Lanier, III ("Lanier") and ITC Holding Company, Inc. pursuant to which Lanier has committed to purchase Series A Preferred Stock and Warrants for an aggregate purchase price of $15,000,000, subject to Lanier's right to assign all or any portion of his commitment to purchase the Series A Preferred Stock and the Warrants to a limited number of qualified investors;

          WHEREAS, the Company now wishes, upon the terms and subject to the conditions set forth in this Agreement, to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000;

          WHEREAS, the shares of Series A Preferred Stock and Warrants shall be issued in units consisting of one share of Series A Preferred Stock and 3.40 Warrants;

          WHEREAS, as of the date hereof and in accordance with the Lanier Subscription Agreement, Lanier and a number of qualified investors to whom he has assigned a portion of his commitment have entered into a purchase agreement (the "Lanier Purchase Agreement") to purchase 150,000 shares of Series A Preferred Stock and Warrants exercisable for 510,000 shares of New Common Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in such agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
             ISSUANCE AND SALE OF PREFERRED SHARES, WARRANTS AND NEW
                                  COMMON STOCK

          1.1.  Issuance, Purchase and Sale

          (a) (i) Subject to the terms and subject to the conditions of this Agreement, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 150,000 shares of Series A Preferred Stock (the "Preferred Shares") at a stated price of $100 per share for an aggregate purchase price of $15,000,000 (such aggregate purchase price of $15,000,000, as adjusted pursuant to Section 1.l(a)(ii), the "Committed Amount"). The Preferred Shares to be purchased and sold at Closing shall be issued pursuant to a certificate of designation substantially in the form of Exhibit A hereto (the "Preferred Stock Certificate of Designation").

          (ii) The Committed Amount shall be reduced by $1.00 for every $2.00 of gross proceeds received by the Company from the sale of Series A Preferred Stock and Warrants in the rights offering of such securities (the "Rights Offering") made to holders of common stock and preferred stock of the Company pursuant to the Plan. Upon any adjustment of the Committed Amount, the number of Preferred Shares to be purchased and sold at the Closing to the Purchaser hereunder shall be proportionately reduced. At least two Business Days prior to Closing, the Company shall provide written notice to the Purchaser of the amount, if any, by which the Committed Amount shall be reduced as a result of purchases made pursuant to the Rights Offering.

          (b) At the Closing, the Company shall issue to the Purchaser 510,000 Warrants for no additional consideration, provided, however, that if the Committed Amount and the number of Preferred Shares to be purchased and sold at the Closing shall be reduced pursuant to Section 1.1 (a)(ii) above, the number of Warrants issuable at the Closing to the Purchaser shall be proportionately reduced. The Warrants shall be issued pursuant to a warrant agreement, substantially in the form of Exhibit B hereto, which shall be in effect as of the Closing (the "Warrant Agreement").

          (c) At the Closing, the Company shall issue to the Purchaser, in consideration for its purchase commitment set forth in the SCANA Subscription Agreement, 500,000 shares of New Common Stock (the "Commitment Shares").

          (d) The Preferred Shares and Warrants shall be issued at the Closing in units consisting of one share of Series A Preferred Stock and 3.40 Warrants.

          1.2. The Closing. closing of the purchase and sale of the Preferred Shares and Warrants and the issuance of the Commitment Shares (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10021 at 10:00 a.m. (New York City time) on the Effective Date (the date of the Closing, the "Closing Date").

          1.3. Deliveries. At the Closing, the Company shall deliver to the Purchaser (i) stock certificates, each registered in the name of the Purchaser, representing the Preferred Shares and the Commitment Shares, (ii) the Warrants, each of which shall be substantially in the form of the warrant certificate attached as an exhibit to the Warrant Agreement and (iii) such other instruments and documents as are specified in Section 5.2. Delivery of such stock certificates and Warrants and such other instruments and documents shall be made against receipt by the Company of the purchase price payable therefor equal to the Committed Amount, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company (such designation to be received by the Purchaser at least two Business Days prior to the Closing Date), and such other instruments and documents as are specified in
Section 5.3.

          1.4. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Section 7.1.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser, as of the date hereof and as of the Effective Date (except to the extent that any representation or warranty herein is stated to be made as of another date, in which case such representation or warranty shall be true as of that date), as set forth in this Article II. Each reference in this Article II to a Schedule shall be to the disclosure schedule delivered by the Company to the Purchaser on or before the date of this Agreement (the "Company Disclosure Schedule").

          2.1. Organization; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect. The Company is an "exempt telecommunications company" (an "ETC") as defined in Section 34(a)(1) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

          (b) Except as set forth on Schedule 2.1(b) or as disclosed in the SEC Reports or the Bankruptcy Documents, (i) the Company owns, either directly or indirectly, all of the Capital Stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (collectively, the "Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its Capital Stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries or as disclosed in the SEC Reports, the Company does not own, directly or indirectly, any interest in any Person in excess of 9.9% of the outstanding equity of such Person.

          2.2. Due Authorization Subject to any required approvals of the Bankruptcy Court, the Company shall have the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and shall have the requisite corporate power and authority to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares, the Warrants and the Commitment Shares by the Company, and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the New Common Stock issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares") and the reservation, issuance and sale of the New Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and the consummation by the Company of the transactions contemplated hereby and thereby) (i) are within the corporate power and authority of the Company and (ii) upon confirmation of the Plan, shall have been duly authorized by all necessary corporate action of the Company. Subject to any required approvals of the Bankruptcy Court, this Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company shall constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The terms, designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the Series A Preferred Stock shall be as set forth in the Preferred Stock Certificate of Designation. After giving effect to the Reorganization, (x) the Preferred Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company, (y) the Conversion Shares and the Warrant Shares shall be validly reserved for issuance and, when issued and delivered in accordance with the terms of the Preferred Stock Certificate of Designation and the Warrant Agreement, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive or other similar rights of the stockholders of the Company and (z) the Commitment Shares, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company.

          2.3. Capitalization After giving effect to the Reorganization, (i) the authorized Capital Stock of the Company shall consist of 250,000,000 shares of New Common

Stock and 5,000,000 shares of preferred stock, par value $.01 share, (ii) all of the issued and outstanding Capital Stock shall be duly authorized and will be validly issued, fully paid and non-assessable, (iii) no shares of Capital Stock of the Company shall be subject to the preemptive or other similar rights of the stockholders of the Company, and (iv) except as disclosed in the SEC Reports or the Bankruptcy Documents or as otherwise contemplated by Article I, there shall be no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever (collectively, "Rights") relating to issued or unissued Capital Stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company or pursuant to which the Company is or may become bound to issue additional shares of its Capital Stock or grant related Rights, or to grant preemptive or other similar rights.

          2.4. SEC Reports. Except as set forth on Schedule 2.4, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, proxy statements, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 2001 (including the financial statements and other financial data contained therein) (collectively, the "SEC Reports"). On the date of its filing, each SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.5. Litigation (a) Except as set forth on Schedule 2.5(a) or as disclosed in the SEC Reports or the Bankruptcy Documents, there is no claim, action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, would reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in the SEC Reports or the Bankruptcy Documents, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.6. Absence of Certain Changes. Except as disclosed in the SEC Reports or the Bankruptcy Documents, since December 31, 2001, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          2.7. Consents; No Violations. After giving effect to the consummation of the other transactions to occur on the Effective Date, in the case of clauses
(i) and (ii) below, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the Restated Certificate of Incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries; (ii) except as set forth on Schedule 2.7, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (iii) other than as contemplated by the Bankruptcy Documents, require any consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the "Consents, Approvals and Filings") on the part of the Company or any of the Subsidiaries, except for (a) the filing of the Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), (b) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities laws, (c) the Consents, Approvals and Filings required under rules of the Nasdaq Stock Market, (d) the Consents, Approvals and Filings set forth on
Schedule 2.7 and (e) such other Consents, Approvals and Filings which the failure of the Company or any of the Subsidiaries to make or obtain would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any Transaction Document.

          2.8. Brokers or Finders. Except for UBS Warburg LLC, Morgan Stanley & Co. Incorporated and the other Company agents identified in the Bankruptcy Documents, whose fees shall be paid by the Company, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other investment banking commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur on the Effective Date.

          2.9. No General Solicitation or Advertising; No Integration. With respect to any offering to the Purchaser of the Preferred Shares, the Warrants, the Commitment Shares, the Conversion Shares or the Warrant Shares (collectively, the "Securities") made without registration under the Securities Act and applicable state securities laws, the Company has not (i) engaged in any general solicitation or general advertising (as such terms are used in Rule 502(c) of the Securities Act), or (ii) made any offers or sales of any security under circumstances that would require registration of the Securities being offered or sold under this Agreement under the Securities Act or any state securities law.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Company with respect to the Securities it is acquiring hereunder as of the date hereof and as of the Effective Date, as set forth in this Article III.

          3.1. Acquisition for Investment. The Purchaser is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the Transaction Documents to which it is a party, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

          3.2. Accredited Investor Status. The Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser understands that its investment in the Securities involves a significant degree of risk.

          3.3. Information. The Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisers. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and its Subsidiaries and the Securities. The Purchaser has been provided with copies of, and has carefully reviewed, the SEC Reports and the Bankruptcy Documents.

          3.4. Government Review. The Purchaser understands that no Governmental Entity has passed upon or made any recommendation or endorsement of the Securities.

          3.5. Sale or Transfer. The Purchaser understands that (i) except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). The Purchaser shall not transfer any of the Securities held by the Purchaser to any Affiliate of the Purchaser whose acquisition or ownership of such Securities would reasonably be likely to result in the Company or any of its Subsidiaries becoming subject to regulation pursuant to PUHCA the PUHCA Regulations other than such regulation which is applicable to an ETC that is an affiliate of a public utility holding company registered under PUHCA. The Preferred Shares the Warrants constituting units shall not become separately transferable until the first anniversary of the Closing Date (such first anniversary of the Closing Date, a "Separation Date").

         3.6. Residency. The principal offices of the Purchaser and the offices of the Purchaser in which it made its decision to purchase the Securities are located at the address set forth in the preamble to this Agreement.

         3.7. No Brokers or Finders. No agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with the transactions contemplated by this Agreement to occur on the Closing Date.

         3.8. Organization. (a) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

         (b) The Purchaser is registered with the SEC as a public utility holding company under PUHCA. Neither the execution, delivery or performance by the Purchaser of this Agreement nor the performance by the Purchaser of any other Transaction Documents to which the Purchaser is a party, including the acquisition and ownership of the Securities by the Purchaser, shall result in the Company or any of its Subsidiaries becoming subject to regulation pursuant to PUHCA or the rules and regulations promulgated thereunder (the "PUHCA Regulations") other than such regulation which is applicable to an ETC that is an affiliate of a public utility holding company registered under PUHCA. Neither the Company nor any of its Subsidiaries shall be required prior to, in connection with, or as a result of the acquisition and ownership of Securities by the Purchaser to make or obtain any Consents, Approvals and Filings with the SEC, the Federal Communications Commission or any other Governmental Entity pursuant to PUHCA or the PUHCA Regulations.

         3.9. Due Authorization. The Purchaser has the requisite power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by the Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by the Purchaser of the transactions contemplated hereby and thereby) (i) are within the power and authority of the Purchaser and (ii) have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by the Purchaser shall be, duly and validly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Purchaser shall constitute, a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

         3.10. Consents; No Violations. Neither the execution, delivery or performance by the Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Purchaser; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law, or any provision of any agreement or other instrument to which the Purchaser is a party or pursuant to which the Purchaser or any of its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document to which it is a party; or (iii) require any Consents, Approvals and Filings on the part of the Purchaser, except for (a) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities laws, (b) the Consents, Approvals and Filings set forth on Schedule
3.10 and (c) such other Consents, Approvals and Filings which the failure of the Purchaser to make or obtain would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document.

         3.11. Litigation. There is no Litigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         3.12. Availability of Funds. The Purchaser has sufficient funds to pay the purchase price for the Preferred Shares and the Warrants to be acquired by it hereunder.

                                   ARTICLE IV
                                    COVENANTS

         4.1. Public Announcements. The Company and the Purchaser shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement with respect thereto without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law, by rules of the Nasdaq Stock Market, by any other automated quotation system on which the Company's securities or, if applicable, the Purchaser's securities are quoted or to be quoted or by any national securities exchange on which the Company's securities or, if applicable, the securities of the Purchaser are listed or to be listed provided, further, that, to the extent time permits, such party has used all reasonable best efforts to consult with the other parties prior thereto.

         4.2. Consents, Approvals and Filings. Subject to the terms of this Agreement and the confirmation of the Plan, the Company and the Purchaser shall each use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by the Company and its Subsidiaries or the Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         4.3. Reasonable Best Efforts. Except as otherwise expressly provided in this Agreement and subject to the Company's duties and obligations under Law (including, without limitation, the Bankruptcy Code), the Company and the Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with the other party and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement.

         4.4. Listing. The Company shall use reasonable efforts to have the New Common Stock quoted on the National Market System of the Nasdaq Stock Market (the "NMS") or listed on a national securities exchange or quoted on another national automated quotation system other than the NMS for so long as any Securities are outstanding.

         4.5. Preferred Stock Certificate of Designation. On or prior to the Closing Date, the Company Board shall approve and adopt the Preferred Stock Certificate of Designation authorizing such Preferred Shares, and the Company shall cause such Preferred Stock Certificate of Designation to be filed with the Delaware Secretary of State.

         4.6. Reservation of New Common Stock. From and after the Closing Date, the Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Preferred Shares and upon exercise of the Warrants, the number of shares of New Common Stock from time to time issuable upon conversion of all of the Preferred Shares or upon exercise of the Warrants, in each case at the time outstanding.

         4.7. Board Representation Rights. The Company shall take all corporate action necessary to provide the Purchaser with the benefit of the Company Board representation rights set forth in the Preferred Stock Certificate of Designation.

         4.8. Confidential Treatment of Confidential Information. (a) In the event the Purchaser (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Company or the Subsidiaries any Confidential Information, the Purchaser (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement and (iii) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of the Purchaser who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and the Purchaser shall be responsible for compliance with this Section 4.8 by such officers, employees, counsel, accountants, partners and other authorized representatives). Notwithstanding the preceding sentence, if the Purchaser or any of its authorized representatives becomes legally required pursuant to applicable law or regulation (including securities laws or regulations or the regulations of the NMS or any applicable stock exchange) or regulatory, legal or judicial process (including by deposition, interrogatory, request for documents, subpoena or similar process) to disclose any of the Confidential Information, the Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy or waive in writing compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained and such a written waiver has not been received from the Company that would permit such required disclosure, the Purchaser and its authorized representatives shall disclose only that portion of the Confidential Information which the Purchaser is advised in the opinion of its counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of the Confidential Information by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         (b) Upon the Company's request at any time, the Purchaser shall (i) return to the Company or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the Company, within ten days following the Company's request, that all such Confidential Information has been returned or destroyed.

         4.9. Registration Rights. On or prior to the Closing Date, the Company shall enter into the Registration Rights Agreement with the Purchaser and with each of the purchasers pursuant to the Lanier Purchase Agreement substantially in the form of Exhibit C hereto (the "Registration Rights Agreement"), which agreement shall then be in full force and effect, and the Company shall comply with the terms thereof.

         4.10. Obligation of the Purchaser to Vote in Favor of the Plan. The Purchaser hereby acknowledges to the Company that it supports the terms of the Plan. The Purchaser agrees that, for so long as it is the beneficial owner of Notes, common stock of the Company or Series B-1 or Series B-2 Cumulative Convertible Preferred Stock of the Company (collectively, the "SCANA Securities"), it (i) shall vote, or shall cause its Subsidiaries that own SCANA Securities of record to vote, its claims in respect of the SCANA Securities in favor of the Plan and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. The provisions of this Section 4.10 shall not in any way limit or condition the right of the Purchaser or any of its subsidiaries to sell, transfer or otherwise dispose of (a "Transfer") any or all of the SCANA Securities at any time or to any person (a "Transferee") in the sole and absolute discretion of the Purchaser or any such Subsidiary; provided, however, that, if and to the extent that the Purchaser or any such Subsidiary Transfers any of the SCANA Securities before the date of confirmation of the Plan, the Purchaser shall use its reasonable best efforts to obtain, or to cause such Subsidiary to obtain, the agreement of the Transferee prior to the effectiveness of such Transfer to be bound by the terms of this Section 4.10 with respect to the SCANA Securities being Transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such Transfer.

         4.11. Further Assurances. At any time or from time to time after the date of this Agreement, the Company and the Purchaser agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents and otherwise to carry out the intent of the parties hereunder or thereunder.

         4.12. Waiver of Right to Participate in Rights Offering. The Purchaser hereby irrevocably and unconditionally waives any and all rights that it has as of the date hereof or may have after the date hereof to subscribe for Series A Preferred Stock and Warrants pursuant to the Rights Offering.

                                    ARTICLE V
                                   CONDITIONS

         5.1. Conditions to Obligations of the Purchaser and the Company at Closing. The obligations of the Purchaser and the Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

         (a) no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction or Order lifted);

         (b) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

         (c) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such Consents, Filings and Approvals would not have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under this Agreement, provided that any failure by the Company to obtain any necessary or required consents from any party to lawsuits or other proceedings which challenge the Company's rights to use its network easements, rights-of-way, franchises or licenses shall not be deemed a failure to satisfy this condition, or (ii) the failure of the Purchaser to obtain such Consents, Filings and Approvals would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

         (d) the Company's plan of reorganization shall have been confirmed by the Bankruptcy Court on substantially the terms set forth in the Plan, and an unstayed order by such Bankruptcy Court approving the transactions contemplated by the Company's plan of reorganization on substantially the terms set forth in the Plan shall have been entered, on or before December 31, 2002; and

         (e) the other transactions contemplated by the Plan to occur on the Effective Date (including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock) shall have been consummated substantially concurrently with the sale and purchases under this Agreement on substantially the terms set forth in the Plan.

         5.2. Additional Conditions to Obligations of the Purchaser at the Closing. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

         (a) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or Material Adverse Effect set forth therein) would have, in the aggregate, a Material Adverse Effect or would have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under this Agreement;

         (b) the Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Company on or prior to the Closing Date;

         (c) from the date hereof through the Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

         (d) the Company and the holders of Notes representing at least 51% of the principal amount of all outstanding Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control Notes) shall be legally bound by releases as set forth in Sections 11.6 and 11.7 of the Plan;

         (e) the Preferred Stock Certificate of Designation with respect to the Preferred Shares to be issued at the Closing and as dividends on the Preferred Shares shall have been duly filed with the Delaware Secretary of State in accordance with the laws of the State of Delaware, and the Preferred Stock Certificate of Designation shall be in full force and effect and the Purchaser shall have received evidence of such filing;

         (f) the Warrants shall be duly issued in accordance with the Warrant Agreement and the Warrant Agreement shall be in full force and effect;

         (g) the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

         (h) the Company shall have delivered the following to the Purchaser:

             (i) an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a) and (b) of this
         Section 5.2;

             (ii) a counterpart of the Registration Rights Agreement executed by the Company;

             (iii) the certificates and Warrants specified in Section 1.1 (b);

             (iv) such other documents as may be required by this Agreement or reasonably requested by the Purchaser.

         5.3. Additional Conditions to Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

         (a) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of the Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or material adverse effect set forth therein) would have, in the aggregate, a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement;

         (b) the Purchaser shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Purchaser on or prior to the Closing Date;

         (c) the Purchaser shall have delivered the following to the Company:

               (i) the Committed Amount, as adjusted in accordance with Section 1.1.(a)(ii), payable for the Preferred Shares being purchased by the Purchaser at the Closing; and

               (ii) such other documents as may be required by this Agreement or reasonably requested by the Company.

                                   ARTICLE VI
                                   TERMINATION

         6.1. Termination This Agreement may be terminated at any time before the Closing Date:

         (a) by mutual written agreement of the Company and the Purchaser;

         (b) by the Company (i) upon a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of any Purchaser set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 5.3(a) or 5.3(b) would not be satisfied (a "Terminating Purchaser Breach"); provided, that such Terminating Purchaser Breach shall not have been waived or cured within 30 days after written notice of the Terminating Purchaser Breach is given to the Purchaser by the Company; or
     (ii) if any condition to the Company's obligations to close at the Closing set forth in Article V has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition; and

         (c) by the Purchaser (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 5.2(a) or 5.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that such Terminating Company Breach shall not have been waived or cured within 30 days after written notice of such Terminating Company Breach is given to the Company by the Purchaser; or
     (ii) if any condition to the Purchaser's obligations to close set forth in
     Article V has not been satisfied as of the Closing Date or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Purchaser to comply with its obligations under this Agreement), and the Purchaser has not waived such condition.

         6.2. Effect of Termination If this Agreement is terminated by either the Company or the Purchaser pursuant to the provisions of Section 6.1, this Agreement shall forthwith become void and there shall be no further obligations with respect to the sale and purchase of the Securities on the part of the Company or the Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the Sections 4.1, 4.8, 7.1, 7.2, 7.3, 7.4, 7.8, 7.9, 7.13, 7.14, 7.15, 7.16 and 7.17, all of which shall survive any termination of this Agreement; provided, that nothing in this
Section 6.2 shall relieve either party from liability for any willful breach of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

         "Bankruptcy Documents" shall mean the Plan and the Disclosure
Statement.

         "beneficial owner" or "beneficially own," or any derivation of such terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Business Day" shall mean any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in The City of New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

         "Commitment" shall mean a contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto.

         "Company Board" shall mean the Board of Directors of the Company.

         "Confidential Information" shall mean information relating to the Company's business, intellectual property and processes, operations, strategies, liquidity and financial condition, Reorganization terms, pricing policies, markets, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that the Purchaser should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or subsequently comes into the public domain other than through the fault or negligence of the Purchaser, (ii) was lawfully obtained by the Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to the Purchaser at the time of disclosure of such Confidential Information to the Purchaser by the Company, provided that the Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by the Purchaser without making use of any Confidential Information.

         "Disclosure Statement" shall mean the Company's disclosure statement, dated August 22, 2002 and as amended or supplemented through the date hereof, relating to the Plan, including, without limitation, all exhibits and schedules thereto, which is subject to approval by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

         "Effective Date" shall mean the date upon which the transactions contemplated by the Plan to become effective on such date, including, without limitation, including the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock, become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

         "Governmental Entity" shall mean any supranational, or United States or foreign national, federal, state or local, judicial, legislative, executive, administrative or regulatory body or authority.

         "Laws" shall mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, and decrees.

         "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; except that any of the following changes, events, conditions or effects shall not constitute a "Material Adverse Effect":
(i) changes or conditions in the industry or the industry sector in which the Company and its Subsidiaries operate that do not disproportionately affect the Company and its Subsidiaries; (ii) the effect of the pendency or consummation of the transactions contemplated by this Agreement; (iii) any material adverse effect that shall have been or will be eliminated or rendered immaterial by the Reorganization as of the Effective Date; or (iv) a bankruptcy filing or filings of the Company and one or more of the Company's Subsidiaries and the continuation of such bankruptcy cases.

         "Notes" shall mean the Company's 11% Senior Notes due 2007, 8? % Senior Notes due 2008, 9 3/4% Senior Notes due 2008 and 4 1/2% Convertible Subordinated Notes due 2006.

         "Order" shall mean any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

         "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" shall mean the Company's plan of reorganization, dated August 22, 2002 and as amended or supplemented through the date hereof, which is subject to confirmation by the Bankruptcy Court.

         "Purchaser's Counsel" shall mean McNair Law Firm, P.A.

         "Restated Certificate of Incorporation" shall mean the certificate of incorporation of the Company, restated and filed pursuant to the Plan and including the Preferred Stock Certificate of Designation.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

         "Subsidiary" shall mean in the case of any Person, each corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person and which, in the case of the Company, shall be each corporation, partnership or other entity listed on Schedule 7.1.

         "Transaction Documents" shall mean this Agreement, the Preferred Stock Certificate of Designation, the Warrant Agreement, the Warrants and the Registration Rights Agreement.

         7.2. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement or in any writing delivered by any party in connection herewith shall survive the transactions contemplated by this Agreement to be consummated at the Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of one year following the Closing Date.

         7.3. Fees and Expenses. On the Closing Date, the Company shall pay, in an amount not to exceed $75,000, the reasonable fees and expenses of Purchaser's Counsel and all other costs and expenses incurred by the Purchaser in connection with the negotiation, preparation, execution, delivery and performance of this Agreement in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

         7.4. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

         7.5. Restrictive Legends. (a) Each certificate representing any of the Preferred Shares shall bear a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AND CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.

               (b) Each certificate representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares shall bear legends in substantially the following form:

               THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF AUGUST 22, 2002, AS AMENDED FROM TIME TO TIME (THE "PURCHASE AGREEMENT"). A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

               The second legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities transferred in any sale or transfer permitted by the terms of this Agreement with respect to which the provisions of this Agreement provide that the transferee of such Securities shall not be subject to the restrictions of this Agreement.

               In addition, certificates representing any of the Preferred Shares, Conversion Shares, Warrant Shares or Commitment Shares issued in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or as to which the subsequent transfer or disposition of such Securities shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD,

         PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

         The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the Purchaser, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to Section 3.5), to the effect that the subsequent transfer or other disposition of such Securities shall not require registration under the Securities Act.

         (c) Each certificate representing any of the Preferred Shares issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED IN
         UNITS AS PART OF AN ISSUANCE OF                SHARES OF THE
         CORPORATION'S 8% SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK (THE "PREFERRED STOCK") AND WARRANTS ENTITLING THE HOLDER THEREOF TO PURCHASE THE CORPORATION'S COMMON STOCK (THE "WARRANTS"). UNTIL THE FIRST ANNIVERSARY OF THE DATE OF INITIAL ISSUANCE OF THE PREFERRED STOCK UNDER THE PURCHASE AGREEMENT, EACH SHARE OF PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, 3.40 WARRANTS.

         (d) Each Warrant shall bear legends substantially in the form of the legends set forth in the form of Warrant appended to the Warrant Agreement attached hereto as Exhibit B.

         (c) The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the certificates for the Securities.

         7.6. Successors and Assigns. Except as otherwise expressly provided herein, (i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and (ii) no party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement. From and after the date of this Agreement, the Purchaser shall have the right, without the prior written consent of the Company, to assign all of its rights, obligations and liabilities under this Agreement to a single direct or indirect wholly owned subsidiary of the Purchaser, provided that the consummation of the purchase of the Securities hereunder by such subsidiary shall not subject the Company to more extensive or burdensome regulation under the PUHCA than the consummation of the purchase of the Securities by the Purchaser, and provided further no such assignment shall relieve the Purchaser of its obligations or liabilities under this Agreement. As a condition of any such assignment, such assignee subsidiary shall be deemed to have made all of the representations and warranties of the Purchaser set forth in this Agreement, other than the representation and warranty set forth in
Section 3.8(b). From and after the effective date of any such assignment, all references in this Agreement to the Purchaser shall be to such assignee subsidiary unless the context requires otherwise.

              7.7. Inspections; No Other Representations. The Purchaser is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it deems necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. The Purchaser agrees to accept the Preferred Shares, Warrants and Commitment Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

              7.8. Entire Agreement. This Agreement (including the Schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Without limiting the generality of the foregoing, the parties hereto agree and acknowledge that this Agreement shall supersede and replace in its entirety the SCANA Subscription Agreement, which shall, on and after the date hereof, be terminated in full and no longer be in force or effect.

              7.9. Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) on the first Business Day that is at least five days after the date of deposit in the United

States mails for delivery by certified mail. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

                         (i)       if to the Company, to:

                                   ITC DeltaCom, Inc.
                                   1791 O.G. Skinner Drive
                                   West Point, Georgia 31833
                                   Telecopy No.: (256) 382-3936
                                   Attention:    J. Thomas Mullis, Esq.
                                                 Senior Vice President, General
                                                 Counsel and Secretary

                         (ii)      if to the Purchaser, to:

                                   SCANA Corporation
                                   1426 Main Street
                                   Columbia, South Carolina 29201
                                   Telecopy No.: (803) 217-9336
                                   Attention:    General Counsel

                                   with a copy (which shall not constitute
                                   notice) to Purchaser's Counsel:

                                   McNair Law Firm, P.A.
                                   1301 Gervais St., 17th Floor
                                   Columbia, SC 29201
                                   Telecopy No.: (803) 376-2277
                                   Attention:    John Currie

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         7.10. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

         7.11. Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent thereto of the Company and the Purchaser.

         7.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         7.13. Descriptive Headings; Interpretation; No Strict Construction The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

         7.14. References. When a reference is made in this Agreement or any other Transaction Document to a Section, Exhibit, Schedule or Appendix, such reference shall be to a Section of or an Exhibit or a Schedule or Appendix to this Agreement or such other Transaction Document, unless otherwise indicated.

         7.15. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

         7.16. Exclusive Jurisdiction; Venue. Any process against the Company or the Purchaser in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 7.9 with the same effect as though served on it personally. Each of the Company and the Purchaser hereby irrevocably submits in any suit, action or proceeding by the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each of the foregoing parties hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in
Section 7.9. Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

         7.17. Waiver of Jury Trial. The Company and the Purchaser hereby waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction Documents.

         7.18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         7.19. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                      Company:

                                      ITC DeltaCom, Inc.


                                      By: /s/
                                          --------------------------------
                                          Name:
                                          Title:


                                      Purchaser:

                                      SCANA Corporation


                                      By: /s/
                                          --------------------------------
                                          Name:

                                    EXHIBIT A

               Form of Preferred Stock Certificate of Designation

                           [See Exhibit 4 to the Plan]

                                    EXHIBIT B

                            Form of Warrant Agreement

                           [See Exhibit 5 to the Plan]

                                    EXHIBIT C

                      Form of Registration Rights Agreement

                           [See Exhibit 8 to the Plan]

                                   EXHIBIT 4


                       Form of Certificate of Designation

                               ITC/\DELTACOM, INC.

       CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF 8% SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                  ITC/\DeltaCom, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors is authorized to issue preferred stock of the Corporation in one or more series, and the Reorganization Committee of the Board of Directors has duly approved and adopted the following resolution on ____________, 2002:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Reorganization Committee of the Board of Directors, pursuant to authority conferred upon the Reorganization Committee by the Board of Directors, hereby creates, authorizes and provides for the issuance of 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $100.00 per share, consisting of 665,000 shares and having the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this resolution as follows:

1. Designation

1.1 Designation; Liquidation Preference

                  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the 8% Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). The number of shares constituting the Series A




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Preferred Stock shall be 665,000. The liquidation preference of the Series A
Preferred Stock shall be $100.00 per share (the "Liquidation Preference").

         1.2  Capitalized Terms

              Certain capitalized terms used in this Certificate of Designation have the meanings assigned to them in Section 8.

 2.      Dividends

         2.1  Payment of Preferred Dividends

              (a) The Holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (the "Preferred Dividends") in an amount equal to the greater of (x) dividends at the rate of 8% per annum (the "Annual Dividend Rate") of the sum of the Liquidation Preference plus the amount of any Accumulated Dividends accrued with respect to such share and (y) dividends (other than dividends in Common Stock payable in connection with a stock split, reclassification or subdivision of the Common Stock) that would have accrued with respect to such share of Series A Preferred Stock during the applicable Dividend Period if the Holder of such share had converted such share into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such Dividend Period. If any dividend declared on the Common Stock and referred to in clause (y) above is in a form other than cash, the value of such dividend for purposes of this Section 2.1(a) shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock. Any Preferred Dividend referred to in clause (y) above shall be deemed to have accrued with respect to a share of Series A Preferred Stock as of the last day of the applicable Dividend Period. Preferred Dividends on a share of Series A Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series A Preferred Stock and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year (unless, solely with respect to Preferred Dividends payable in cash, such day is not a Business Day, in which event such Preferred Dividends shall be payable on the next succeeding Business
Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"), commencing on the Dividend Payment Date for the Dividend Period ending on [December 31, 2002] [Dividend Period in which Issue Date occurs]. Preferred Dividends

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declared by the Board of Directors which are paid in shares of Series A
Preferred Stock shall be deemed paid as of April 1, July 1, October 1 or January 1, as the case may be, for all purposes of this Certificate of Designation even if any such date is not a Business Day. Preferred Dividends payable on any Dividend Payment Date shall be payable to the Holders of shares of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Dividend Payment Record Date. As used herein, the term "Dividend Payment Record Date" means, with respect to the Preferred Dividends payable on April 1, July 1, October 1 and January 1, respectively, of each year, the preceding March 15, June 15, September 15 and December 15 (unless such day is not a Business Day, in which event such Dividend Payment Record Date shall be the next succeeding Business Day), or such other date, not more than 60 days or less than 10 days preceding the Dividend Payment Date, as shall be fixed as the record date by the Board of Directors.

                  (b) The dividend rate for Preferred Dividends payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) with respect to each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four. The dividend rate for such Preferred Dividends payable on the initial Dividend Payment Date and with respect to any other period shorter than a full Dividend Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period with respect to which such Preferred Dividends are payable. Except as otherwise provided in this Certificate of Designation, the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in addition to the Preferred Dividends as provided in this Section 2.1. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect of any accumulated and unpaid Preferred Dividends.

                  (c) Accumulated Dividends may be declared and paid on any date, without reference to any regular Dividend Payment Date, to Holders of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the date fixed as the record date for such payment by the Board of Directors.

                  (d) Any Preferred Dividend payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) may be paid, in the sole discretion of the Corporation, (i) in cash, (ii) in shares of Series A Preferred Stock or
(iii) in a combination of cash and shares of Series A Preferred Stock. Any Preferred Dividend payable in the amount specified in and pursuant to clause (y) of Section 2.1(a) shall be payable in the same form as the dividend referred to in such clause (y) that has been declared on the Common Stock in

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the applicable Dividend Period. Each share of Series A Preferred Stock issued in payment of a Preferred Dividend shall be valued, solely for purposes of determining the number of shares of Series A Preferred Stock to be issued as a Preferred Dividend, at the Liquidation Preference thereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights. If any such Preferred Dividend would result in the issuance of a fractional share of Series A Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series A Preferred Stock. Except to the extent otherwise required by the NASDAQ Marketplace Rules or the rules, regulations, interpretations and practices of the Transfer Agent or any securities exchange on which the Common Stock is traded, or by any other applicable law or regulation, (i) fractional shares of Series A Preferred Stock issued in payment of any Preferred Dividend shall be rounded up to the nearest one-ten thousandth (.0001) of a share, and (ii) any Preferred Dividend payable in cash shall be rounded up to the nearest cent.

                  (e) Payment of a Preferred Dividend in shares of Series A Preferred Stock to a Holder of the Series A Preferred Stock shall be made by delivering a certificate or certificates evidencing such shares, which shall be dated as of the applicable Dividend Payment Date, to such Holder after the applicable Dividend Payment Date at such Holder's address as it shall appear on the stock register of the Corporation at the close of business on the Dividend Payment Record Date for such Dividend Payment Date.

                  (f) All Preferred Dividends shall be paid pro rata to the Holders of the Series A Preferred Stock entitled thereto.

             2.2  Declaration of Dividends and Distributions

                  (a) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d) and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Accumulated Dividends on the outstanding Series A Preferred Stock have been or contemporaneously are declared and paid or declared and sufficient funds for the payment thereof are set apart for such payment on or prior to the date of payment of dividends on, or the date of redemption, purchase, or other acquisition for consideration of, such Parity Securities. Notwithstanding the

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

foregoing, if Accumulated Dividends are not paid in full or sufficient funds for the payment thereof are not set aside, as aforesaid, the Corporation may declare and pay or set aside sufficient funds for payment of accrued and unpaid dividends on Parity Securities for past dividend periods if and to the extent that, prior thereto or contemporaneously therewith, the Corporation shall declare and pay or set aside sufficient funds for the payment of Accumulated Dividends on the outstanding Series A Preferred Stock ratably in proportion to the respective dollar amounts of all Accumulated Dividends then payable on the outstanding Series A Preferred Stock and all such accrued and unpaid dividends then payable on such Parity Securities.

                  (b) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or other acquisition being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation (except by conversion into or exchange for Junior Securities), unless in each case (i) all Accumulated Dividends on the outstanding Series A Preferred Stock and all accrued and unpaid dividends on any outstanding Parity Securities for all past dividend periods with respect to such Parity Securities shall have been paid or sufficient funds set aside for the payment thereof and (ii) sufficient funds shall have been paid or set apart for the payment of Preferred Dividends for the current Dividend Period with respect to the Series A Preferred Stock and for the payment of any dividends for the current dividend period with respect to such Parity Securities.

                  (c) No Preferred Dividends may be declared, made or paid or funds set apart for the payment of Preferred Dividends upon any outstanding share of Series A Preferred Stock with respect to any Dividend Period unless all dividends which are accrued and payable with respect to preceding dividend periods upon all outstanding Senior Securities shall have been declared and paid or sufficient funds for the payment thereof shall have been set apart for the payment of such dividends.

                  (d) Notwithstanding anything in this Section 2.2 or any other provision of this Certificate of Designation to the contrary, the Corporation shall have the power to (i) declare and pay dividends or make distributions on Parity Securities which are payable solely in additional Parity Securities or in Junior Securities and on Junior Securities which are payable solely in additional Junior Securities and (ii) redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities and Parity Securities in

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

exchange for Parity Securities or Junior Securities.

 3.      Ranking

         3.1  Ranking

              The Series A Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation, rank as follows:

              (a) senior to all classes of Common Stock and each other class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such class or series shall rank senior to or on a parity with the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such class or series, collectively with the Common Stock, referred to as "Junior Securities");

              (b) on a parity with each class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank on a parity with the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such class or series collectively referred to as "Parity Securities"); and

              (c) junior to each class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (collectively referred to as "Senior Securities").

         3.2  Reservation of Rights

              Except as otherwise expressly provided in this Certificate of Designation, the Corporation shall have the right to amend the Certificate of Incorporation, file certificates of designation and otherwise authorize and issue any Junior Securities, Parity Securities or Senior Securities without restriction at any time and from time to time.

 4.      Conversion

         4.1  Conversion Rights

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              (a) Each Holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 4, any or all of such Holder's shares of Series A Preferred Stock (including fractional shares) into a whole number of fully paid and non-assessable shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the sum of (x) the Liquidation Preference plus (y) any Accumulated Dividends accrued with respect to such shares plus (z) any Current Period Dividends with respect to such shares accrued to, and not including, the Conversion Date (or such other date as is specified in Section 4.1(c)) divided by (ii) the Conversion Price then in effect, except that with respect to any share of Series A Preferred Stock which shall be called for redemption pursuant to Section 5, such conversion right shall terminate at the close of business on the Business Day prior to the Redemption Date unless the Corporation shall default in making the payment due under Section 5 upon redemption of such share. Each share of Series A Preferred Stock issued as a Preferred Dividend pursuant to Section 2 shall, as of the date of issuance of such share, have the same Conversion Price as each share of Series A Preferred Stock outstanding immediately prior to such issuance.

              (b) The conversion right of a Holder of Series A Preferred Stock shall be exercised by the surrender of such Holder's certificates representing shares of Series A Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, to the Corporation or to the Transfer Agent accompanied by a Conversion Notice.

                  (i) Immediately prior to the close of business on the Conversion Date (or such other date as is specified in Section 4.1(c)), each Holder converting Series A Preferred Stock shall be deemed to be the Holder of record of Common Stock issuable upon conversion of such Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person.

                  (ii) On any Conversion Date (or such other date as is specified in Section 4.1(c)), all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to continue to accrue Preferred Dividends and receive notices, shall terminate, except the rights of Holders thereof to (A) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, and (B) exercise the rights to which such Holders are entitled as Holders of Common Stock.

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              (c) If the Conversion Date shall not be a Business Day, then such conversion right shall be deemed exercised on the next Business Day. Upon delivery of a Conversion Notice to the Corporation by a Holder of Series A Preferred Stock, the right of the Corporation to redeem the shares of Series A Preferred Stock specified in such Conversion Notice shall terminate, regardless of whether a Redemption Notice shall have been given pursuant to Section 5.3.

              (d) Except as provided in Sections 4.1(a) and 4.2, the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series A Preferred Stock in connection with or following the conversion of such shares.

              (e) In the case of any conversion of fewer than all the shares of Series A Preferred Stock evidenced by a certificate, the Corporation, upon such conversion, shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof at such address designated by such Holder, at the expense of the Corporation, a new certificate or certificates representing the number of unconverted shares of Series A Preferred Stock. No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. If the conversion of any shares of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Closing Price per share of Common Stock on the Business Day next preceding the Conversion Date.

         4.2  Adjustment of Conversion Price

              In order to prevent dilution of the conversion rights granted under this Section 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.2. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

              (a) Except as otherwise provided in Section 4.2(c), if and whenever during the period beginning on the Issue Date and ending at the close of business on the second anniversary of the Issue Date the Corporation issues or sells, or in accordance with Section 4.2(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 4.2(b)) less than the Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately

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upon such Dilutive Issuance, the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance by a fraction, the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4.2(b), received or receivable by the Corporation upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to such Dilutive Issuance, and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

              (b) For purposes of determining the adjusted Conversion Price pursuant to Section 4.1(a), the following provisions shall be applicable:

              (i) If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

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              (ii)  If the Corporation in any manner issues or sells any
          Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Conversion Price is made pursuant to Section 4.2(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then Conversion Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

              (iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Corporation upon the exercise of any Options, (B) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional

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

         consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

              (iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect shall be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

              (v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 4.2 shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock.


              (c) No adjustment of the Conversion Price shall be made pursuant to Section 4.2(a) or 4.2(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

              (i)  the Reorganization Common Stock;

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              (ii)  the Series A Preferred Stock, including the Series A
          Preferred Stock issued as Preferred Dividends pursuant to Section 2, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock;

              (iii) any shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Series A Preferred Stock in accordance with this Certificate of Designation or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

              (iv) the Warrants or any shares of Common Stock or other securities issuable or payable upon exercise of the Warrants;

              (v) any shares of Common Stock, Options or Convertible Securities issued or issuable under (A) the Existing Benefit Plan as in effect on the Issue Date or (B) the Existing Benefit Plan as amended after the Issue Date and any Benefit Plan which becomes effective after the Issue Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of Directors or by the compensation committee or comparable committee of the Board of Directors (in either case with the affirmative vote or consent of the directors, if any, that are initially designated by the New Equity Investors for the Board of Directors under the Plan or thereafter elected by the Holders of the Series A Preferred Stock pursuant to Section 7.2, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

              (vi) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Conversion Price is required pursuant to Section 4.2(d); or

              (vii) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the directors, if any, that are initially designated by the New Equity Investors for the Board of Directors under the Plan or thereafter elected by the Holders of the Series A Preferred Stock pursuant to Section 7.2, whether or not serving on any such committee), or any shares of Common Stock issuable or payable

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

          upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities.

              (d) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Corporation at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares of Common Stock, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

              (e) If an adjustment of the Conversion Price pursuant to Section 4.2(a) or 4.2(b) shall become effective after the record date for the applicable Conversion Price Adjustment Event, the Corporation may elect to defer, until after the occurrence of such Conversion Price Adjustment Event, (i) issuance to the Holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such Conversion Price Adjustment Event the additional shares of Common Stock issuable upon such conversion in excess of the number of shares issuable on the basis of the Conversion Price in effect immediately prior to such record date and (ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock.

              (f) After the occurrence of any Conversion Price Adjustment Event requiring adjustment of the Conversion Price, the Corporation shall give written notice thereof to the Holders of Series A Preferred Stock. Such notice shall state the Conversion Price resulting from such Conversion Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an authorized officer of the Corporation. Notice of any Conversion Price Adjustment Event resulting in an adjustment of the Conversion Price shall be deemed given to the Holders of Series A Preferred Stock (i) by the Corporation's inclusion of the information set forth above in the Corporation's next quarterly or annual report filed with the Securities and Exchange Commission, provided, that if such Conversion Price Adjustment Event occurs within 20 Business Days before the date on which such report must be timely filed by the Corporation, such information may be included in the next quarterly or annual report required to be so filed by the Corporation after such report, or (ii) at the option of the Corporation, by the Corporation's mailing to such Holders of a written notice containing such information set forth above not later than 30 Business Days following such Conversion Price Adjustment Event.

              (g) Anything in Section 4.2 to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment of the Conversion Price unless and until the net effect of one or more adjustments required thereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change of the Conversion Price shall thereupon be given effect.

         4.3  Fundamental Changes

              Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Conversion Price and each share of Series A Preferred Stock then outstanding, without the consent of any Holder of Series A Preferred Stock (except as expressly required by applicable law), and subject to the Corporation's optional redemption rights pursuant to Section 5.1(b), shall become convertible only into the kind and amount of shares of Capital Stock or other securities (of the Corporation or another issuer), cash or other property receivable upon such Fundamental Change by a Holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to the effective date of such Fundamental Change, assuming such Holder of Common Stock failed to exercise the Holder's rights of election, if any, as to the kind of amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change. The provisions of this Section 4.3 similarly shall apply to successive Fundamental Changes. The provisions of this Section 4.3 shall be the sole right of Holders of Series A Preferred Stock in connection with any Fundamental Change and, except as expressly provided by applicable law, such Holders shall have no separate vote thereon.

         4.4  Reservation of Common Stock

              The Corporation at all times shall reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

         4.5  Taxes and Other Charges

              The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting Holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

 5.      Redemption of Series A Preferred Stock

         5.1  Redemption at Option of the Corporation

              (a) Except as provided in Section 5.1(b), shares of the Series A Preferred Stock may not be redeemed by the Corporation prior to ____________, 2005 [third anniversary of the Issue Date]. On or after __________, 2005, the Series A Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time and from time to time, in whole or in part, at a redemption price per share (the "Optional Redemption Price") equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

              (b) If a Fundamental Change occurs at any time prior to ____________, 2005 [third anniversary of the Issue Date], the Series A Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time (including concurrently with the occurrence of such Fundamental Change) and from time to time, in whole or in part, at a redemption price per share (the "Fundamental Change Redemption Price") equal to 110% of the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

          (c) If fewer than all the outstanding shares of the Series A Preferred tock shall be redeemed pursuant to Section 5.1(a) or 5.1(b), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded up to the nearest whole share). Notwithstanding the foregoing, the Corporation may redeem all, none or any amount greater or less than the pro rata portion of shares held by any Holder of fewer than 100 shares of Series A Preferred Stock as may be determined by the Board of Directors.

     5.2  Mandatory Redemption

          (a) The Corporation shall redeem for cash all outstanding shares of Series A Preferred Stock, if any, on ___________, 2012 [10th anniversary of the Issue Date], at a redemption price per share (the "Mandatory Redemption Price") equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

          (b) If the Corporation shall be unable or shall fail to discharge its obligation to redeem outstanding shares of Series A Preferred Stock under this
Section 5.2 and make payment of the Mandatory Redemption Price to the Holders thereof, the Corporation shall discharge such redemption obligation as soon as it is able to do so. If and so long as any mandatory redemption obligation with respect to shares of Series A Preferred Stock under this Section 5.2 has not been discharged, the Corporation shall not (i) redeem, purchase or otherwise acquire for any consideration any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution (including, without limitation, any redemption, purchase or other acquisition of any Junior Securities for any consideration) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

     5.3  Redemption Procedures

          (a) If the Corporation shall redeem shares of the Series A Preferred Stock pursuant to Section 5.1 or 5.2:


               (i) In the case of a redemption pursuant to Section 5.1(a) or 5.2(a), the Corporation shall send a Redemption Notice to the Holders of Series A Preferred Stock not less than 30 days nor more than 60 days prior to the Redemption Date, and in the case of a redemption pursuant to Section 5.1(b) in connection with a Fundamental Change, not less than 15 days prior to such Fundamental Change. Neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to any Holder to whom the Corporation has failed to give such Redemption Notice or except as to any Holder whose Redemption Notice was materially defective.

               (ii) On or before any Redemption Date, each Holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series A Preferred Stock (properly endorsed or assigned, or transferred, if the Corporation shall so require and the Redemption Notice shall so state) to the Corporation or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice.

               (iii) On the Redemption Date, the Corporation or the Redemption Agent, as applicable, shall pay the full Redemption Price in cash to the Holder whose name appears on such certificate or certificates as the owner thereof.

               (iv) The shares of Series A Preferred Stock represented by each certificate to be surrendered shall no longer be deemed outstanding and shall be automatically (and without any further action of the Corporation or the Holder) canceled as of the Redemption Date (unless the Corporation shall be in default of the payment of the Redemption Price) whether or not certificates for such shares are returned to the Corporation, and shall be retired as provided in Section 9.1.

               (v) If fewer than all the shares of Series A Preferred Stock represented by any certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the Holder thereof. Upon such redemption, the Corporation shall execute and the Transfer Agent shall authenticate and deliver such new certificate to the Holder thereof at such address designated by such Holder. If any unredeemed share would be a fractional share, the Corporation, in its sole discretion, may either issue such fractional share to such Holder or in lieu thereof pay to such Holder a cash adjustment for such fractional share based on the Redemption Price.

          (b)  If a Redemption Notice shall have been given as provided in
Section 5.3(a), and except as otherwise expressly provided in this

Certificate of Designation, all rights (excluding the right to receive the Redemption Price) of the Holders of shares of Series A Preferred Stock so called for redemption shall cease either (i) from and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at the Redemption Date) or (ii) if the Corporation shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 15 days after the date of mailing of the Redemption Notice) on which the Corporation shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent funds in an amount sufficient to pay the Redemption Price at the office of such paying agent on the Redemption Date. Any funds so deposited with such Redemption Agent that shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any funds so set aside by the Corporation and unclaimed at the end of one year after the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of the shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price, without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Corporation from time to time.

          (c) Except as provided in Sections 5.1(a), 5.1(b) and 5.2(a), the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series A Preferred Stock in connection with or following the redemption of such shares.

          (d) No shares of Series A Preferred Stock may be redeemed by the Corporation except with funds legally available for the payment of the Redemption Price.

6.   Liquidation Preference

     6.1  Liquidation Preference

          In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the Holders of the Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock in cash equal to the greater of (x) the sum of (A) the Liquidation Preference per share, (B) any Accumulated Dividends accrued with respect to such share and (C) any Current Period Dividends with respect to such share accrued to, but not including, the date of such liquidation, dissolution or winding-up or (y) the aggregate amount that would have been received with respect to the shares of Common Stock such Holders would have received, assuming the shares of Series A Preferred Stock had been converted into Common Stock pursuant to Section 4 immediately prior to the date of such liquidation, dissolution or winding-up.

     6.2  Distribution on Parity Securities

          If, upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock pursuant to Section 6.1 and such amounts payable on all other Parity Securities are not paid in full, the Holders of the Series A Preferred Stock and the holders of such Parity Securities shall share pro rata in the assets of the Corporation available for distribution in proportion to the full distribution thereof to which each is entitled.

     6.3  Distribution of Remaining Assets

          After payment of the full amount to which Holders of the Series A Preferred Stock are entitled pursuant to Section 6.1 upon any liquidation, dissolution or winding-up of the Corporation, Holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

     6.4  Effect of Certain Transactions

          Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or its subsidiaries nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Certificate of Designation.

7.   Voting Rights

     7.1  "As Converted" Voting Rights

          The voting rights and related notice rights of Holders of the Series A Preferred Stock set forth in this Section 7.1 are subject to, and qualified to the extent provided by, Section 7.2, applicable law or regulation, and the NASDAQ Marketplace Rules or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, as determined by the Board of Directors. The Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which the Holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class. For this purpose, the Holders of the Series A Preferred Stock shall be given notice of any meeting of stockholders of which the Holders of Common Stock are given notice in accordance with the bylaws of the Corporation. With respect to any matter on which the Holders of the Series A Preferred Stock shall be entitled to vote, each Holder of the Series A Preferred Stock shall have a number of votes per share of the Series A Preferred Stock held of record by such Holder (on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any consent, if such matter is subject to a consent of the stockholders without a meeting of stockholders), equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to Section 4 immediately after the close of business on such record date or effective date, as the case may be.

     7.2  Election of Directors

          (a) At and after the first annual meeting of the Corporation's stockholders following the effective date of the Plan, and otherwise in accordance herewith, from the Issue Date until the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3% of the shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation's outstanding Capital Stock) remain outstanding, the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect two directors to serve on the Board of Directors. From the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3%, but more than 33 1/3%, of the shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation's outstanding Capital Stock) remain outstanding, the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one director to serve on the Board of Directors. From and after the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which 33 1/3% or fewer shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation's outstanding Capital Stock) remain outstanding (the "Single Class Voting Date"), the Holders of the Series A Preferred Stock shall be entitled to vote on the election of directors, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class in the manner provided in Section 7.1. Prior to the Single Class Voting Date, the candidates for the Board of Directors for whose election the Holders of the Series A Preferred Stock shall be entitled to vote as a separate class, exclusive of all other stockholders, pursuant to this Section 7.2(a) shall be designated for nomination for election by such Holders in accordance with the Corporation's bylaws. Except as provided in this Section 7.2(a), the Holders of the Series A Preferred Stock shall not be entitled to vote in the election of any directors to serve on the Board of Directors.

          (b) At any meeting held prior to the Single Class Voting Date at which the stockholders of the Corporation are entitled to vote upon the election of directors, the presence in person or by proxy of the Holders of shares representing more than 50% of the voting power of the shares of Series A Preferred Stock outstanding on the record date for such meeting shall be required to constitute a quorum of such class for the election of directors by such class.

          (c) Any director elected by the Series A Preferred Stock prior to the Single Class Voting Date shall hold office until the next annual meeting of stockholders and any vacancy in respect of any such director that is filled prior to the Single Class Voting Date shall be filled only by vote of the remaining director so elected by Holders of the Series A Preferred Stock, or if there shall be no such remaining director, by consent of the Holders of Series A Preferred Stock, or at a special meeting of the Holders of the Series A Preferred Stock duly called, or, if no such special meeting is called, at the next annual meeting of stockholders. Except as otherwise and to the extent provided by applicable law or regulation or by the NASDAQ Marketplace Rules or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, in connection with any consent of Holders of Series A Preferred Stock, the consent thereby of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock shall be sufficient to approve or take action upon the matters contained therein.

          (d) Prior to the Single Class Voting Date, a proper officer of the Corporation may call, and, upon the written request of Holders of shares representing at least 25% of the voting power of the then outstanding shares of Series A Preferred Stock addressed and delivered to the Secretary of the Corporation shall call, a special meeting of the Holders of shares of Series A Preferred Stock or solicit a consent of such Holders. Such consent shall be sent by the Corporation to the Holders of shares of Series A Preferred Stock entitled to vote on the election of directors to the Board of Directors not later than 20 Business Days following such written request. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 7.2(d), no consent shall be solicited and no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders, in which such case the election of directors pursuant to Section 7.2 shall be held at such annual meeting of stockholders.

          (e) Any director who shall have been elected to the Board of Directors by the Holders of the Series A Preferred Stock or appointed by any director or directors elected by the Holders of Series A Preferred Stock, in each case prior to the Single Class Voting Date, may be removed during such director's term of office, either with or without cause, prior to the Single Class Voting Date by the affirmative vote of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock entitled to vote, given either at a meeting of such Holders duly called for that purpose or pursuant to a consent of such Holders without a meeting, and any vacancy created by such removal that is filled prior to the Single Class Voting Date may be filled only in the manner provided in this
Section 7.2.

     7.3  Approval of Certain Matters

          So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not amend or repeal any provision of this Certificate of Designation to alter or change the powers, preferences or special rights of shares of Series A Preferred Stock so as affect them adversely without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by electronic means or by resolutions adopted at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose; provided that any such amendment of this Certificate of Designation that changes any dividend or other amount payable on, or the liquidation preference of, the Series A Preferred Stock shall require the affirmative vote or consent of Holders of the shares representing at least 66? % of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by electronic means, or by resolutions adopted at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose. So long as any shares of Series A

Preferred Stock are outstanding, the Corporation shall not issue any Parity Securities (other than shares of Series A Preferred Stock or other securities issued or paid as Preferred Dividends as provided in this Certificate of Designation) or Senior Securities without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by electronic means or by resolutions adopted at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose.

     7.4  Other Voting Rights

          In exercising the voting rights set forth in this Section 7, each share of Series A Preferred Stock shall have one vote per share except as otherwise expressly provided for herein. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the Series A Preferred Stock shall not be required for the taking of any corporate action.

8.   Certain Definitions

     Set forth below are the meanings assigned to certain defined terms used in this Certificate of Designation.

     8.1 "Accumulated Dividends," with respect to a share of Series A Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2.1(a) as of the Dividend Payment Date immediately preceding such date of determination, but which have not been paid. The Accumulated Dividends accrued with respect to any share of Series A Preferred Stock shall be reduced by the amount of any Preferred Dividends specified above which are actually paid with respect of such share as provided in Section 2.1(c).

     8.2  "Annual Dividend Rate" has the meaning specified in Section 2.1(a).

     8.3 "Benefit Plan" means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Corporation or any of its subsidiaries.

     8.4  "Board of Directors" means the board of directors of the Corporation.

     8.5 "Business Day" means any day other than a Saturday, a Sunday or any day on which banking institutions in The City of New York or the State of Georgia or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

     8.6 "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.


     8.7 "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

     8.8 "Closing Price" means, with respect to the Common Stock, on any date, (i) the last sales price on the NASDAQ National Market or the NASDAQ SmallCap Market or the principal securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ National Market or the NASDAQ SmallCap Market or the principal securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ National Market or the NASDAQ SmallCap Market or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner such that the prices and quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of Common Stock as determined by the Board of Directors.

     8.9  "Common Stock" means the Corporation's authorized Common Stock.


     8.10 "Common Stock Deemed Outstanding" means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of such date of determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the

Series A Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

     8.11 "Conversion Date" means the date the Corporation or the Transfer Agent receives the Conversion Notice.

     8.12 "Conversion Notice" means a written notice given by a Holder of Series A Preferred Stock to the Corporation pursuant to Section 4.1(b) stating that such Holder elects to convert all or a portion of such Holder's shares of Series A Preferred Stock represented by certificates delivered to the Corporation or the Transfer Agent contemporaneously with such written notice. The Conversion Notice shall be in substantially the form of Exhibit A hereto.

     8.13 "Conversion Price" means $5.7143 per share of Common Stock, subject to adjustment as provided in Section 4.2.

     8.14 "Conversion Price Adjustment Events" means any of those events specified in Section 4.2 resulting in an adjustment of the Conversion Price.

     8.15 "Convertible Securities" has the meaning specified in Section 4.2(b).


     8.16 "Corporation" means ITC/\DeltaCom, Inc., a Delaware corporation organized and existing under the General Corporation Law of the State of Delaware.


     8.17 "Current Period Dividends," with respect to a share of Series A Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2 since the Dividend Payment Date immediately preceding such date of determination, but which have not been paid.

     8.18 "Dilutive Issuance" has the meaning specified in Section 4.2(a).

     8.19 "Dividend Payment Date" has the meaning specified in Section 2.1(a).

     8.20 "Dividend Payment Record Date" has the meaning specified in
Section 2.1(a)

     8.21 "Dividend Period" has the meaning specified in Section 2.1(a).

         8.22 "Existing Benefit Plan" means the ITC/\DeltaCom, Inc. Stock Incentive Plan.

         8.23 "Fundamental Change" means any transaction or event, including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Corporation, are converted into or exchanged for Capital Stock or other securities, cash or other property.

         8.24 "Fundamental Change Redemption Price" has the meaning specified in
Section 5.1(b).

         8.25 "Holder" means a Person in whose name shares of Capital Stock are registered on the stock register of the Corporation.

         8.26 "Issue Date" means the first date on which the Series A Preferred Stock is issued.

         8.27 "Junior Securities" has the meaning specified in Section 3.1(a).

         8.28 "Junior Securities Distribution" has the meaning specified in
Section 2.2(b).

         8.29 "Liquidation Preference" has the meaning specified in Section 1.1.

         8.30 "Mandatory Redemption Price" has the meaning specified in Section 5.2(a).

         8.31 "NASDAQ Marketplace Rules" means the rules, regulations, interpretations and practices of the National Association of Securities Dealers, Inc. and The NASDAQ Stock Market, Inc. in effect from time to time and applicable to the Corporation.

         8.32 "New Equity Investors" has the meaning set forth in the Plan.

         8.33 "Optional Redemption Price" has the meaning specified in Section 5.1(a).

         8.34 "Options" has the meaning specified in Section 4.2(b).

         8.35 "Parity Securities" has the meaning specified in Section 3.1(b).

         8.36 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         8.37 "Plan" means the Corporation's plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on ___________________, 2002 in In re ITC/\DeltaCom, Inc. (Case No. 02-11848
(MFW)).

         8.38 "Preferred Dividends" has the meaning specified in Section 2.1(a).

         8.39 "Purchase Agreements" means (i) the Purchase Agreement, dated as of August 22, 2002, as amended as of October __, 2002 and as amended from time to time, between the Corporation and SCANA Corporation and (ii) the Purchase Agreement, dated as of August 22, 2002, as amended as of October __, 2002 and as amended from time to time, among the Corporation, ITC Holding Company, Inc., Campbell B. Lanier, III and the other Purchasers named therein.

         8.40 "Redemption Agent" means that Person, if any, appointed by the Corporation to hold funds deposited by the Corporation in trust to pay to the Holders of shares of Series A Preferred Stock to be redeemed. Any Redemption Agent shall be (i) a national banking association or corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, and having a combined capital and surplus of at least $50 million or (ii) an affiliate of such a national banking association or corporation that customarily performs the duties of redemption agent for public securities issues.

         8.41 "Redemption Date" means the date set forth in the Redemption Notice which is fixed for redemption of the shares of Series A Preferred Stock referred to therein.

         8.42 "Redemption Notice" means that notice to be given by the Corporation to the Holders notifying the Holders as to the redemption, in whole or in part, of the Series A Preferred Stock pursuant to Section 5. The Redemption Notice shall include the following information:

              (i)  the Redemption Date and the time of day on such date;

              (ii) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;

                  (iii) the Redemption Price;

                  (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price;

                  (v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

                  (vi) the name of any bank or other financial institution, if any, performing the duties of Redemption Agent.

The Redemption Notice shall be given by first-class mail to each record Holder of the shares to be redeemed, at such Holder's address as such address appears on the books of the Corporation.

         8.43 "Redemption Price" means each of the Optional Redemption Price, the Fundamental Change Redemption Price and the Mandatory Redemption Price, as the case may be.

         8.44 "Reorganization Common Stock" means the Common Stock issued by the Corporation under or in connection with the Plan, including, without limitation, the Common Stock issued by the Corporation pursuant to the Purchase Agreements on the effective date of the Plan.

         8.43 "Restricted Securities" means (i) the shares of Series A Preferred Stock issued and sold by the Corporation pursuant to the Purchase Agreements,
(ii) the shares of Series A Preferred Stock and other securities issued by the Corporation as Preferred Dividends on the shares of Series A Preferred Stock referred to in clause (i), and (iii) the shares of Common Stock and other securities issued by the Corporation upon the conversion of the shares of Series A Preferred Stock referred to in clauses (i) and (ii).

         8.44 "Restricted Securities Legend" means the following legend:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF

              EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

         8.45 "Senior Securities" has the meaning specified in Section 3.1(c).

         8.46 "Series A Preferred Stock" means the 8% Series A Convertible Redeemable Preferred Stock authorized in this Certificate of Designation.

         8.47 "Single Class Voting Date" has the meaning specified in
Section 7.2(a).

         8.48 "Transfer Agent" means the Person duly appointed by the Corporation in its sole discretion to serve as transfer agent for the Series A Preferred Stock. The Corporation may serve as Transfer Agent.

         8.49 "Warrants" means the warrants to purchase Common Stock issued by the Corporation pursuant to the Warrant Agreement dated as of _______________, 2002 between the Corporation and Mellon Investor Services LLC, as Warrant Agent.

9.       Other Provisions

         9.1 Status of Reacquired Shares

              Shares of Series A Preferred Stock issued and redeemed or otherwise reacquired by the Corporation shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

         9.2 Book-Entry Registration

                  Notwithstanding any other provision of this Certificate of Designation, the Corporation shall have the right to have its Series A Preferred Stock registered in book-entry or other electronic form. In the event of such registration, to the extent permitted or required by the rules, regulations and practices of the applicable book-entry or other electronic system, or by other applicable law or regulation, the Series A Preferred Stock shall not be evidenced by physical stock certificates, and any actions required or permitted under this Certificate of Designation to be taken by the Corporation or any Holder of the Series A Preferred Stock with respect to such physical stock certificates shall, notwithstanding any other provision of this Certificate of Designation, be in compliance with this Certificate of Designation if taken in accordance with the rules, regulations and practices of the applicable book-entry or other electronic system and other applicable law or regulation.

         9.3 Notices

                  All notices referred to in this Certificate of Designation shall be deemed given in the manner and with the effect provided in the General Corporation Law of the State of Delaware.

         9.4 Transfer Restrictions

                  Unless the Corporation otherwise instructs the Transfer Agent,
(i) all certificates representing the Restricted Securities, and all certificates issued upon division or combination of, or in substitution for, such certificates shall bear a legend substantially in the form of the Restricted Securities Legend and (ii) the Transfer Agent shall not register any attempted transfer of Restricted Securities that is not effected in compliance with the requirements set forth in the Restricted Securities Legend. Whenever the restrictions imposed by this Section 9.4 shall terminate as to any securities, the Holder thereof shall be entitled to receive from the Corporation new certificates representing such securities that do not bear the Restricted Securities Legend.

                  IN WITNESS WHEREOF, ITC/\DeltaCom, Inc. caused this Certificate to be signed this _____________ day of ____________, 2002.


                                           ITC/\DELTACOM, INC.

                                           By:__________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                            Form of Conversion Notice

Dated:  _______________


         The undersigned is the holder of record of ___________ shares of the 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of ITC/\DeltaCom, Inc. (the "Corporation"). This Conversion Notice is provided pursuant to Section 4.1(b) of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"). Capitalized terms not defined herein have the meanings given to such terms in the Certificate of Designation.

         The undersigned hereby irrevocably elects to convert _______________ shares of Series A Preferred Stock represented by the enclosed certificate or certificates into shares of Common Stock at the Conversion Price per share of Common Stock provided by the Certificate of Designation. The undersigned requests that certificates representing such Common Stock be registered in the name or names of the Persons set forth below for the number of shares of Common Stock issuable upon conversion of the number of shares of Series A Preferred Stock set forth beside such Person's name below:


Shares of Series A                                       Taxpayer I.D. No./
 Preferred Stock           Name and Address              Social Security No.
 ---------------           ----------------             -------------------







         If the number of shares of Series A Preferred Stock that the undersigned is converting is fewer than all of the shares of Series A Preferred Stock represented by the enclosed certificate or certificates representing the Series A Preferred Stock converted hereby, the undersigned requests that new certificates representing the remaining shares of Series A Preferred Stock be registered in the name of the undersigned at the address set forth below:

         Enclosed herewith are (1) written instruments of transfer, duly executed by the undersigned or the undersigned's duly authorized legal representative, or in blank, and (2) transfer tax stamps or funds thereof, in each case, that are required pursuant to the Certificate of Designation.



                                          Name:_________________________________

                                          Signature:____________________________

                                          Address:______________________________

                                                  ______________________________

                                                  ______________________________

                                          Telephone no.:________________________

                                          Facsimile no.:________________________

                                          Note:   The above signature should
                                                  correspond exactly with the
                                                  name on the face of the
                                                  enclosed Series A Preferred
                                                  Stock certificates

                                    EXHIBIT 5

                             New Warrant Agreement

                               ITC/\DELTACOM, INC.

                                       and

                          MELLON INVESTOR SERVICES LLC

                                       as

                                  WARRANT AGENT

                   ------------------------------------------


                                WARRANT AGREEMENT

                          Dated as of __________, 2002

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----

W I T N E S S E T H: ..........................................................  1

SECTION 1.   APPOINTMENT OF WARRANT AGENT  ....................................  1

SECTION 2.   ISSUANCE OF WARRANTS; WARRANT CERTIFICATES .......................  2

      2.1    Form and Dating ..................................................  2

      2.2    Execution ........................................................  3

      2.3    Warrant Registrar ................................................  3

      2.4    Holder Lists .....................................................  4

SECTION 3.   TERMS OF WARRANTS; EXERCISE OF WARRANTS ..........................  4

SECTION 4.   PAYMENT OF TAXES .................................................  7

SECTION 5.   RESERVATION OF WARRANT SHARES ....................................  8

SECTION 6.   OBTAINING STOCK EXCHANGE LISTINGS  ...............................  8

SECTION 7.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT
             SHARES ISSUABLE ..................................................  8

SECTION 8.   FRACTIONAL INTERESTS ............................................. 19

SECTION 9.   WARRANT AGENT .................................................... 19

      9.1    Duties and Obligations; Limitations of Liability ................. 19

      9.2    Merger, Consolidation or Change of Name of Warrant Agent ......... 25

      9.3    Change of Warrant Agent .......................................... 26

SECTION 10.  TRANSFER; REPLACEMENT; CANCELLATION .............................. 27

      10.1   Transfer ......................................................... 27

      10.2   Replacement Warrants ............................................. 32

      10.3   Temporary Warrants ............................................... 32

      10.4   Cancellation ..................................................... 33

SECTION 11.  NOTICES TO COMPANY AND WARRANT AGENT ............................. 33

SECTION 12.  SUPPLEMENTS AND AMENDMENTS  ...................................... 35

SECTION 13.  SUCCESSORS ....................................................... 36

SECTION 14.  TERMINATION ...................................................... 36

SECTION 15.  CERTAIN DEFINITIONS .............................................. 36

SECTION 16.  WARRANT HOLDER NOT DEEMED A STOCKHOLDER .......................... 42

SECTION 17.  GOVERNING LAW .................................................... 42

SECTION 18.  BENEFITS OF THIS AGREEMENT ....................................... 42

SECTION 19. COUNTERPARTS ................................................  43

EXHIBIT A

[FORM OF WARRANT CERTIFICATE] ...........................................   1

[FACE]

WARRANT CERTIFICATE .....................................................   2

ITC/\DELTACOM, INC ......................................................   2

[REVERSE OF WARRANT CERTIFICATE] ........................................   5

[FORM OF ELECTION TO PURCHASE] ..........................................   8

(TO BE EXECUTED UPON EXERCISE OF WARRANT) ...............................   8

SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS ...................   9

EXHIBIT B

[FORM OF INVESTMENT LETTER FOR EXERCISE] ................................   1

EXHIBIT C

[FORM OF INVESTMENT LETTER FOR TRANSFER] ................................   I

                                WARRANT AGREEMENT

     This Warrant Agreement, dated as of ____________, 2002 (this "Warrant Agreement" or " Agreement"), is between ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the "Warrant Agent"). Unless elsewhere defined herein, capitalized terms used herein shall have the meaning given to them in Section 15.

                              W I T N E S S E T H:

     WHEREAS, in connection with and under a plan of reorganization confirmed pursuant to chapter 11 of title 11 of the United States Code, as amended, the Company proposes to issue and deliver shares of the 8% Series A

     Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and 1,020,000 warrants (each, a "Warrant") to purchase an equal number of shares, subject to adjustment in accordance with Section 7 (the "Warrant Shares"), of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, the Company wishes the Warrant Agent to act as Warrant Agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrants and the other matters provided herein;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. APPOINTMENT OF WARRANT AGENT.

     The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

     2.1 Form and Dating.

         (a) The Warrants shall be represented by certificates substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrant Certificates may have notations, legends or endorsements required by law, stock market or stock exchange rule or usage (none of which shall affect the rights, duties or obligations of the Warrant Agent as set forth in this Agreement). Each Warrant Certificate shall be dated the date of the countersignature by the Warrant Agent. The terms and provisions contained in the Warrant Certificates shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant Certificate conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

         (b) Warrants may be issued in global form and shall include the Global Warrant Legend set forth in Exhibit A hereto and the "Schedule of Exchanges of Interests in Global Warrant" attached thereto. Warrants may also be issued in definitive form but without the Global Warrant Legend and without the "Schedule of Exchanges of Interests in Global Warrant" (the "Definitive Warrants")." Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each Global Warrant shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions or other adjustments pursuant to Section 7. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the

Warrant Agent (upon specific written instruction from the Company) in accordance with instructions given by the Holder thereof as required by Section 10.

     2.2 Execution.

         An Officer of the Company shall sign each Warrant Certificate on behalf of the Company by manual or facsimile signature. If the Officer of the Company whose signature is on a Warrant no longer holds that office at the time a Warrant Certificate is countersigned, such Warrant shall nevertheless be valid. A Warrant shall not be valid until countersigned by the manual or facsimile signature of the Warrant Agent. The signature of the Warrant Agent shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement. Upon its receipt of (i) a written order of the Company containing specific instructions signed by an Officer (a "Warrant Countersignature Order"),
(ii) a shareholder list (if necessary) and (iii) all other relevant information which the Warrant Agent may request, the Warrant Agent shall countersign Warrant Certificates for original issue up to the number of Warrants stated in the preamble hereto. The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

     2.3 Warrant Registrar.

         The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any

Holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent (including any Warrant Registrar) that is not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as the Warrant Registrar, the Warrant Agent shall act as the Warrant Registrar. The Company or any of its subsidiaries may act as Warrant Registrar. The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants and The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Warrants.

     2.4 Holder Lists.

         The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. The Company shall promptly furnish to the Warrant Agent, at such times as the Warrant Agent may request in writing, a list, in such form and as of such date as the Warrant Agent may reasonably require, of the names and addresses of the Holders.

SECTION 3. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

         (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time and from time to time during the period commencing on the date of issuance of the Warrants and ending immediately prior to 5:00 p.m., New York City time, on ____, 2007 (the "Exercise Period"), to receive from the Company the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants upon payment of $5.114 per share of Common Stock, as adjusted from time to time in accordance with Section 7 (the "Exercise Price"), in cash, by wire transfer or by certified or official bank check payable to the order of the Company; provided that Holders holding Warrants shall be able to exercise their Warrants only in accordance with the procedures set forth in this Agreement and the Warrant Certificate and only if (i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various Holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on ____, 2007 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends shall be made upon exercise of the Warrants.

     (b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Warrant Agent at its office set forth in Section 11 (i) the Warrant Certificate (in the case of Definitive Warrants), (ii) the form of election to purchase on the reverse thereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and (iii) payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in Section 3(a).

     (c) If, at the time of the surrender of a beneficial interest in any Restricted Global Warrant or a Restricted Definitive Warrant in connection with any exercise of such Warrant, such exercise and the issuance of the Warrant Shares issuable upon such exercise shall not be registered under the Securities Act, it shall be a condition to such exercise and the issuance of such Warrant Shares that (i) the Holder of such Warrant furnish to the Company an investment letter substantially in the form of Exhibit B hereto and (ii) the Holder or each other Person to whom it is proposed that such Warrant Shares be issued qualify as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Company may waive compliance with such condition, in whole or in part, in its sole discretion.

     (d) Subject to the provisions of Section 10, upon specific written instruction from the Company, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, in such name or names as the Holder may designate in writing, a certificate or certificates for the number of whole Warrant Shares issuable upon exercise of the Warrants delivered by the Holder for exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     (e) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, provided that Warrants may not be exercised by any Holder for an amount less than 100 Warrant Shares unless such Holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and, upon written notice thereof from the Company, the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new

Warrant Certificate to the Person or Persons entitled to receive such new Warrant Certificate (as specified in writing by the Company).

     (f) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     (g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

SECTION 4. PAYMENT OF TAXES.

     The Company shall pay any and all taxes and governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company and the Warrant Agent shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company and the Warrant Agent that such tax or charge has been paid.

SECTION 5. RESERVATION OF WARRANT SHARES.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and/or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

SECTION 6. OBTAINING STOCK EXCHANGE LISTINGS.

     For so long as the Warrant Shares are outstanding, the Company shall use reasonable efforts to have the Warrant Shares quoted on the National Market System of NASDAQ (the "NMS"), or listed on a national securities exchange or quoted on a national automated quotation system other than the NMS, on which the Common Stock is then quoted or listed.

SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

     During the Exercise Period, the Exercise Price and the number of the Warrant Shares shall be subject to adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest whole cent.

     (a) Except as otherwise provided in Section 7(c), if and whenever during the period beginning on the Issue Date and ending at the close of business on the second anniversary of the Issue Date the Company issues or sells, or in accordance with Section 7(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 7(b)) less than the Exercise Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon such Dilutive Issuance, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 7(b), received or receivable by the Company upon such Dilutive Issuance divided by the then applicable Exercise Price in effect immediately prior to such Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

         (b) For purposes of determining the adjusted Exercise Price pursuant to
Section 7(a), the following provisions shall be applicable:

             (i) If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the then applicable Exercise Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing

         (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or grant of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

               (ii) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the applicable Exercise Price is made pursuant to Section 7(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then applicable Exercise Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 7(b), no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

          (iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Company upon the exercise of any Options; (B) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

          (iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect shall be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

          (v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 7(b) shall be the amount received by the Company therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common

     Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors whose determination, in the absence of manifest error, shall be final and binding upon the Company, the Warrant Agent and the Holders of the Warrants.

         (c)  No adjustment of the Exercise Price shall be made pursuant to
Section 7(a) or 7(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

              (i)   the Reorganization Common Stock;

              (ii) the Series A Preferred Stock, including any Series A Preferred Stock issued as payment of dividends on outstanding Series A Preferred Stock, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock;

              (iii) any shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Series A Preferred Stock, or any shares of Common Stock or other securities issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

              (iv) the Warrants or any shares of Common Stock or other securities issuable or payable upon exercise of the Warrants;

              (v) any shares of Common Stock, Options or Convertible Securities issued or issuable under (A) the Existing Benefit Plan as in effect on the Issue Date or (B) the Existing Benefit Plan as amended after the Issue Date and any Benefit Plan which becomes effective after the Issue Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of

     Directors or by the compensation committee or comparable committee of the Board of Directors (in either case with the affirmative vote or consent of the Series A Directors, if any, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

             (vi) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Exercise Price is required pursuant to Section 7(d); or

             (vii)  any transaction referred to in Section 7(e); or

             (viii) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Series A Directors, if any, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities.

        (d)  If the Company:

             (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

             (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

             (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

               (v) issues by reclassification of its Common Stock any shares of its Capital Stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant exercised after such action shall receive the aggregate number and kind of shares of Capital Stock of the Company which such Holder would have been entitled to receive immediately following such action if such Warrant had been exercised immediately prior to such action. Such adjustment shall become effective immediately after the record date for the applicable action in the case of a dividend or distribution referred to in clause (i) or (iv) above and immediately after the effective date of the applicable action in the case of a subdivision, combination or reclassification referred to in clause (ii), (iii) or (v) above. If, after any such adjustment, the Holder of any Warrant upon exercise thereof shall be entitled to receive shares of two or more classes of Capital Stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price among such classes of Capital Stock and shall give written notice thereof to the Warrant Agent. After such allocation, the exercise privilege and the Exercise Price of the Warrants with respect to each such class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 7. An adjustment required pursuant to this Section 7(d) shall be made successively whenever any action listed above shall occur.

          (e) If the Company at any time pays a dividend in property (other than cash) or securities to all holders of the Common Stock, other than in a transaction referred to in Section 7(d), then, after the date of record for determining stockholders entitled to such dividend, each

Holder of Warrants shall be entitled, upon exercise thereof for the purchase of any or all of the Warrant Shares subject thereto, to receive the amount of such property (other than cash) or securities which would have been payable to such Holder if such Holder had been the Holder, on the record date for the determination of stockholders entitled to such dividend, of such Warrant Shares purchased upon such exercise.

          (f) If an adjustment of the Exercise Price pursuant to Section 7(a), 7(b) or 7(d) shall become effective after the record date for the applicable Exercise Price Adjustment Event, the Company may elect to defer, until after the occurrence of such Exercise Price Adjustment Event, (i) issuance to the Holder of any Warrants exercised after such record date and before the occurrence of such Exercise Price Adjustment Event the additional shares of Common Stock issuable upon such exercise in excess of the number of shares issuable on the basis of the Exercise Price in effect immediately prior to such record date and
(ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock. The Company shall give written notice of any such election to the Warrant Agent.

          (g) After the occurrence of any Exercise Price Adjustment Event requiring adjustment of the Exercise Price, the Company shall give prompt written notice thereof to the Holders of the Warrants and to the Warrant Agent. Such notice shall state the Exercise Price and any change in the number of Warrant Shares issuable upon exercise of the Warrants resulting from such Exercise Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an Officer of the Company. Notice of any Exercise Price Adjustment Event resulting in an adjustment of the Exercise Price shall be deemed given to the Holders of Warrants (but not to the Warrant Agent)
(i) by the Company's inclusion of the information set forth above in the Company's next quarterly or annual report filed with the Securities and Exchange Commission, provided, that if such Exercise Price Adjustment Event occurs within 20 Business Days before the date on which such report must be timely filed by the Company, such information may be included in the next quarterly or annual report required to be so filed by the Company after such report, or (ii) at the option of the Company, by the Company's mailing to such Holders of a written notice containing such information set forth above not later than 30 Business Days following such Exercise Price Adjustment Event.

          (h) Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment of the Exercise Price unless and until the net effect of one or more adjustments required hereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Exercise Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least 1%, such change of the Exercise Price shall thereupon be given effect.

          (i) Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Exercise Price and each Warrant then outstanding, without the consent of any Holder of Warrants, shall become exercisable only into the kind and amount of shares of Capital Stock or other securities (of the Company or another issuer), cash or other property receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such Warrants could have been exercised immediately prior to the effective date of such Fundamental Change, assuming such holder of Common Stock failed to exercise the holder's rights of election, if any, as to the kind of amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change, provided that, if such Fundamental

Change solely provides for cash payments to holders of Common Stock at a price that is not greater than the current Exercise Price, a Holder of Warrants shall not have any right to receive such consideration and its Warrants shall be automatically cancelled upon consummation thereof. The provisions of this
Section 7(i) similarly shall apply to successive Fundamental Changes and shall be the sole right of Holders of Warrants in connection with any Fundamental Change. The Company shall notify the Warrant Agent in writing of the occurrence of any Fundamental Change.

          (j) All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares for which such Warrants are exercisable after giving effect to any adjustment thereto pursuant to Section 7(k) in connection with such adjustment of the Exercise Price, all subject to further adjustment as provided herein.

          (k) Upon each Exercise Price Adjustment Event, each Warrant outstanding immediately prior to such Exercise Price Adjustment Event shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-one hundredth of a share) obtained by (i) multiplying (x) the number of Warrant Shares covered by such Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (l) Irrespective of any adjustments of the Exercise Price or in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

          (m) The Company shall calculate or determine any adjustments with respect to the Exercise Price and the kind or amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time under this Section 7 in accordance with its provisions and shall give written notice of each such calculation or determination to the Warrant Agent as provided herein, as required by the Warrant Agent to perform its duties expressly set forth herein, or as otherwise requested by the Warrant Agent.

SECTION 8. FRACTIONAL INTERESTS.

          The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable upon exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable upon the exercise of any Warrants (or specified portion thereof), the Company may, in its sole discretion, (i) round such fractional Warrant Share up to the nearest whole number or (ii) pay an amount in cash equal to the Closing Price per Warrant Share, as determined on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, rounded up to the nearest whole cent.

SECTION 9. WARRANT AGENT.

     9.1  Duties and Obligations; Limitations of Liability

          The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of, and shall incur no liability as a result of, (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any shares or other securities or any property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of shares or other securities or any property deliverable upon exercise of any Warrant or (iv) the correctness of any of the representations of the Company made in any such Warrant Certificate. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 7 with respect to the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine or verify, and shall incur no liability as a result of any failure to determine or verify, the accuracy or correctness of any such calculation or determination or with respect to the methods employed in making such calculation or determination. The Warrant Agent shall not be accountable with respect to, and shall incur no liability as a result of, the validity or value (or the kind or amount) of any Warrant Shares or of other securities or any property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 7, and it makes no representation with respect thereto. The Warrant Agent shall not be liable or responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Section 7.

          (b) The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited, to lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage. Any and all liability of the Warrant Agent under this Agreement shall be limited to the higher of (i) the amount of fees paid by the Company to the Warrant Agent pursuant to this Agreement or (ii) $50,000.

          (c) The Warrant Agent is hereby authorized to accept and is protected in accepting advice or instructions with respect to the performance of its duties hereunder by order, instruction or other written notice given by the Company or by one or more Holders in accordance with the provisions hereof and to apply to any Officer of the Company named in any such order, instruction or written notice for advice or instructions (which instructions shall be given in writing when requested), and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice or instructions in any such order, instruction or written notice. The Warrant Agent shall be fully protected and authorized in relying upon the most recent instructions received by any such Officer of the Company. The Warrant Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof or an order or instruction in regard to hereunder, and the Warrant Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such order, instruction or notice.

          (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Officer of the Company and delivered to the Warrant Agent, and such certificate shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, omitted or suffered by it under the provisions of this Agreement in reliance upon such certificate.

          (e) In the event the Warrant Agent has any questions or uncertainty as to what action it should take under this Agreement, the Warrant Agent is hereby authorized and directed to accept advice and instructions with respect to the performance of its duties hereunder from any Officer of the Company, and to apply to any such Officer for advice or instructions in connection with its duties. Such advice and instructions of any Officer of the Company shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall not be liable for any action taken, omitted or suffered by it in accordance with advice or instructions, for any delay in acting while waiting for such advice or instructions, or in refraining from taking any action prior to receiving such advice or instructions.

          (f) The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself (through its officers, directors and employees) or by or through its attorneys or agents, and the Warrant Agent shall not be liable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct in the absence of gross negligence or willful misconduct of the Warrant Agent in the selection and in the continued employment of any such attorney or agent (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction).

          (g) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

          (h) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties and obligations under this Agreement.

          (i) The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the

Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

          (j) The Company agrees promptly to pay the Warrant Agent from time to time, on demand of the Warrant Agent, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for the reasonable costs, expenses and disbursements, including reasonable counsel fees and expenses incurred in connection with the preparation, delivery, amendment, execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities, settlements, costs, damages, fines, judgments, penalties, demands, claims and expenses arising out of or in connection with the acceptance and administration of this Agreement, including reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any of the foregoing results from the Warrant Agent's own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

          (k) The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be internal legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent and the

Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in accordance with the opinion or advice of such counsel.

          (l) The provisions of this Section 9.1 shall survive the termination of this Agreement, the termination, exercise or expiration of the Warrants, and the resignation or removal of the Warrant Agent.

     9.2  Merger, Consolidation or Change of Name of Warrant Agent.

          (a) Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor warrant agent under the provisions of Section 9.3. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     9.3  Change of Warrant Agent.

          The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder after giving 30 days' prior written notice to the Company. If the Warrant Agent shall resign pursuant to the preceding sentence or if the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the Warrant Agent or any registered holder of any Warrant Certificate may apply at the expense of the Company to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The Holders of a majority of the then outstanding Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Any successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if such successor had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent upon payment of all amounts owed to it shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 9.3, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

SECTION 10. TRANSFER; REPLACEMENT; CANCELLATION.

     10.1 Transfer.

          (a) The transfer of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Warrant Agreement and the Applicable Procedures.

          (b) A sale, pledge, transfer, assignment or other disposition (each, a "Transfer") of a beneficial interest in any Restricted Global Warrant or the Transfer of a Restricted Definitive Warrant by a Holder may be made to a Person if:

               (i) such Transfer is made pursuant to an effective registration statement under the Securities Act; or

               (ii) such Holder delivers to the Company (A) at the Company's request, an opinion of counsel to such Holder, which shall be in a form, substance and scope customary for opinions in comparable transactions, as reasonably determined by the Company, to the effect that such Warrant or the Warrant Shares or other securities issuable upon exercise thereof may be Transferred without registration under the Securities Act and (B) an investment letter, substantially in the form of Exhibit C hereto, signed by the proposed transferee.

          (c) The following legends (or legends substantially similar thereto) shall appear on the face of the Warrants issued under this Warrant Agreement or the certificates representing the Restricted Warrant Shares issuable upon exercise thereof, as indicated below, unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

               (i) Private Placement Legend. Each Restricted Global Warrant and each Restrictive Definitive Warrant shall bear a legend in substantially the following form:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS."

               (ii) Global Warrant Legend. Each Global Warrant shall bear a legend in substantially the following form:

               "THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS

          WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE DEPOSITARY IN ORDER FOR IT TO ACCEPT THE WARRANTS FOR ITS BOOK-ENTRY SETTLEMENT SYSTEM, (II) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 10.4 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY ONLY WITH THE PRIOR WRITTEN CONSENT OF ITC/\DELTACOM, INC."

               (iii) Restricted Warrant Shares Legend. Each certificate representing Restricted Warrant Shares shall bear a legend in substantially the following form:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION

          OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS."

          (d) At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or cancelled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 10.4. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and, upon receipt by the Warrant Agent of specific written instruction from the Company, an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and, upon receipt by the Warrant Agent of specific written instruction from the Company, an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.

          (e) The following additional provisions shall apply to transfers and exchanges of Warrants hereunder:

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon the Company's written order containing specific instruction or at the Warrant Registrar's written request containing specific instruction.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a Holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               (iii) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

               (iv) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

               (v) The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 2.2.

          (f) All certifications, certificates and opinions of counsel required to be submitted to the Warrant Registrar pursuant to this Section 10 to effect a registration of transfer or exchange may be submitted by facsimile.

     10.2 Replacement Warrants.

          If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant Certificate if the Warrant Agent's requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any agent thereof for purposes of the countersignature from any loss that any of them may suffer if a Warrant Certificate is replaced. The Company may charge for its expenses in replacing a Warrant Certificate.

          Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

     10.3 Temporary Warrants.

          Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrant Certificates. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent (but which shall not affect the rights, duties or obligations of the Warrant Agent as set forth in this Agreement).

Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates in exchange for temporary Warrant Certificates.

          Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

     10.4 Cancellation.

          The Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall dispose of such canceled Warrants in its customary manner. The Warrant Registrar shall provide the Company with a list of all Warrants that have been cancelled. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 11. NOTICES TO COMPANY AND WARRANT AGENT.

          Any notice or communication authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant or by the Company to the Company or the Warrant Agent, as the case may be, shall be sufficiently given or made if in writing and delivered in person, mailed by first-class mail or sent by facsimile transmission addressed as follows:

          If to the Company:

               ITC/\DeltaCom, Inc.
               1791 O.G. Skinner Drive
               West Point, Georgia 31833
               Facsimile No.: (256) 382-3936
               Attention: General Counsel

          If to the Warrant Agent:

               Mellon Investor Services LLC

               44 Wall Street, 6th Floor
               New York, New York 10005
               Facsimile: (917) 320-6318/6319

               Attention: Relationship Manager

          With a copy to:

               Mellon Investor Services LLC
               85 Challenger Road
               Ridgefield Park, New Jersey 07660-2108
               Facsimile No.: (201) 296-4004
               Attention: General Counsel

          In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

          The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to such Holder at its address as it appears on the Warrant Register by first-class mail and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Warrant Agent at the same time.

          Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice shall not affect its sufficiency with respect to other Holders. Except for a notice to the Warrant Agent, which is deemed given only when received, and except as otherwise provided in this Agreement, if a notice or communication is mailed in the manner provided in this
Section 11, it is duly given, whether or not the addressee receives it.

          Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Warrant Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Warrant Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 12. SUPPLEMENTS AND AMENDMENTS.

          The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct any defect or inconsistent provision or clerical omission or mistake or manifest error herein contained, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the Holders of Warrants, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the Holders of Warrants, or (iii) will not, in the good faith opinion of the Board of Directors, as evidenced by a resolution thereof, adversely affect, alter or change the rights of the Holders of Warrants in any material respect. Amendments or supplements that do not meet the requirements of the preceding sentence shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided, however, that the consent of each Holder is required for any amendment or supplement pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments as provided in Section 7).

SECTION 13. SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 14. TERMINATION.

          This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date if all Warrants have been exercised. The provisions of Section 10 shall survive such termination.

SECTION 15. CERTAIN DEFINITIONS.

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "Board of Directors" means the Board of Directors of the Company.

          "Benefit Plan" means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Company or any of its subsidiaries.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New Jersey or Georgia are authorized by law, regulation or executive order to remain closed.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

          "Closing Price" means, with respect to the Common Stock, on any date,
(i) the last sales price on the NASDAQ or the principal securities exchange or other securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ or the principal securities exchange or other securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner that the quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of such Common Stock as determined by the Board of Directors.

          "Common Stock" has the meaning specified in the preamble hereto.

          "Common Stock Deemed Outstanding" means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of the date of such determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

          "Company" has the meaning specified in the first paragraph hereof.

          "Convertible Securities" has the meaning specified in Section 7(b).

          "Definitive Warrants" has the meaning specified in Section 2.1(b).

          "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder.

          "Dilutive Issuance" has the meaning specified in Section 7(a).

          "DTC" has the meaning specified in Section 2.3.

          "Exercise Period" has the meaning specified in Section 3(a).

          "Exercise Price" has the meaning specified in Section 3(a).

          "Exercise Price Adjustment Event" means any of those events specified in Section 7 resulting in an adjustment of the Exercise Price.

          "Existing Benefit Plan" means the ITC/\DeltaCom, Inc. Stock Incentive Plan.

          "Expiration Date" has the meaning specified in Section 3(a).

     "Fundamental Change" means any transaction or event, including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Company, are converted into or exchanged for Capital Stock or other securities, cash or other property.

     "Global Warrants" means, individually and collectively, each of the Restricted Global Warrants and the Unrestricted Global Warrants, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.1(b) and 10.

     "Global Warrant Legend" means the legend set forth in Section 10(c)(ii), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

     "Holder" means a Person who is listed as the record owner of (i) Warrants,
(ii) the Warrant Shares or (iii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Issue Date" means __________, 2002 [insert the date on which the Warrants are initially issued].

     "New Equity Investors" has the meaning set forth in the Plan.

     "NASDAQ" means The NASDAQ Stock Market, Inc. and shall refer to the NASDAQ National Market or the NASDAQ SmallCap Market, as the case may be.

     "NMS " has the meaning specified in Section 6.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Options" has the meaning specified in Section 7(b)(i).

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

     "Plan" means the Company's plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on ______________, 2002 in In re ITC/\DeltaCom, Inc. (Case No. 02-11848 (MFW)).

     "Private Placement Legend" means the legend set forth in Section 10(c)(i) to be placed on all Warrants issued under this Warrant Agreement, except where otherwise permitted by the provisions of this Warrant Agreement.

     "Reorganization Common Stock" means the Common Stock issued by the Company under or in connection with the Plan, including, without limitation, the Common Stock issued by the Company to the New Equity Investors on the effective date of the Plan.

     "Restricted Definitive Warrant" means a Definitive Warrant bearing the Private Placement Legend.

     "Restricted Global Warrant" means a Global Warrant bearing the Private Placement Legend.

     "Restricted Warrant" means a Restricted Global Warrant or a Restricted Definitive Warrant, as the case may be.

     "Restricted Warrant Shares" means Warrant Shares issued or issuable upon exercise of a Restricted Warrant.

     "Securities Act" has the meaning specified in Section 3(a).

     "Series A Certificate of Designation" means the certificate of designation of the Series A Preferred Stock.

     "Series A Directors" means the directors of the Company that are initially designated by the New Equity Investors for the Board of Directors under the Plan or thereafter are elected to the Board of Directors pursuant to the Series A Certificate of Designation by the holders of the Series A Preferred Stock voting as a separate class.

     "Series A Preferred Stock" has the meaning specified in the preamble hereto.

     "Transfer" has the meaning specified in Section 10(b).

     "Unrestricted Global Warrant" means a Global Warrant, substantially in the form of Exhibit A attached hereto, that bears the Global Warrant Legend and that has the "Schedule of Exchanges of Interests in Global Warrant" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Warrants that do not bear the Private Placement Legend.

     "Warrant" has the meaning specified in the preamble hereto.

     "Warrant Agent" (i) has the meaning specified in the first paragraph hereof and (ii) means any successor or replacement to Mellon Investor Services LLC as provided in Section 9.

     "Warrant Certificate" has the meaning specified in Section 2.1(a).

     "Warrant Countersignature Order" has the meaning specified in Section 2.2.

     "Warrant Registrar" has the meaning specified in Section 2.3.

     "Warrants" has the meaning specified in the preamble hereto.

     "Warrant Shares" has the meaning specified in the preamble hereto.

SECTION 16. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

     Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders.

SECTION 17. GOVERNING LAW.

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby.

SECTION 18. BENEFITS OF THIS AGREEMENT.

     Nothing in this Agreement is intended or shall be construed to give to any Person other than the Company and the Warrant Agent and their respective successors and assigns and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and the registered holders of Warrants.

SECTION 19. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                           ITC/\DELTACOM, INC.

                                           By:__________________________________
                                              Name:
                                              Title:


                                           MELLON INVESTOR SERVICES LLC
                                           as Warrant Agent

                                           By:__________________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]

     [THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS]/1/

     [THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERSHEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE DEPOSITARY IN ORDER FOR IT TO ACCEPT THE WARRANTS
_________________________
/1/ This paragraph is to be included on Restricted Global Warrants and Restricted Definitive Warrants.

FOR ITS BOOK-ENTRY SETTLEMENT SYSTEM, (II) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 10.4 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY ONLY WITH THE PRIOR WRITTEN CONSENT OF ITC/\DELTACOM, INC.]/2/

No.___________   ___Warrants

                               Warrant Certificate

                               ITC/\DELTACOM, INC.

     This Warrant Certificate certifies that ____________, or its registered assigns, is the registered holder of Warrants expiring __________, 2007 (the "Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of ITC/\DeltaCom, Inc., a corporation organized under the laws of the State of Delaware (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from the date of issuance of such Warrant (the "Exercise Date") until immediately prior to 5:00 p.m., New York City time, on _________, 2007, to receive from the Company one fully paid and non-assessable share of Common Stock (collectively, the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $__________ per share of Common Stock payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
_________________________
/2/ This paragraph is to be included only if the Warrant is in global form.

          No Warrant may be exercised on or after 5:00 p.m., New York City time, on __________, 2007, and to the extent not exercised by such time such Warrant shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.


Dated: ___________, 2002

                                          ITC/\DELTACOM, INC.



                                          By:_____________________________
                                             Name:
                                             Title:

Countersigned:

MELLON INVESTOR SERVICES LLC
as Warrant Agent


By:__________________________
      Authorized Signature

                        [Reverse of Warrant Certificate]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on ___________, 2007 entitling the holder upon exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of _________, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to Mellon Investor Services LLC, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms herein are used as defined in the Warrant Agreement unless otherwise indicated. To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

     Warrants may be exercised at any time and from time to time during the period commencing on the date of issuance of the Warrants and ending immediately prior to 5:00 p.m., New York City time, on __________, 2007; provided that either (i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its office set forth in Section 11 of the Warrant Agreement (i) this Warrant Certificate,
(ii) the form of election to purchase on the reverse hereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc, and (iii) payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in the Warrant Agreement. No adjustments as to dividends shall be made upon exercise of this Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock shall be issued upon the exercise of any Warrant, but the Company may, in its sole discretion, (i) round such fractional share up to the nearest whole share or (ii) pay the cash value thereof determined as provided in the Warrant Agreement.

     The Warrants shall be exercisable, at the election of the holder, either in full or from time to time in part, provided that Warrants may not be exercised by the holder for an amount less than 100 Warrant Shares unless such holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by this Warrant Certificate are exercised, this Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be delivered to the person or persons entitled to receive such new Warrant Certificate.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants represented by this Warrant Certificate nor this Warrant Certificate shall entitle any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of ITC/\DELTACOM, INC., in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If such number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to
_______________ whose address is ____________________.

                                        ________________________________________
                                        Signature
 Date:


                                        ________________________________________
                                        Signature Guaranteed

              SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL WARRANT

The following exchanges of a part of this Global Warrant have been made:

                                                     Number of
            Amount of            Amount of           Warrants in this
            decrease in          increase in         Global Warrant    Signature of
            Number of            Number of           following such    authorized
Date of     warrants in this     Warrants in this    decrease or       officer of
Exchange    Global Warrant       Global Warrant      increase          Warrant Agent
------------------------------------------------------------------------------------

                                    EXHIBIT B

                    [Form of Investment Letter for Exercise]



ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA 31833

Ladies and Gentlemen:

         The undersigned (the "Purchaser") refers hereby to the Warrant Agreement, dated as of ______________, 2002, between ITC/\DeltaCom, Inc. (the "Company") and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the "Agreement"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

         This letter is being furnished to the Company pursuant to Section 3(c) of the Agreement.

         The Warrant Agent has received from a Holder of Warrants an executed election form for the purchase of ___________ shares of Common Stock (the "Warrant Shares") issuable upon the exercise of such Warrants. In connection with its purchase of the Warrant Shares, the Purchaser confirms that:

         1. The Purchaser has received such information as it deems necessary in order to make its investment decision in connection with its purchase of the Warrant Shares.

         2. The Purchaser understands that the offer and sale of the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Purchaser understands that any Transfer of the Warrant Shares is subject to certain restrictions and conditions set forth in the Warrant Agreement and agrees to be bound by, and not to Transfer the Warrant Shares except in compliance with, such restrictions and conditions and the Securities Act.

         3. The Purchaser understands that, upon any proposed Transfer of any Warrant Shares, it will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as are specified in the Warrant Agreement or as the Warrant Agent and the Company may reasonably require to confirm that the proposed Transfer complies with the foregoing restrictions and conditions. The Purchaser further understands that the Warrant Shares purchased by it will bear a legend to the foregoing effect and that the Company may place a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares.

         4. The Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant

Shares, and it and any account for which it is acting is each able to bear the economic risk of such an investment.

         5. The Purchaser is acquiring the Warrant Shares purchased by it for its own account or for one or more accounts (each of which is an "accredited investor") as to each of which the Purchaser exercises sole investment discretion.

         The Company and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

cc: Mellon Investor Services LLC, as Warrant Agent

                                    EXHIBIT C

                    [Form of Investment Letter for Transfer]




ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA 31833

Ladies and Gentlemen:

         The undersigned (the "Transferee") refers hereby to the Warrant Agreement, dated as of ______________, 2002, between ITC/\DeltaCom, Inc. (the "Company") and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the "Agreement"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

         This letter is being furnished to the Company pursuant to Section 10(b) of the Agreement.

         A Holder of Warrants proposes to Transfer to the Transferee a beneficial interest in a Restricted Global Warrant or Restricted Definitive Warrant (collectively, the "Warrants"). In connection with its acquisition of the Warrants, the Transferee confirms that:

         1. The Transferee understands that the Warrants and the shares of Common Stock or other securities issuable upon exercise thereof (collectively, the "Warrant Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Transferee understands that any subsequent Transfer of the Warrants or the Warrant Shares is subject to certain restrictions and conditions set forth in the Warrant Agreement and agrees to be bound by, and not to Transfer, the Warrants or the Warrant Shares except in compliance with, such restrictions and conditions and the Securities Act.

         2. The Transferee understands that, upon any proposed Transfer of the Warrants or the Warrant Shares, it will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as are specified in the Warrant Agreement or as the Warrant Agent and the Company may reasonably require to confirm that the proposed Transfer complies with the foregoing restrictions and conditions. The Transferee further understands that the Warrants and the Warrant Shares will bear a legend to the foregoing effect and that the Company may place a "stop transfer order" with any transfer agent or registrar with respect to the Warrants and the Warrant Shares.

         3. The Transferee is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the

Warrants, and it and any account for which it is acting is each able to bear the economic risk of such an investment.

         4. The Transferee is acquiring the Warrants purchased by it for its own account or for one or more accounts (each of which is an "accredited investor") as to each of which the Transferee exercises sole investment discretion.

         The Company and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

cc: Mellon Investor Services LLC, as Warrant Agent

                                   EXHIBIT 6

                           Rights Offering Procedures

                                    EXHIBIT C

                           RIGHTS OFFERING PROCEDURES

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Plan.

                  A.   GENERAL

                  In accordance with these procedures, the offering of the non-transferable rights to subscribe for Rights Offering Units pursuant to the Plan (the "Rights") will permit each holder of more than a specified minimum amount of Allowed Old Preferred Stock or Allowed Old Common Stock (each an "Eligible Interest") as of August 22, 2002 (the "Subscription Record Date") to elect, at the holder's option, to subscribe for Rights Offering Units in exchange for (i) a cash payment and (ii) the surrender of such holder's Eligible Interests. Participation or non-participation in the Rights Offering will not affect the size of any other distributions made to a holder of Eligible Interests pursuant to the Plan.

                  Holders of Allowed Old Preferred Stock Interests must hold at least 625 shares of Series A Old Preferred Stock, 7 shares of Series B-1 Old Preferred Stock or 3.15 shares of Series B-2 Old Preferred Stock as of the Subscription Record Date in order to be eligible to participate in the Rights Offering.

                  Holders of Allowed Old Common Stock Interests must hold at least 1,250 shares of Old Common Stock as of the Subscription Record Date in order to be eligible to participate in the Rights Offering.

                  Each Rights Offering Unit will consist of one share of Convertible Preferred Stock and 3.40 New Warrants. The subscription price payable in cash to purchase Rights Offering Units shall be $100 per Rights Offering Unit (the "Subscription Price").

                  B.   ENTITLEMENT TO PARTICIPATE

                  Pursuant to the Rights Offering:

                  (i) each holder of an Allowed Old Preferred Stock Interest shall be entitled to elect to subscribe for:

                  one Rights Offering Unit for every 625 shares of Series A Old Preferred Stock;

                  one Rights Offering Unit for every 7 shares of Series B-1 Old Preferred Stock; and

                  one Rights Offering Unit for every 3.15 shares of Series B-2 Old Preferred Stock, in each case held by such holder as of the date that such holder executes a Rights Subscription Exercise Form (as defined below) in respect thereof; and

               (ii) each holder of an Allowed Old Common Stock Interest shall be entitled to elect to subscribe for one Rights Offering Unit for every 1,250 shares of Old Common Stock held by such holder as of the date that such holder executes a Rights Subscription Exercise Form in respect thereof.

               The foregoing exchange ratio for the Rights Offering has been calculated based on the average closing price of the Old Common Stock for the 10 consecutive trading days ending on August 16, 2002. Holders of Eligible Interests are not permitted to oversubscribe for additional Rights Offering Units that are not otherwise subscribed for in the Rights Offering. The Rights are non-transferable.

               Prior to the Confirmation Date, the Debtor will distribute subscription exercise forms and accompanying instructions (the "Rights Subscription Exercise Forms") to those holders that held at least the minimum amounts of Old Preferred Stock and of Old Common Stock specified above as of the Subscription Record Date. The agent responsible for receiving the Rights Subscription Exercise Forms and the subscription monies from Electing Holders on behalf of the Company shall be Mellon Investor Services LLC (the "Rights Agent"). The agent responsible for managing the Rights Offering and for answering inquiries or requests for additional documentation shall be The Altman Group, Inc. (the "Information Agent").

               C. PROCEDURES FOR EXERCISE OF RIGHTS

               (i) Return Rights Subscription Exercise Form and Purchase Price

               Any holder receiving a Rights Subscription Exercise Form who elects to participate in the Rights Offering (each, an "Electing Holder") shall:

               (1) indicate on the form the number of Rights Offering Units that it wishes to purchase;

               (2) execute the Rights Subscription Exercise Form and return it to the Rights Agent at the address set forth therein; and

               (3) concurrently with the execution and delivery of the Rights Subscription Exercise Form, pay an amount equal to the product of the Subscription Price (i.e., $100) and the number of Rights Offering Units such Electing Holder wishes to purchase (the "Purchase Price") by either (i) wire transfer (which must include the holder's name in the reference line) of immediately available funds to the Debtor's account identified in the Rights Subscription Exercise Form or (ii) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "ITC/\DeltaCom, Inc." delivered to the Rights Agent at one of the addresses set forth in the Rights Subscription Exercise Form.

               If shares of Old Common Stock are held of record through the Depositary Trust Company ("DTC"), exercises of Rights may be made through DTC. Such exercise shall be deemed to constitute an execution of the Rights Subscription Form for the purposes above.

               (ii) Receipt prior to Rights Offering Deadline and Compliance with Instructions

               In order for the exercise to be valid and effective, the Rights Subscription Exercise Form and the check, bank draft or wire transfer must be received by the Rights Agent no later than the date indicated in the Rights Subscription Exercise Form (the "Rights Offering Deadline"), which shall be set based upon the anticipated Effective Date of the Plan. The Rights will automatically expire following the Rights Offering Deadline.

               If, on or prior to the Rights Offering Deadline, the Rights Agent for any reason does not receive from an Electing Holder both the properly completed and duly executed Rights Subscription Exercise Form and a check, bank draft or a wire transfer in an amount equal to the full Purchase Price, such Electing Holder shall be deemed to have relinquished and waived its rights to subscribe for the Rights.

               Any Rights relinquished in connection with the Rights Offering shall be canceled and of no further force and effect.

               Electing Holders should carefully follow all instructions for due exercise of their Rights contained in the Rights Subscription Exercise Form. Do not send the Rights Subscription Exercise Form or payments to the Debtor.

               All determinations as to the proper completion, due execution, timeliness, eligibility, prorating and other matters affecting the validity or effectiveness of any attempted exercise of any Rights will be made by the Debtor in its reasonable discretion in accordance with the procedures set forth herein and in the Rights Subscription Exercise Form, and such determinations will be final and binding. The Debtor, in its sole discretion, may extend the Rights Offering Deadline, waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right that is subject to any defect or irregularity.

               Deliveries required to be received by the Rights Agent and/or the Debtor in connection with the purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent and/or the Debtor, as the case may be, in accordance with the instructions set forth herein or in the Rights Subscription Exercise Form shall have occurred and any defects and irregularities shall have been waived or cured within such time as the Debtor may determine in its sole discretion.

               Neither the Debtor nor any other person will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

               D. INQUIRIES AND TRANSMITTAL OF DOCUMENTS

               The exercise instructions contained in the Rights Subscription Exercise Form should be carefully read and strictly followed. QUESTIONS RELATING TO THE METHOD OF SUBSCRIPTION SHOULD BE DIRECTED TO THE ALTMAN GROUP, INC. AT THE FOLLOWING ADDRESS AND PHONE NUMBER.

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                            New York, New York 10165

                               Tel: (212) 973-9720

          The risk of delivery of all documents and payments is on the Electing Holders, not the Debtor or the Rights Agent. If mail is used, it is recommended that insured registered mail be used and that a sufficient number of days be allowed to ensure delivery to the Rights Agent before the Rights Offering Deadline.

          E. RIGHTS OFFERING CONDITIONED UPON CONFIRMATION AND CONSUMMATION OF THE PLAN

          All subscriptions for the purchase of Rights Offering Units are subject to and conditioned upon the confirmation of the Plan and the occurrence of the Effective Date of the Plan. Unless certificates are requested, the shares of Convertible Preferred Stock and the New Warrants issued as part of the Rights Offering Units will be recorded by book-entry.

                                    EXHIBIT 7

            Form of Registration Rights Agreement (New Common Stock)

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of _____________, 2002, is made among ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), and the persons listed on the signature pages hereof.

                                    RECITALS:

     WHEREAS, the Company proposes to issue and deliver shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to certain of the existing creditors of the Company pursuant to the Company's Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), confirmed by order of the United States Bankruptcy Court for the District of Delaware, entered on ______________, 2002, in In re ITC/\DeltaCom, Inc. (Case No. 02-11848
(MFW)); and

     WHEREAS, in connection with and pursuant to the Plan, the Company has agreed to grant the registration rights described in this Agreement to the holders of shares of Common Stock issued pursuant to Sections 4.4 and 4.6 of the Plan, which, at the time of such issuance, could not be sold by the holder thereof without being subject to holding period, volume or manner of offering limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder with respect to the Registrable Shares (as defined herein).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Adverse Offering Effect" has the meaning specified in Section 4(e).

     "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act.

     "Amendment" has the meaning specified in Section 18.

     "Blackout Period" has the meaning specified in Section 7(a).

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The

City of New York or the State of Georgia are authorized or obligated by law or other governmental actions to close.

     "Common Stock" has the meaning specified in the recitals to this Agreement.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Company Shelf Response" has the meaning specified in Section 3(b).

     "Cutback Notice" has the meaning specified in Section 4(e).

     "Demand Holders" has the meaning specified in Section 4(a).

     "Effective Date" means the effective date of the Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

     "Excluded Registration" means a registration of Common Stock under the Securities Act pursuant to the Preferred Stock Registration Rights Agreement or pursuant to a registration statement filed (i) on Form S-4 or Form S-8 or any successor registration forms that may be adopted by the SEC, (ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries or
(iii) in connection with an offering of Common Stock issuable upon the conversion or exercise of other securities.

     "Holders" means, collectively, the Persons that have executed this Agreement as of the date hereof and, subject to Section 16, each other Person to whom any such Holder has transferred Registrable Shares and who has agreed to become bound by the provisions of this Agreement in accordance with Section 16, but only so long as such other Person holds Registrable Shares.

     "Initiating Holder" has the meaning specified in Section 5(a).

     "Long-Form Shelf Registration Statement" means any Shelf Registration Statement filed on Form S-1, Form S-2 or any other appropriate form that does not permit automatic incorporation by reference of reports filed by the Company pursuant to the Exchange Act.

     "Losses" has the meaning specified in Section 11(a).

     "NASD" means the National Association of Securities Dealers, Inc.

     "Other Holders" has the meaning specified in Section 4(a).

     "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

     "Plan" has the meaning specified in the recitals to this Agreement.

     "Preferred Stock Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company, SCANA Corporation, Campbell B. Lanier, III and the other Persons listed on the signature pages thereof.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Registrable Shares" means, collectively, (i) the shares of Common Stock issued to the Holders pursuant to Sections 4.4 and 4.6 of the Plan, which, at the time of such issuance, could not be sold by the Holder thereof without being subject to holding period, volume or manner of offering limitations under the Securities Act and the rules and regulations thereunder, and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares of Common Stock described in clause (i) above. Such shares of Common Stock shall cease to be Registrable Shares as provided in Section 2.

     "Registration Expenses" means any and all out-of-pocket expenses incident to the Company's performance of its registration obligations under this Agreement, including, without limitation, (i) all SEC registration and filing fees and expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to the Holders and any dealers or underwriters, (ii) fees and disbursements of the Company, including, without limitation, fees and disbursements of counsel for the Company and of independent public accountants and other experts of the Company, (iii) fees and expenses in connection with the qualification of Registrable Shares for offering and sale under state securities laws (including fees and expenses incurred in connection with blue sky qualifications of the Registrable Shares and including all reasonable fees and disbursements of counsel in connection with any survey of state securities or blue sky laws and the preparation of any memorandum thereon), (iv) fees and expenses incident to any filing with the NASD or to securing any required review by the NASD of the terms of the sale of Registrable Shares, (v) all fees and expenses incurred in connection with the listing of Registrable Shares on each securities exchange or automated quotation system on which the Common Stock is then listed and (vi) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses incurred by the Company in connection with any "road show" or marketing presentation), (vii) with respect to each registration, the reasonable fees and disbursements of one counsel selected by the holders of a majority of the Registrable Shares being registered and (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, but excluding (x) any underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Shares and (y) any fees or disbursements of counsel for the Holders or any Holder, other than the fees and disbursements referred to in clause (vii) above.

     "Registration Rights Period" means the period commencing on the date of this Agreement and ending on the sixth anniversary thereof.

     "Registration Statement" means any registration statement of the Company referred to in Section 3, 4 or 5, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

     "Requesting Holder" has the meaning specified in Section 5(a).

     "Rule 144" means Rule 144 (or any similar provisions then in effect) promulgated by the SEC under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Section 8(e) Period" has the meaning specified in Section 8(e).

     "Section 8(k) Period" has the meaning specified in Section 8(k).

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

        "Shelf Registration" means the registration of Registrable Shares effected pursuant to Section 3.

        "Shelf Registration Statement" means a shelf registration statement of the Company filed pursuant to Section 3 which covers Registrable Shares on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Shelf Resale Notice" has the meaning specified in Section 3(b).

        "Similar Securities" means, in connection with any registration of securities of the Company under the Securities Act, all securities of the Company which are (i) the same as or similar to the securities being registered,
(ii) convertible into or exchangeable or exercisable for the securities being registered or (iii) the same as or similar to the securities into or for which the securities being registered are convertible or exchangeable or exercisable.

        "Suspension Period" means any period during which the offering of Registrable Shares by any Holder under the Shelf Registration Statement shall be suspended as a result of the occurrence of a Blackout Period, a Section 8(e) Period or a Section 8(k) Period.

        "Suspension Period Notice" means a notice provided by the Company pursuant to Section 3(b) in which the Company states that, as of the date of such notice, there exists a Blackout Period, a Section 8(e) Period or a Section 8(k) Period.

        "Underwritten Offering" means an underwritten offering in which securities are sold to an underwriter or underwriters, on a firm commitment basis, for reoffering to the public.

     2. Securities Subject to this Agreement. The Registrable Shares are the sole securities entitled to the benefits of this Agreement. For the purposes of this Agreement, Registrable Shares held by any Holder shall cease to be Registrable Shares (and such Holder shall cease to have any registration rights with respect to such securities under this Agreement) on the date and to the extent that (i) a Registration Statement covering such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Shares have been sold or transferred in accordance with the requirements of Rule 144, (iii) such Registrable Shares have been otherwise transferred or disposed of, certificates therefor not bearing a legend restricting further transfer or disposition thereof shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all such Registrable Shares may be sold or transferred by such Holder without holding period, volume or manner of offering limitations under the Securities Act and the rules and regulations thereunder, provided, that such Registrable Shares do not exceed 1% of the total number of shares of Common Stock then outstanding, (v) all such Registrable Shares may be sold or transferred by such Holder within any three-month period in accordance with the requirements of Rule 144 or (vi) such Registrable Shares have ceased to be outstanding.

     3.   Shelf Registration Statement.

          (a) Within 30 days after the Effective Date, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing. The Shelf Registration Statement shall register the offering of the Registrable Shares that are outstanding immediately prior to the filing date of the Shelf Registration Statement. The Shelf Registration Statement may also register the offering of the securities that have shelf registration rights pursuant to the Preferred Stock Registration Rights Agreement. The Company shall notify each Holder of the date on which the Shelf Registration Statement is declared effective.

          (b) The following provisions of this Section 3(b) shall apply to any proposed sale, transfer or other disposition of Registrable Shares pursuant to a Long-Form Shelf Registration Statement, other than (i) in an Underwritten Offering or (ii) with respect to any Holder, to any partner, stockholder or other holder of equity interests in such Holder. If a Holder wishes to sell, transfer or otherwise dispose of Registrable Shares pursuant to the Long-Form Shelf Registration Statement, such Holder shall deliver to the designated representative of the Company a written notice (a "Shelf Resale Notice") of such Holder's good-faith present intention to sell, transfer or otherwise dispose of some or all of such Holder's Registrable Shares, and the number of Registrable Shares such Holder proposes to sell, transfer or otherwise dispose of. Upon receipt of each Shelf Resale Notice, the Company shall, no later than the first Business Day after such Shelf Resale Notice has been given, either (i) provide a Suspension Period Notice or (ii) give written notice (a "Company Shelf Response") to the Holder who gave such Shelf Resale Notice stating that the prospectus relating to the Long-Form Shelf Registration Statement is current and that the Registrable Shares covered by the Shelf Resale Notice may be resold within ten Business Days after receipt of such Company Shelf Response. If the Company does not respond within such three Business Days, it shall be deemed to have given a Company Shelf Response. Any Holder who receives or is deemed to have received a Company Shelf Response shall then have ten Business Days after receipt of such Company Shelf Response in which to sell, transfer or otherwise dispose of the shares subject to the Shelf Resale Notice. If such Holder does not sell, transfer or otherwise dispose of such Registrable Shares within such period, the Holder shall be required to deliver another Shelf Resale Notice and comply again with the other requirements of this Section 3(b) before selling, transferring or otherwise disposing of Registrable Shares pursuant to the Long-Form Shelf Registration Statement. All notices pursuant to this Section 3(b) shall be provided by facsimile transmission or electronic mail delivery and confirmed by direct telephonic communication with the Company's designated representative referred to in Section 19.

          (c) If the Holders wish to elect to offer and sell their Registrable Shares in an Underwritten Offering under the Shelf Registration Statement after it has been declared effective by the SEC, the Holders may do so by making such election pursuant to, and shall have the rights and obligations of Holders under, Section 4, as if such Holders had exercised a demand registration right pursuant to Section 4; provided, however, that the restrictions set forth in clauses (i) and (ii) of Section 4(a) shall not apply to any such election.

     4.   Demand Registration Rights.

          (a) During the Registration Rights Period, upon the written request of Holders of at least a majority of the Registrable Shares (the "Demand Holders") that the Company effect the registration under the Securities Act of all or part of such Demand Holders' Registrable Shares (which written request shall specify the aggregate number of Registrable Shares requested to be registered and the proposed method of distribution thereof), the Company shall (x) as soon as reasonably practicable, but no later than 30 Business Days, after its receipt of such request (or, if the Company is then legally prohibited from making such filing, as soon thereafter as is legally permissible), file with the SEC a Registration Statement with respect to the requested registration and (y) within five Business Days after its receipt of such request, notify in writing any other Holders (the "Other Holders") of such request and indicate in such notice the planned initial filing date of such Registration Statement. Such Registration Statement shall cover the Registrable Shares requested by the Demand Holders to be registered and any Registrable Shares that the Other Holders request, by written notice to the Company given no later than five Business Days prior to such planned initial filing date, to be registered. Notwithstanding the foregoing provisions of this
Section 4(a), the Company shall not be required to take any action pursuant to this Section 4:

            (i) if at the date of such request the Company shall have effective a Shelf Registration pursuant to which the Demand Holders could effect the disposition of their Registrable Shares according to their proposed method of distribution;

            (ii) if prior to the date of such request the Company shall have effected three registrations pursuant to this Section 4;

            (iii) if the Company shall have effected a registration pursuant to this Section 4 within the 120-day period immediately preceding the date of such request which permitted Holders to register Registrable Shares;

            (iv) if the Registrable Shares which the Company shall have been requested to register shall have an aggregate offering price of less than $5,000,000, unless such registration request is for all remaining Registrable Shares held by the Holders; or

            (v)   during the pendency of any Blackout Period;

provided, however, that the Company shall be permitted to satisfy its obligations under this Section 4(a) by amending (to the extent permitted by applicable law) within 30 Business Days after a written request for registration, any Registration Statement previously filed by the Company under the Securities Act so that such Registration Statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition, including, without limitation, an Underwritten Offering, specified by the Holders as aforesaid) of all of the Registrable Shares for which a demand for registration has been made under this Section 4(a). If the Company shall so amend a Registration Statement previously filed pursuant to this Section 4, it shall be deemed to have effected a registration for purposes of this Section 4.

        (b) The Holders delivering a request pursuant to Section 4(a) may distribute the Registrable Shares covered by such request by means of an Underwritten Offering or any other method of distribution, as determined by the Demand Holders holding a majority of the Demand Holders' Registrable Shares so requested to be registered.

     (c) Subject to Section 4(d), a registration requested pursuant to Section 4(a) shall not be deemed to be effected for purposes of this Section 4 (i) if the Registration Statement for such registration has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder, (ii) in the case of a Registration Statement which does not contemplate an Underwritten Offering, if such Registration Statement does not remain effective for at least 120 days (or such shorter period that will terminate when all Registrable Shares covered by such Registration Statement have been sold or withdrawn) or (iii) in the case of a Registration Statement which contemplates an Underwritten Offering, if (A)such Registration Statement does not remain effective for at least 120 days plus such longer period (not to exceed 90 days after the 120th day) as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Shares by an underwriter or dealer, or (B) the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a violation or breach of such underwriting agreement or this Agreement by the Company.

     (d) Holders holding a majority of the Registrable Shares to be included in a Registration Statement to be filed pursuant to this Section 4 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. In the case of any such revocation other than the first such revocation, the Company shall be deemed to have effected a registration pursuant to this Section 4 unless the revocation is based on the reasonable determination of the Holders that there has been, since the date of the applicable request pursuant to Section 4(a), a material adverse change in the business, financial condition, results of operations or prospects of the Company, in general market conditions or in market conditions for businesses in its industry generally. If any request for registration is revoked by the Holders and the Company shall be deemed not to have effected a registration pursuant to this Section 4, the Demand Holders and Other Holders requesting that Registrable Shares be included in such registration shall reimburse the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the related Registration Statement.

     (e) In connection with any offering covered by a Registration Statement to be filed pursuant to this Section 4, if the lead managing underwriter (if the offering shall be an Underwritten Offering) or the

Demand Holders holding a majority of the Demand Holders' Registrable Shares (if the offering shall not be an Underwritten Offering) inform the Holders in writing (a "Cutback Notice") that, in its or their reasonable and good faith opinion, the Registrable Shares requested to be included in such Registration Statement exceed the number which can be sold in such offering without being likely to have a significant adverse effect on the offering price, timing or distribution of the class of securities offered or the market for the securities offered or for the Common Stock (an "Adverse Offering Effect"), then the Company shall include in such registration only the number of Registrable Shares which, in the good faith opinion of such underwriter or the Demand Holders holding a majority of the Demand Holders' Registrable Shares, as the case may be, can be included without having an Adverse Offering Effect. In such event, the Registrable Shares that the Holders propose to sell shall be allocated pro-rata based on the number of Registrable Shares requested by such Holder to be included in the Registration Statement as of the date of delivery to such Holder of the Cutback Notice (or, if later, as of the date at least 10 Business Days after a Holder who is an Other Holder received notice of the registration from the Company pursuant to Section 4(a)).

     (f) If the Company wishes, or any holder of Common Stock (other than a Holder) or other securities has the right, to include shares of Common Stock or other securities in a Registration Statement pursuant to this Section 4, there shall be included in such Registration Statement only that number of shares of Common Stock and other securities, if any, that the lead managing underwriter (if the offering covered by such Registration Statement is an Underwritten Offering) or the Demand Holders holding a majority of the Demand Holders' Registrable Shares (if the offering covered by such Registration Statement is not an Underwritten Offering) shall reasonably and in good faith believe will not adversely affect the offering price, timing or distribution of all of the Registrable Shares that the Holders desire to sell for their own account or otherwise have an Adverse Offering Effect. In such event, the shares of Common Stock and other securities to be included in such Registration Statement shall consist of (i) first, all of the Registrable Shares that the Holders propose to sell, (ii) second, the shares of Common Stock or other securities the Company proposes to sell for its own account and (iii) third, the number, if any, of other shares of Common Stock and other securities requested to be included in such registration that, in the reasonable and good faith opinion of such lead managing underwriter or the Demand Holders holding a majority of the Demand Holders' Registrable Shares, as applicable, can be sold without having an Adverse Offering Effect or adversely affecting the success of the offering of all the Registrable Shares and other securities that each Holder or the Company, as the case may be, desires to sell for its own account, such other shares of Common Stock and other securities to be allocated among the holders thereof who have requested that their shares and other securities be so included in accordance with the provisions of their registration rights agreements with the Company.

     5.   Piggy-Back Registration Rights.

          (a) If, during the Registration Rights Period, the Company shall propose to file a registration statement under the Securities Act relating to the offering of Common Stock (other than in connection with an Excluded Registration) for the Company's own account or for the account of any holder or holders of Common Stock (any such holder, the "Initiating Holder") and on a registration form and in a manner that would permit the registration of Registrable Shares for sale to the public under the Securities Act, the Company shall (i) give written notice at least 15 Business Days prior to the filing thereof to each Holder, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of its right to have any or all of the Registrable Shares of such Holder included among the securities to be covered thereby, and (ii) at the written request of any such Holder given to the Company within 15 Business Days after written notice from the Company has been given to the Holder, include among the securities covered by such registration statement the number of Registrable Shares which such Holder (a "Requesting Holder") shall have requested be so included (subject, however, to reduction in accordance with Section 5(b)); provided, however, that the Company shall not be required to take any action pursuant to this Section 5(a) if the Company shall at the time have effective a Shelf Registration pursuant to which the Holders that requested registration could effect the disposition of such Holders' Registrable Shares in the manner requested.

          (b) In connection with the participation by Holders in any offering pursuant to Section 5(a), if the lead managing underwriter in an Underwritten Offering delivers a Cutback Notice to the Holders, then the Company shall include in such registration, in addition to the securities any Initiating Holder or, in the case of an offering initiated by the Company for its own account, the Company proposes to sell, only the Registrable Shares and other securities that, in the reasonable and good faith opinion of such lead managing underwriter, can be included without having an Adverse Offering Effect, selected in the following order: (i) first (x) in an offering initiated by an Initiating Holder, the number, if any, of shares of Common Stock that the Company proposes to offer for its own account and of Registrable Shares that are requested to be included in such registration or (y) in an offering initiated by the Company for its own account, the number, if any, of Registrable Shares that are requested to be included in such registration, in each case under clause (x) or (y) above, that, in the reasonable and good faith opinion of the lead managing underwriter of such Underwritten Offering, can be sold without adversely affecting the offering of all of the securities that any

Initiating Holder or, in an offering initiated by the Company for its own account, the Company wishes to sell for its own account, such number of shares of Common Stock and Registrable Shares to be allocated on an as-converted, as-exercised pro rata basis (A) in an offering initiated by an Initiating Holder, among the Company and the Holders who have requested that their Registrable Shares be so included based on the number of shares of Common Stock the Company proposes to offer and the number of Registrable Shares such Holders have requested be so included as of the last date of delivery of the Cutback Notice to such Holders or (B) in an offering initiated by the Company for its own account, among the Company and the Holders who have requested that their Registrable Shares be so included based on the number of Registrable Shares that each Holder thereof has requested to be so included as of the date of delivery to such Holder of the Cutback Notice; (ii) second, the securities subject to the Preferred Stock Registration Rights Agreement that are subject to registration rights with respect to such registration; and (iii) third, any other securities of the Company that are subject to registration rights with respect to such registration.

          (c) Nothing in this Section 5 shall create any liability on the part of the Company to any Holder if for any reason the Company shall decide not to file, or to delay the filing of, a registration statement proposed to be filed under Section 5(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise, provided, however, that the Company shall not be relieved of its obligation hereunder to pay the Registration Expenses in connection with any such filing or proposed filing.

          (d) Any Holder participating in an Underwritten Offering by the Company for its own account may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters of such Underwritten Offering shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under the underwriting agreement for such Underwritten Offering shall also be conditions precedent to the obligations of such Holder, in each case to the extent that such agreements and conditions precedent shall reasonably be applicable to selling stockholders in addition to such underwriters.

      6. Selection of Underwriters. In connection with any Underwritten Offering subject to registration rights hereunder, the Company shall have the right to select a lead managing underwriter or underwriters to administer such offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to the Holders holding a majority of the Registrable

Shares to be included in such Registration Statement; provided, however, that the Holders holding a majority of the Registrable Shares to be included in such Registration Statement shall have the right to select a co-managing underwriter or underwriters for such offering, which co-managing underwriter or underwriters shall be reasonably satisfactory to the Company.

      7.  Blackout Periods; Holdback.

          (a) If the Company determines that the registration and distribution of Registrable Shares (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities by the Company in a primary offering for its own account, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Company's Board of Directors in good faith, the Company shall be entitled to defer the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required (each such period, a "Blackout Period"); provided, that the Company shall not be entitled to obtain deferrals or suspensions under this
Section 7(a) for more than an aggregate of 90 days in any 12-month period or under clause (ii) of this Section 7(a) for a period exceeding 30 days on any one occasion, on more than two occasions in any 12-month period or for more than an aggregate of 60 days in any 12-month period. The Company shall notify each Holder of the expiration or earlier termination of a Blackout Period and, as soon as reasonably practicable after such expiration or termination, shall amend or supplement any effective Registration Statement to the extent necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Shares in accordance with applicable law.

          (b) In the case of any Underwritten Offering of securities of the Company, each Holder agrees, if requested by the lead managing underwriter of such Underwritten Offering, that it shall not, and shall use commercially reasonable efforts to ensure that its Affiliates do not, directly or indirectly, sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant or right to purchase, or otherwise dispose of or transfer, or enter into any swap or other agreement or any arrangement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership in, any Registrable Shares and other Similar Securities held by such Holder or such Holder's Affiliates during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for Registrable Shares included in such registration; provided, however, that the foregoing shall not prohibit any Holder at any time from distributing Registrable Shares to any of its Affiliates, members, partners or other equity holders. If requested by such managing underwriter, each Holder shall enter, and shall use commercially reasonable best efforts to ensure that all Affiliates of such Holder holding Registrable Shares or other Similar Securities enter, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

     (c) Notwithstanding any provision of Section 7(a) or 7(b) to the contrary, the cumulative period of any Blackout Periods pursuant to Section 7(a) and of any holdbacks pursuant to Section 7(b) shall not exceed, in the aggregate, 97 days in any 12-month period.

     (d) In the case of any Underwritten Offering of Registrable Shares initiated by a Holder, the Company agrees, if requested by the lead managing underwriter of such Underwritten Offering, not to effect (or register for sale) any public sale or distribution of any securities which are Similar Securities for the Company's own account during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for securities of the Company to be offered for the Company's account in such Underwritten Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Common Stock and other securities which are Similar Securities for the Company's own account during the period described above (A) pursuant to registrations on Forms S-4 or S-8 or any successor registration forms or (B) as part of any registration of securities for offering and sale to employees, directors or consultants of the Company pursuant to any stock plan or other benefit plan arrangement. The Company agrees to use commercially reasonable best efforts to obtain from each director or executive officer of the Company who holds Similar Securities an agreement not to effect any public sale or distribution of such Similar Securities (other than any sale under Rule 144) for the account of such director or executive officer during any period referred to in this Section 7(d), except as part of any Underwritten Offering contemplated in this Section 7(d).

     (e) Notwithstanding any provision of Section 7(d) to the contrary, the Company shall not be required to comply with the provisions of Section 7(d) in connection with more than one Underwritten Offering of Registrable Shares under the Shelf Registration Statement in any 12-month period; provided, however, that the limitations in this Section 7(e) shall not apply to any Underwritten Offering initiated by a Holder in which the Holders of a majority of the Registrable Shares to be included in such Underwritten

Offering elect, by written notice to the Company, to treat such Underwritten Offering as one of their demand registrations permitted under Section 4(a). In each such case, the Holders shall be deemed to have exercised one of their three demand registrations for purposes of Section 4(a)(ii).

    8. Registration Procedures. In connection with the registration obligations of the Company under Sections 3, 4 and 5, the Company shall:

         (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Shares on any registration form adopted by the SEC for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and use reasonable best efforts to cause such Registration Statement to become and remain effective;

         (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective until the earlier of (i) the date on which all of the Registrable Shares covered by such Registration Statement cease to be Registrable Shares or have been sold or withdrawn and (ii) (x) in the case of the Shelf Registration, until the third anniversary of the date of initial effectiveness of the Shelf Registration Statement, plus any Suspension Periods (which shall be added to such three-year period), or (y) in the case of a Registration Statement filed pursuant to Section 4 which does not contemplate an Underwritten Offering, for at least 120 days or (z) in the case of a Registration Statement filed pursuant to Section 4 which contemplates an Underwritten Offering, for at least 120 days plus such longer period (not to exceed 90 days after the 120th day) as, in the opinion of counsel for the underwriter or underwriters of such Underwritten Offering, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Shares by an underwriter or dealer, and cause the Prospectus as so amended and supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise use reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as is specified in clause (i) or (ii) above, as the case may be;

         (c) furnish to each Holder of such Registrable Shares such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in Section 9(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

         (d) use reasonable best efforts to register or qualify such Registrable Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 8(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

         (e) promptly notify each Holder of any such Registrable Shares covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the applicable period referred to in Section 8(b), that the Company has become aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holders are required in such case pursuant to Section 9(b) to refrain from effecting public sales or distributions of Registrable Shares referred to herein as a "Section 8(e) Period"), and prepare and furnish to such Holder, as soon as reasonably practicable, without charge to such Holder, a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (f) promptly notify each Holder of Registrable Shares covered by such Registration Statement at any time,

         (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the

     Registration Statement or such post-effective amendment has become effective;

          (ii) of the issuance by the SEC of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any proceedings for such purposes; and

          (iii) of the receipt of the Company of any written notification of the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (g) make available to its stockholders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 8(g) if it has complied with Rule 158 under the Securities Act;

     (h) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

          (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

          (ii) use reasonable best efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

          (iii) use reasonable best efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with Underwritten Offerings; and

          (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

     (i) cooperate with the Holders of Registrable Shares covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

     (j) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Shares being sold in connection with an Underwritten Offering, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Holders of a majority of the Registrable Shares being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Shares, including, without limitation, information with respect to the principal amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the Underwritten Offering of the Registrable Shares to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (k) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Shares included in the Registration Statement for sale in any jurisdiction, use reasonable best efforts to obtain at the earliest practicable time the withdrawal of such stop order or other order (the period between the issuance and withdrawal of any stop order or other order referred to herein as a "Section 8(k) Period");

     (l) use reasonable best efforts to cause all Registrable Shares covered by such Registration Statement to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Registrable Shares are not already so listed and if such listing is then permitted under the rules of such securities exchange or automated quotation system;

     (m) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate, on a maximum of two occasions during any 12-month period, in the customary "road show" presentations that may be reasonably requested by the lead managing underwriter in any such Underwritten Offering and otherwise to cooperate with and participate in customary selling efforts related thereto;

     (n) upon the request of any Holder, promptly amend any Shelf Registration Statement or take such other action as may be necessary to de-register, remove or withdraw all or a portion of such Holder's Registrable Shares from such Shelf Registration Statement, as requested by such Holder;

     (o) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Shares and, unless such Registrable Shares shall be registered in book-entry form, provide the transfer agent and registrar for such Registrable Shares with printed certificates for such Registrable Shares in a form eligible for deposit with The Depository Trust Company;

     (p) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

     (q) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by one representative appointed by the Holders of a majority of the Registrable Shares covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any Underwritten Offering to be effected pursuant to such Registration Statement, and by any attorney, accountant or other agent retained by such Holders or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available during normal business hours to discuss the business of the Company and to supply all information reasonably requested by any such Holders or managing underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable such persons to exercise their due diligence responsibility (subject to the entry by each person referred to in this Section 9(q) into customary confidentiality agreements in a form reasonably acceptable to the Company);

     (r) if requested in writing by Holders holding a majority of the Registrable Shares included in such Registration Statement, prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and amendments and supplements to the Prospectus used in connection with such Registration Statement as shall be necessary to enable any transferee of Registrable Shares included in such Registration Statement who becomes a Holder under this Agreement to resell such Holder's Registrable Shares pursuant to such Registration Statement, to the extent that such amendments, post-effective amendments and supplements shall be required for such transferee-Holders to be named as selling stockholders in such Registration Statement and Prospectus; and

          (s) use reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby.

     9.   Agreements of Holders.

          (a) As a condition to the Company's obligation under this Agreement to cause Registrable Shares of any Holder to be included in a Registration Statement, such Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to such Holder pursuant to Items 507 and 508 of Regulation S-K under the Securities Act or as otherwise may reasonably be required by the Company in connection with the Registration Statement.

          (b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Shares made by such Holder pursuant to any Registration Statement. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(e) or Section 8(k), each Holder of Registrable Shares shall forthwith discontinue the disposition of Registrable Shares pursuant to the Prospectus or Registration Statement covering such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 8(e) or the withdrawal of any stop order or other order referred to in Section 8(k), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice.

          (c) To the extent required by the Securities Act or rules or regulations thereunder, as reasonably determined by the Company, a Holder shall consent to disclosure in any Registration Statement to the effect that such Holder is or may be deemed to be an underwriter for purposes of the Securities Act in connection with the offering of Registrable Shares of such Holder included in such Registration Statement.

          (d) Each Holder shall comply, and shall use commercially reasonable efforts to cause its Affiliates to comply, with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Shares made by such Holder pursuant to any Registration Statement. Each Holder shall provide the Company with such information about such Holder's offer and sale of Registrable Shares pursuant to any Registration Statement as the

Company shall reasonably require to enable the Company and its Affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

     10. Registration Expenses. The Company shall pay all Registration Expenses in connection with all registrations pursuant to this Agreement to the extent provided herein. In connection with all such registrations, each Holder shall pay all underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Shares pursuant to the Registration Statement, and all fees and expenses of counsel to such Holder (other than fees and expenses set forth in clause (vii) of the definition of Registration Expenses, which shall be paid by the Company).

     11.  Indemnification; Contribution.

          (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder in any offering or sale of Registrable Shares, each Person, if any, who participates as an underwriter in any offering and sale of Registrable Shares, and each Person, if any, who controls such Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, trustees, officers, partners, agents, employees and affiliates against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred, and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) (collectively, "Losses") incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel expressly for use therein, (B) the use of any Prospectus after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or (C) the use of any Prospectus after such time as the Company has advised the Holders that the filing of an amendment or supplement thereto is required, except such Prospectus as so amended or supplemented, or (ii) any violation by the

Company of any other federal or state securities laws or regulations applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. Notwithstanding the foregoing provisions of this Section 11(a), the Company shall not be liable to any such Holder or underwriter or to any other indemnified party under the indemnity agreement in this Section 11(a) for any Losses that arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either (i)(A) such Holder or underwriter failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder or underwriter to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii)(x) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented as required hereunder, such Holder or underwriter thereafter fails to deliver such Prospectus, as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder or underwriter to the Person asserting the claim from which such Losses arise. Such rights to indemnity and reimbursement of expenses shall survive the transfer of the Registrable Shares by the indemnified party.

     (b) In connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Shares to be covered thereby shall, severally and not jointly with any other Holders, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each Person, if any, who participates as an underwriter in any offering and sale of Registrable Shares and each Person, if any, who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against all Losses incurred by such party pursuant to any actual action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of a Prospectus or preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for use therein; provided, however, that no Holder shall be required to indemnify the Company or any other indemnified party under this Section 11(b) with respect to any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Shares of such Holder under such Registration Statement.

     (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 11 except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Shares who are indemnified parties, selected by the Holders of a majority of the Registrable Shares who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of

Registrable Shares who are indemnified parties, selected by the Holders of a majority of the Registrable Shares who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this
Section 11. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

     (d) If the indemnification from the indemnifying party provided for in this
Section 11 is unavailable to an indemnified party hereunder in respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that no Holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Shares of the Holder under the applicable Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 11(d). If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 11(a) or 11(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this
Section 11(d).

         (e) The provisions of this Section 11 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

         (f) The indemnification and contribution required by this Section 11 shall be made by periodic payments of the amount thereof during the course of any action, suit, proceeding or investigation, as and when invoices are received or Losses are incurred.

     12. Participation in Underwritten Offerings. No Holder of Registrable Shares may participate in any Underwritten Offering pursuant to this Agreement unless such Holder (i) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company, which approval shall not be unreasonably withheld or delayed, and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     13. Reports Under the Exchange Act. For so long as any Registrable Shares remain outstanding, the Company shall use best efforts to file with the SEC in a timely manner all reports required to be filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act and shall furnish to any Holder, upon request by such Holder, a written statement by the Company as to whether it has complied with the current public information requirements of Rule 144(c) under the Securities Act.

     14. Adjustments Affecting Registrable Shares. The Company shall not effect or permit to occur any combination or subdivision of shares of Common Stock that would adversely affect the ability of the Holder of any Registrable Shares to include such Registrable Shares in any registration contemplated by this Agreement or the marketability of such Registrable Shares in any such registration. The Company shall take all reasonable steps necessary to effect a subdivision of shares of Common Stock if, in the reasonable and good faith judgment of the lead managing underwriter of an Underwritten Offering in respect of such registration, such subdivision would materially enhance the marketability of the Registrable Shares. Each Holder agrees to vote all of its Registrable Shares and other shares of capital stock of the Company held by such Holder in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence, including, without limitation, by voting such Registrable Shares and shares of capital stock in favor of an amendment to the Company's certificate of incorporation in order to increase the number of authorized shares of capital stock of the Company.

     15. No Inconsistent Agreements; Most Favorable Provisions. The Company is not currently a party to, and after the date hereof shall not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares by this Agreement. The Holders agree that the Preferred Stock Registration Rights Agreement is not inconsistent with the rights of the Holders hereunder. If the Company shall enter into any agreement after the date hereof pursuant to which any Person shall have registration rights with respect to any security of the Company that are materially more favorable to such Person than those set forth in this Agreement, this Agreement shall thereupon, and without any further action on the part of any Holder or the Company, be deemed to be, and shall be, automatically amended to provide such materially more favorable rights to the Holders.

     16. Assignment of Registration Rights; Certain Distributions of Registrable Shares. (a) The right to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations hereunder) by any Holder in connection with a transfer of such Registrable Shares to any transferee, who, after such transfer holds at least 5% of the then-outstanding Registrable Shares; provided that, as a condition to the effectiveness of such assignment, such transferee shall be required to execute a counterpart of this Agreement. Upon such transferee's execution of such counterpart, such transferee shall be deemed to be a Holder for all purposes of this Agreement and shall be entitled to the benefits of, and shall be subject to the restrictions contained in, this Agreement as a Holder hereunder to the same extent as if such transferee had originally been included in the definition of a Holder and had originally been a party hereto.

         (b) If any Person who is a Holder as of the date of this Agreement shall, in a transaction that is not registered under the Securities Act, distribute Registrable Shares that are subject to a then-effective Registration Statement pursuant to this Agreement to the partners, stockholders or other holders of equity interests in such Holder, the Company shall, upon the written request of such Holder, prepare and file with the SEC one supplement to the Prospectus used in connection with such Registration Statement in order to permit such distributees of Registrable Shares included in such Registration Statement to resell such securities pursuant to such Registration Statement (or, in the event that the Securities Act or applicable rules or regulations of the SEC shall not permit such distributees to resell such securities pursuant to such Registration Statement by means of a Prospectus supplement, the Company shall prepare and file with the SEC one post-effective amendment to such Registration Statement to permit such resales pursuant to such Registration Statement); provided that each such distributee agrees in writing to be deemed to be a Holder under this Agreement for all purposes of such Registration Statement. No such distributee shall have any rights or obligations of a Holder under this Agreement other than the rights and obligations of a Holder under this Agreement for purposes of such Registration Statement. Notwithstanding the foregoing provisions of this Section 16(b), the Company shall not be required to file more than one Prospectus supplement (or, if alternatively applicable, one post-effective amendment) pursuant to this Section 16(b) or to include any distributee in a Prospectus supplement (or post-effective amendment) pursuant to this Section 16(b) if the Registrable Shares which have been distributed to such distributee are not Registrable Shares with respect to such distributee at the time of the filing of such Prospectus supplement (or post-effective amendment).

     17. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder and any successor, permitted assign, heir and legal representative thereof; provided, however, that, except as provided in Section 14, this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder, and any such purported assignment shall be null and void. Except to the extent provided in Section 11, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Company, the Holders and their respective successors, permitted assigns, heirs and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement. No purchaser of Common Stock from a Holder shall be deemed to be a successor or assignee of such Holder merely by reason of such purchase.

     18. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (each such amendment, modification, supplement, waiver or consent, an "Amendment") may not be given, unless the Company has obtained the written consent thereto of Holders of a majority of the Registrable Shares; provided, however, that if any Amendment would materially and adversely affect any Holder disproportionately relative to any other Holder or Holders, then such Amendment shall also require the consent of Holders holding a majority of the Registrable Shares held by all Holders so disproportionately affected. Notwithstanding the foregoing, an Amendment with respect to a matter that relates exclusively to the rights of Holders of

Registrable Shares whose securities are being included in a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Shares shall be effective if consented to by Holders of at least a majority of the Registrable Shares being included in such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented, nor may waivers or departures from the provisions thereof be given, except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Shares outstanding at the time of any such Amendment thereafter shall be bound by any such Amendment effected pursuant to this Section 18, whether or not any notice, writing or marking indicating such Amendment appears on the Registrable Shares or is delivered to such Holder.

     19. Notices; Designated Representative. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent by confirmed facsimile or confirmed electronic mail transmission before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or
(iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent (i) if to the Company, to ITC/\DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: General Counsel, telecopy no.: (256) 382-3936, or to such other address as the Company shall designate in writing to the Holders from time to time, and (ii) if to any Holder, to such Holder at the address of such Holder set forth on the signature pages hereto, or to such other address of any Holder as such Holder shall designate in writing to the Company from time to time. The designated representative of the Company shall initially be its General Counsel or such other person as the Company shall designate in writing to the Holders from time to time.

     20. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY

AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 19 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION OR PROCEEDING BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     23. Termination. This Agreement shall terminate with respect to any Holder upon the earlier to occur of (i) the expiration of the Registration Rights Period or (ii) the date on which such Holder no longer holds any Registrable Shares, except for any liabilities or obligations under Sections 10 and 11, which shall remain in effect in accordance with their terms. No termination of any provision of this Agreement shall relieve any party of any liability for any breach of such provision occurring prior to such termination.

     24. Entire Agreement. This Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Shares. Except as provided in the Plan, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Shares. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

     25. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

     26. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

                                            ITC/\DELTACOM, INC.


                                            By: ________________________________
                                                Douglas A. Shumate
                                                Senior Vice President-
                                                  Chief Financial Officer

                                            PALOMINO FUND LTD.

                                            By: Appaloosa Management L.P.,
                                                as investment advisor

                                            By: ________________________________
                                                Name: Ronald Goldstein
                                                Title: _________________________

                                            Address for notices:

                                                c/o Appaloosa Management L.P.
                                                26 Main Street
                                                Chatham, NJ 07928
                                                Attn: Ronald Goldstein
                                                Facsimile: 973-701-7055

                                            APPALOOSA INVESTMENT
                                            LIMITED PARTNERSHIP I

                                            By: Appaloosa Management L.P.,
                                                its general partner

                                            By: Appaloosa Partners Inc.,
                                                its general partner

                                            By: ________________________________
                                                Name: David A. Tepper
                                                Title: President

                                            Address for notices:

                                                c/o Appaloosa Management L.P.
                                                26 Main Street
                                                Chatham, NJ 07928
                                                Attn: Kenneth Maiman
                                                Facsimile: 973-701-7055

                                    EXHIBIT 8



       Form of Registration Rights Agreement (Convertible Preferred Stock)

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ___________, 2002, is made among ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), SCANA Corporation, a South Carolina corporation ("SCANA"), Campbell B. Lanier, III ("Lanier") and the other Persons listed on the signature pages hereof.

                              W I T N E S S E T H:

          WHEREAS, in connection with the Company's Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), confirmed by order of the United States Bankruptcy Court for the District of Delaware, entered on ___________________, 2002, in In re ITC/\DeltaCom, Inc. (Case No. 02-11848
(MFW)), the Company has agreed to issue and sell to the Holders (as defined herein) (i) shares of the Series A convertible redeemable preferred stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock") and (ii) warrants to purchase ______________ shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

          WHEREAS, in connection with and pursuant to the Plan and the Purchase Agreements (as defined herein), the Company has agreed to grant to the Holders the registration rights described in this Agreement with respect to the Registrable Securities (as defined herein).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Adverse Offering Effect" has the meaning specified in Section 4(h).

          "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act.

          "Amendment" has the meaning specified in Section 17.

          "Blackout Period" has the meaning specified in Section 7(a).

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The

City of New York or the State of Georgia are authorized or obligated by law or other governmental actions to close.

          "Closing Date" means the date on which the Series A Preferred Stock and the Warrants are issued and sold by the Company pursuant to the Purchase Agreements.

          "Commitment Fee Shares" means the shares of Common Stock issued to Lanier, SCANA and other Holders on the Closing Date pursuant to the Purchase Agreements.

          "Common Stock" has the meaning specified in the recitals to this Agreement.

          "Common Stock Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company and the other Persons listed on the signature pages thereof.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Company Shelf Response" has the meaning specified in Section 3(b).

          "Conversion Shares" means, collectively, (i) the shares of Common Stock issued or issuable upon conversion of the Preferred Shares and (ii) any securities paid, issued or distributed in respect of any shares of Common Stock referred to in clause (i) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          "Cutback Notice" has the meaning specified in Section 4(h).

          "Demand Holders" means, (i) with respect to a registration requested pursuant to Section 4(a), the SCANA Demand Holders and the Remaining SCANA Holders, (ii) with respect to a registration requested pursuant to Section 4(b), the Other Demand Holders and the Remaining Other Demand Holders and (iii) with respect to a registration requested pursuant to Section 4(c), the Shelf Demand Holders and the Remaining Shelf Holders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Excluded Registration" means a registration of Common Stock under the Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 or any successor registration forms that may be adopted by the SEC or
(ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries.

          "Holders" means, collectively, the holders of Registrable Securities that have executed this Agreement as of the date hereof and, subject to Section 15, each other Person to whom any such holder has transferred Registrable Securities and who has agreed to become bound by the provisions of this Agreement in accordance with Section 15, but only so long as such other Person holds Registrable Securities.

          "Initiating Securityholder" has the meaning specified in Section 5(a).

          "Lanier" has the meaning specified in the first paragraph of this Agreement.

          "Losses" has the meaning specified in Section 11(a).

          "Majority of the Registrable Securities" means, as of any date of determination with respect to the designated Holders, a majority of the shares of Common Stock held by such Holders on an as-converted, as-exercised basis, with the Holders of Preferred Shares and Warrants deemed to be the Holders of the number of shares of Common Stock into which the Preferred Shares are or would be convertible or for which the Warrants are or would be exercisable as of such date of determination.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Other Demand Holders" has the meaning specified in Section 4(b).

          "Other Holders" means, collectively, (i) the Persons other than SCANA listed on the signature pages hereof on the date hereof and (ii) subject to
Section 15, each other Person to whom any of the Persons described in clause (i) has transferred Registrable Securities and who has agreed to become bound by the provisions of this Agreement in accordance with Section 15, but only so long as such other Person holds Registrable Securities.

          "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

          "PIK Dividend Shares" means any shares of the Series A Preferred Stock that have been issued as dividends on shares of the Series A Preferred Stock.

          "Plan" has the meaning specified in the recitals to this Agreement.

          "Plan of Distribution" has the meaning specified in Section 3(c).

          "Preferred Shares" means (i) the shares of Series A Preferred
Stock issued and sold by the Company on the Closing Date pursuant to the Purchase Agreements and (ii) any other shares of Series A Preferred Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares of Series A Preferred Stock described in clause (i) above, including PIK Dividend Shares.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Purchase Agreements" means, collectively, (i) the Purchase Agreement, dated as of the date hereof, among the Company, Lanier and the other persons listed on the signature pages thereof and (ii) the Purchase Agreement, dated as of the date hereof, between the Company and SCANA.

          "Registrable Securities" means, collectively, (i) the Preferred Shares, (ii) the Warrants, (iii) the Conversion Shares, (iv) the Warrant Shares and (v) the Commitment Fee Shares. Securities shall cease to be Registrable Securities in accordance with Section 2.

          "Registration Expenses" means any and all out-of-pocket expenses incident to the Company's performance of its registration obligations under this Agreement, including, without limitation, (i) all SEC registration and filing fees and expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to the Holders and any dealers or underwriters, (ii) fees and disbursements of the Company, including, without limitation, fees and disbursements of counsel for the Company and of independent public accountants and other experts of the Company, (iii) fees and expenses in connection with the qualification of Registrable Securities for offering and sale under state securities laws (including fees and expenses incurred in connection with blue sky qualifications of the Registrable Securities and including all reasonable fees and disbursements of counsel in connection with any survey of state securities or blue sky laws and the preparation of any memorandum thereon), (iv) fees and expenses incident to any filing with the NASD or to securing any required review by NASD of the terms of the sale of Registrable Securities, (v) all fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange or automated quotation system on which the Common Stock is then listed, (vi) the internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses incurred by the Company in connection with any "road show" or marketing presentation), (vii) with respect to each registration, up to $15,000 of the reasonable fees and disbursements of a single counsel selected by the Holders of a Majority of the Registrable Securities being registered incurred in connection with the preparation and review of the Registration Statement relating to such registration, and (viii) with respect to each registration, the reasonable fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and the reasonable fees and expenses of other persons, including special experts, retained by the Company, but excluding (x) any underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Securities and (y) any fees or disbursements of counsel for the Holders or any Holder, other than the fees and disbursements referred to in clause (vii) above.

          "Registration Rights Period" means the period commencing on the date of this Agreement and ending on the sixth anniversary thereof.

          "Registration Statement" means any registration statement of the Company referred to in Section 3, 4 or 5, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "Remaining Other Holders" has the meaning specified in Section 4(b).

          "Remaining SCANA Holders" has the meaning specified in Section 4(a).

          "Remaining Shelf Holders" has the meaning specified in Section 4(c).

          "Requesting Holder" has the meaning specified in Section 5(a).

          "Rule 144" means Rule 144 (or any similar provisions then in effect) promulgated by the SEC under the Securities Act.

          "SCANA" has the meaning specified in the first paragraph of this Agreement.

          "SCANA Demand Holders" has the meaning set forth in Section 4(a).

          "SCANA Holders" means, collectively, SCANA and, subject to Section 15, each other Person to whom SCANA has transferred Registrable Securities and who has agreed to become bound by the provisions of this Agreement in accordance with Section 15, but only so long as such other Person holds Registrable Securities.

          "SEC" means the Securities and Exchange Commission.

          "Section 8(e) Period" has the meaning specified in Section 8(e).

          "Section 8(k) Period" has the meaning specified in Section 8(k).

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Senior Common Stockholder" has the meaning specified in Section 5(b).

          "Series A Preferred Stock" has the meaning specified in the recitals to this Agreement.

          "Shelf Demand Holders" has the meaning specified in Section 4(c).

          "Shelf Registration" means the registration of Registrable Securities effected pursuant to Section 3.

          "Shelf Registration Statement" means a shelf registration statement of the Company filed pursuant to Section 3 which covers Registrable Securities on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Shelf Resale Notice" has the meaning specified in Section 3(b).

          "Similar Securities" means, in connection with any registration of securities of the Company under the Securities Act, all securities of the Company which are (i) the same as or similar to the securities being registered,
(ii) convertible into or exchangeable or exercisable for the securities being registered or (iii) the same as or similar to the securities into or for which the securities being registered are convertible or exchangeable or exercisable.

          "Suspension Period" means any period during which the offering of Registrable Securities by any Holder under the Shelf Registration Statement shall be suspended as a result of the occurrence of a Blackout Period, a Section 8(e) Period or a Section 8(k) Period.

          "Suspension Period Notice" means a notice provided by the Company pursuant to Section 3(b) in which the Company states that, as of the date of such notice, there exists a Blackout Period, a Section 8(e) Period or a Section 8(k) Period.

          "Underwritten Offering" means an underwritten offering in which securities are sold to an underwriter or underwriters, on a firm commitment basis, for reoffering to the public.

          "Warrant Shares" means, collectively, (i) the shares of Common Stock issued or issuable upon exercise of the Warrants and (ii) any securities paid, issued or distributed in respect of any such shares of Common Stock referred to in clause (i) by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          "Warrants" means the warrants to purchase shares of the Common Stock issued and sold pursuant to the Purchase Agreements and any warrants issued in exchange, substitution or replacement thereof.

     2. Securities Subject to this Agreement. The Registrable Securities are the sole securities entitled to the benefits of this Agreement. For the purposes of this Agreement, Registrable Securities held by any Holder shall cease to be Registrable Securities (and such Holder shall cease to have any registration rights with respect to such securities under this Agreement) on the date and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been sold or transferred in accordance with the requirements of Rule 144, (iii) such Registrable Securities have been otherwise transferred or disposed of, certificates therefor not bearing a legend restricting further transfer or disposition thereof shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all such Registrable Securities may be sold or transferred by such Holder without holding period, volume or manner of offering limitations under the Securities Act and the rules and regulations thereunder, (v) all such Registrable Securities may be sold or transferred by such Holder within any three-month period in accordance with the requirements of Rule 144 or (vi) such Registrable Securities have ceased to be outstanding.

     3.   Shelf Registration Statement.

          (a) Within 30 days after the Closing Date, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time and shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable after filing. The Shelf Registration Statement may also register the offering of the securities that have shelf registration rights pursuant to the Common Stock Registration Rights Agreement. The Company shall notify each Holder of the date on which the Shelf Registration Statement is declared effective.

          (b) If a Holder wishes to sell, transfer or otherwise dispose of Registrable Securities pursuant to the Shelf Registration Statement, such Holder shall deliver to the designated representative of the Company a written notice (a "Shelf Resale Notice") of such Holder's good-faith present intention to sell, transfer or otherwise dispose of some or all of such Holder's Registrable Securities, and the number and type of Registrable Securities such Holder proposes to sell, transfer or otherwise dispose of. Upon receipt of each Shelf Resale Notice, the Company shall, no later than the second Business Day after such Shelf Resale Notice has been given, either (i) provide a Suspension Period Notice or (ii) give written notice (a "Company Shelf Response") to the Holder who gave such Shelf Resale Notice stating that the prospectus relating to the Registration Statement is current and that the Registrable Securities covered by the Shelf Resale Notice may be resold within ten Business Days after receipt of such Company Shelf Response. If the Company does not respond within such three Business Days, it shall be deemed to have given a Company Shelf Response. Any Holder who receives or is deemed to have received a Company Shelf Response shall then have ten Business Days after receipt of such Company Shelf Response in which to sell, transfer or otherwise dispose of the shares subject to the Shelf Resale Notice.

If such Holder does not sell, transfer or otherwise dispose of such Registrable Securities within such period, the Holder shall be required to deliver another Shelf Resale Notice and comply again with the other requirements of this Section 3(b) before selling, transferring or otherwise disposing of Registrable Securities pursuant to the Shelf Registration Statement. All notices pursuant to this Section 3(b) shall be provided by facsimile transmission or electronic mail delivery and confirmed by direct telephonic communication with the Company's designated representative referred to in Section 18.

          (c) The Shelf Registration Statement shall cover the offering and sale of the Registrable Securities only in accordance with the methods of distribution described in Exhibit A attached to this Agreement (the "Plan of Distribution"), which shall be included in the Prospectus forming part of the Shelf Registration Statement. Notwithstanding the foregoing, if any Holder wishes to effect an Underwritten Offering of Registrable Securities pursuant to the Shelf Registration Statement, such Holder shall be required to exercise a demand registration right pursuant to, and shall have the rights and obligations of a Holder under, Section 4.

     4.   Demand Registration Rights.

          (a) During the Registration Rights Period, upon the written request of SCANA Holders holding at least a Majority of the Registrable Securities then held by the SCANA Holders (the "SCANA Demand Holders") that the Company effect the registration under the Securities Act of all or part of such SCANA Demand Holders' Registrable Securities (which written request shall specify the aggregate number of Registrable Securities requested to be registered and the proposed method of distribution thereof), the Company shall (i) as soon as reasonably practicable, but no later than 30 Business Days, after its receipt of such request (or, if the Company is legally prohibited from making such a filing, as soon thereafter as is legally permissible), file with the SEC a Registration Statement with respect to such requested registration and (ii) within five Business Days after its receipt of such request, notify in writing all other SCANA Holders of such request and indicate in such notice the planned initial filing date of such Registration Statement. Subject to reduction pursuant to Section 4(h), such Registration Statement shall cover the Registrable Securities requested by the SCANA Demand Holders to be registered and such other Registrable Securities as the SCANA Holders other than the SCANA Demand Holders shall request, by written notice to the Company given no later than five Business Days prior to such planned initial filing date, to be registered (such requesting other SCANA Holders collectively, the "Remaining SCANA Holders").

          (b) During the Registration Rights Period, upon the written request of Other Holders holding at least a Majority of the Registrable

Securities then held by the Other Holders (the "Other Demand Holders") that the Company effect the registration under the Securities Act of all or part of such Other Demand Holders' Registrable Securities (which written request shall specify the aggregate number of Registrable Securities requested to be registered and the proposed method of distribution thereof), the Company shall
(i) as soon as reasonably practicable, but no later than 30 Business Days, after its receipt of such request (or, if the Company is legally prohibited from making such a filing, as soon thereafter as is legally permissible), file with the SEC a Registration Statement with respect to such requested registration and
(ii) within five Business Days after its receipt of such request, notify in writing all other Other Holders of such request and indicate in such notice the planned initial filing date of such Registration Statement. Subject to reduction pursuant to Section 4(h), such Registration Statement shall cover the Registrable Securities requested by the Other Demand Holders to be registered and such other Registrable Securities as the Other Holders other than the Other Demand Holders shall request, by written notice to the Company given no later than five Business Days prior to such planned initial filing date, to be registered (such requesting other Other Holders collectively, the "Remaining Other Holders").

          (c) Upon the written request of Holders holding a Majority of the Registrable Securities (the "Shelf Demand Holders") that the Company effect the registration of all or part of such Shelf Demand Holders' Registrable Securities for offer and sale in an Underwritten Offering under the Shelf Registration Statement after it has been declared effective by the SEC (which written request shall specify the aggregate number of Registrable Securities requested to be so registered), the Company shall (i) as soon as reasonably practicable, but no later than 30 Business Days, after its receipt of such request (or, if the Company is legally prohibited from making such a filing, as soon thereafter as is legally permissible), prepare and file with the SEC post-effective amendments to the Shelf Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as are reasonably required to effect such Underwritten Offering pursuant to the Shelf Registration Statement and (ii) within five Business Days after its receipt of such request, notify in writing all other Holders of such request and indicate in such notice the planned initial filing date of such amendments or supplements. Subject to reduction pursuant to Section 4(h), such Registration Statement shall cover the Registrable Securities requested by the Shelf Demand Holders to be registered and such other Registrable Securities as the Holders other than the Shelf Demand Holders shall request, by written notice to the Company given no later than five Business Days prior to such planned initial filing date, to be registered (such requesting other Holders, collectively, the "Remaining Shelf Holders").

          (d) Notwithstanding the provisions of Section 4(a), Section 4(b) and
Section 4(c), the Company shall not be required to take any action pursuant to this Section 4:

               (i) if at the date of such request (other than a request for an Underwritten Offering made in accordance with this Section 4) the Company shall have effective a Shelf Registration pursuant to which the Demand Holders could effect the disposition of their Registrable Securities according to their proposed method of distribution;

               (ii) if prior to the date of a request pursuant to Section 4(a), the Company shall have effected one registration pursuant to Section 4(a);

               (iii) if prior to the date of a request pursuant to Section 4(b), the Company shall have effected one registration pursuant to Section 4(b);

               (iv) if prior to the date of a request pursuant to Section 4(c), the Company shall have effected one registration pursuant to Section 4(c);

               (v) if the Company shall have effected a registration pursuant to this Section 4 within the 120-day period immediately preceding the date of such request which permitted Holders to register Registrable Securities;

               (vi) if the Registrable Securities which the Company shall have been requested to register shall have an aggregate offering price of less than $5,000,000, unless such registration request is for all remaining Registrable Securities held by the Holders; or

               (vii) during the pendency of any Blackout Period;

provided, however, that the Company shall be permitted to satisfy its obligations under Section 4(a) and Section 4(b) by amending (to the extent permitted by applicable law) within 30 Business Days after a written request for registration, any Registration Statement previously filed by the Company under the Securities Act so that such Registration Statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition, including, without limitation, an Underwritten Offering, specified by the Holders as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under Section 4(a) or Section 4(b). If the Company shall so amend a previously filed Registration Statement, it shall be deemed to have effected a registration for purposes of this Section 4.

          (e) Subject to the requirement that a request pursuant to Section 4(c) shall only be made for an Underwritten Offering pursuant to the Shelf Registration Statement, the Demand Holders delivering a request pursuant to
Section 4(a), Section 4(b) or Section 4(c) may distribute the Registrable Securities covered by such demand by means of an Underwritten Offering or any other method of distribution, as determined by the Demand Holders holding a majority of the Demand Holders' Registrable Securities so requested to be registered, provided, however, that, in connection with any Underwritten Offering, the Company shall have the right to select a lead managing underwriter or underwriters to administer such offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to the Demand Holders holding a majority of the Demand Holders' Registrable Securities to be included in such Registration Statement; provided, further, that the Demand Holders holding a majority of the Demand Holders' Registrable Securities to be included in such Registration Statement shall have the right to select a co-managing underwriter or underwriters for such offering, which co-managing underwriter or underwriters shall be reasonably satisfactory to the Company.

          (f) Subject to Section 4(g), a registration requested pursuant to this
Section 4 shall not be deemed to be effected for purposes of this Section 4: (i) if the Registration Statement for such registration has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder; (ii) in the case of a Registration Statement which does not contemplate an Underwritten Offering, if such Registration Statement does not remain effective for at least 120 days (or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); or (iii) in the case of a Registration Statement which contemplates an Underwritten Offering, if (A) such Registration Statement does not remain effective for at least 120 days plus such longer period (not to exceed 90 days after the 120th day) as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, or (B) the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a violation or breach of such underwriting agreement or this Agreement by the Company.

          (g) Demand Holders holding a Majority of the Registrable Securities held by Demand Holders to be included in a Registration Statement to be filed pursuant to Section 4(a), Section 4(b) or Section 4(c) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. The Company shall be deemed to have effected a registration pursuant to Section 4(a) in the case of any such revocation, other than the first such revocation, of an offering initiated by the SCANA Demand Holders, the Company shall be deemed to have effected a registration pursuant to Section 4(b) in the case of any such revocation, other than the first such revocation, of an offering initiated by the Other Demand Holders and the Company shall be deemed to have effected a registration pursuant to Section 4(c) in the case of any such revocation, other than the first such revocation, of an offering initiated by the Shelf Demand Holders, unless the revocation is based on a reasonable determination, made by Demand Holders holding a Majority of the Registrable Securities held by Demand Holders to be included in such Registration Statement, that there has been, since the date of the applicable request pursuant to Section 4(a), Section 4(b) or Section 4(c), a material adverse change in the business, financial condition, results of operations or prospects of the Company, in general market conditions or in market conditions for businesses in its industry generally. If any request for registration is so revoked and the Company shall be deemed not to have effected a registration pursuant to this Section 4, the Demand Holders and other Holders requesting that Registrable Securities be included in such registration shall reimburse the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the related Registration Statement.

          (h) In connection with any offering covered by a Registration Statement filed pursuant to this Section 4 or any Underwritten Offering pursuant to the Shelf Registration Statement that is initiated by the Holders, if the lead managing underwriter (if the offering shall be an Underwritten Offering) or Demand Holders holding a Majority of the Registrable Securities held by Demand Holders (if the offering shall not be an Underwritten Offering) give written notice to all Holders who have requested to include Registrable Securities in such offering (a "Cutback Notice") that, in its or their reasonable and good faith opinion, the Registrable Securities requested to be included in such offering exceed the number which can be sold in such offering without being likely to have a significant adverse effect on the offering price, timing or distribution of the class of securities offered or the market for the securities offered or for the Common Stock (an "Adverse Offering Effect"), then the Company shall include in such offering only the number of Registrable Securities which, in the good faith opinion of such underwriter or the Demand Holders holding a Majority of the Registrable Securities held by Demand Holders, as the case may be, can be included without having an Adverse Offering Effect. In such event, such offering shall include, before any Company securities proposed to be included therein by the Company or by any other holder thereof (other than the Holders) may be included in such offering: (i) first, the Registrable Securities that the Demand Holders propose to sell (with any reduction in such number being allocated among the Demand Holders pro-rata on an as-converted, as-exercised basis based on the as-converted, as-exercised number of Registrable Securities requested by each Demand Holder to be included in such offering as of the date of delivery of the first Cutback Notice delivered to such Demand Holder in connection with such offering), and (ii) second, the number, if any, of Registrable Securities requested by Holders other than Demand Holders to be included in such offering that, in the reasonable and good faith opinion of such lead managing underwriter or the Demand Holders holding a Majority of the Registrable Securities held by Demand Holders, as applicable, can be sold without having an Adverse Offering Effect or adversely affecting the success of the offering of all the Registrable Securities that each Demand Holder desires to sell for its own account, with such Registrable Securities allocated among such other Holders pro-rata on an as-converted, as-exercised basis based on the as-converted, as-exercised number of Registrable Securities requested by each such other Holder to be included in such offering as of the date of delivery of the first Cutback Notice delivered to such other Holder in connection with such offering).

          (i) If the Company wishes, or any holder of securities (other than a Holder) has the right, to include shares of Common Stock or other securities in any offering covered by a Registration Statement filed pursuant to this Section 4 or any Underwritten Offering under the Shelf Registration initiated by the Holders in accordance with this Agreement, there shall be included in such offering only that number of shares of Common Stock and other securities, if any, that the lead managing underwriter (if such offering is an Underwritten Offering) or the Demand Holders holding a Majority of the Registrable Securities held by Demand Holders (if such offering is not an Underwritten Offering) shall reasonably and in good faith believe will not adversely affect the offering price, timing or distribution of all of the Registrable Securities that the Holders desire to sell for their own account or otherwise have an Adverse Offering Effect. In such event, the shares of Common Stock and other securities to be included in such offering shall consist of (i) first, all of the Registrable Securities that the Holders propose to sell, (ii) second, the number, if any, of shares of Common Stock or other securities the Company proposes to sell for its own account and the number of shares of Common Stock that the Senior Common Stockholders propose to sell pursuant to the Common Stock Registration Rights Agreement that, in the reasonable and good faith opinion of such lead managing underwriter or the Demand Holders holding a Majority of the Registrable Securities held by Demand Holders, as applicable, can be sold without having an Adverse Offering Effect or adversely affecting the success of the offering of all the Registrable Securities that each Holder desires to sell for its own account, such number to be allocated among the Company and such Senior Common Stockholders in accordance with the provisions of the Common Stock Registration Rights Agreement, and (iii) third, the number, if any, of other shares of Common Stock and other securities requested to be included in such offering that, in the reasonable and good faith opinion of such lead managing underwriter or the Demand Holders holding a Majority of the Registrable Securities held by Demand Holders, as applicable, can be sold without having an Adverse Offering Effect or adversely affecting the success of the offering of all the Registrable Securities and other securities that each Holder or the Company and the Senior Common Stockholders, as the case may be, desire to sell for their own accounts, such other shares of Common Stock and other securities to be allocated among the holders thereof who have requested that their shares and other securities be so included in accordance with the provisions of their registration rights agreements with the Company.

      5.  Piggy-Back Registration Rights.

          (a) If, during the Registration Rights Period, the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of (i) Common Stock (other than in connection with an Excluded Registration) for the Company's own account or for the account of any holder or holders of Common Stock (including, without limitation, any Holder) pursuant to the exercise of demand registration rights or (ii) Preferred Shares and Warrants that constitute Registrable Securities for the account of any Holder pursuant to Section 4(a) or Section 4(b) (each such holder referred to in the foregoing clauses (i) and (ii), an "Initiating Securityholder"), in each case, on a registration form and in a manner that would permit the registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (x) give written notice at least 15 Business Days prior to the filing thereof to each Holder, specifying the approximate date on which the Company proposes to file such Registration Statement and advising such Holder of its right to have any or all of the Registrable Securities of such Holder included among the securities to be covered thereby, and (y) at the written request of any such Holder given to the Company within 15 Business Days after written notice from the Company has been given to the Holder, include among the securities covered by such Registration Statement the number of Registrable Securities which such Holder (a "Requesting Holder") shall have requested be so included (subject, however, to reduction, in the case of a registration pursuant to Section 4(a), Section 4(b) or Section 4(c), in accordance with Section 4(h) and Section 4(i) or to reduction, in the case of any such other registration described in this Section 5(a), in accordance with Section 5(b)).

          (b) Each Holder wishing to include Registrable Securities pursuant to
Section 5(a) in any offering covered by a Registration Statement filed by the Company, other than an offering covered by a Registration Statement filed pursuant to Section 4(a) or Section 4(b) or an Underwritten Offering pursuant to
Section 4(c), shall have the right to include such Registrable Securities in any such offering only to the extent that the inclusion of such Registrable Securities shall not reduce the number of shares of Common Stock or other securities to be offered and sold therein by the Company, any Initiating Securityholder or any holder of shares of Common Stock subject to registration rights under the Common Stock Registration Rights Agreement that are requested to be included in such Registration Statement (each such holder of shares of Common Stock under the Common Stock Registration Rights Agreement, a "Senior Common Stockholder"). In connection with the inclusion of Registrable Securities pursuant to Section 5(a) in any such offering, if the lead managing underwriter in an Underwritten Offering delivers a Cutback Notice to the Holders, then the Company shall include in such offering, in addition to the securities the Company, any Initiating Securityholders or any Senior Common Stockholder proposes to sell, only the Registrable Securities that, in the reasonable and good faith opinion of such lead managing underwriter, can be included without adversely affecting the offering of all of the securities that the Company, any Initiating Securityholders or any Senior Common Stockholder wishes to sell for its own account, such number of Registrable Securities to be allocated on a pro rata basis among the Holders who have requested that their Registrable Securities be so included based on the as-converted, as-exercised number of Registrable Securities that each Holder thereof has requested to be so included as of the date of delivery of the Cutback Notice to such Holder. No other securities shall be included in such offering except to the extent that, in the reasonable and good faith opinion of such lead managing underwriter, such securities can be included without adversely affecting the offering of all of the Registrable Securities that each of the Holders proposes to sell for its own account in such offering.

     (c) Nothing in this Section 5 shall create any liability on the part of the Company to any Holder of Registrable Securities if for any reason the Company shall decide not to file, or to delay the filing of, a Registration Statement proposed to be filed under Section 5(a) or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise, provided, however, that the Company shall not be relieved of its obligation hereunder to pay the Registration Expenses in connection with any such filing or proposed filing.

     (d) Any Holder participating in an Underwritten Offering by the Company for its own account may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters of such Underwritten Offering shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under the underwriting agreement for such Underwritten Offering shall also be conditions precedent to the obligations of such Holder, in each case to the extent that such agreements and conditions precedent shall reasonably be applicable to selling stockholders in addition to such underwriters.

     6. Selection of Underwriters. In connection with any Underwritten Offering subject to registration rights hereunder, the Company shall have the right to select a lead managing underwriter or underwriters to administer such offering, which lead managing underwriter or underwriters shall be reasonably satisfactory to the Holders holding a Majority of the Registrable Securities to be included in such Registration Statement; provided, however, that the Holders holding a Majority of the Registrable Securities to be included in such Registration Statement shall have the right to select a co-managing underwriter or underwriters for such offering, which co-managing underwriter or underwriters shall be reasonably satisfactory to the Company.

     7.  Blackout Periods; Holdback.

               (a) If the Company determines that the registration and distribution of Registrable Securities (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities by the Company in a primary offering for its own account, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Company's Board of Directors in good faith, the Company shall be entitled to defer the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required (each such period, a "Blackout Period"); provided that the Company shall not be entitled to obtain deferrals or suspensions under this Section 7(a) for more than an aggregate of 90 days in any 12-month period or under clause (ii) of this Section 7(a) for more than 30 days on any one occasion, on more than two occasions in any 12-month period or for more than an aggregate of 60 days in any 12-month period. The Company shall notify each Holder of the expiration or earlier termination of a Blackout Period and, as soon as reasonably practicable after such expiration or termination, shall amend or supplement any effective Registration Statement to the extent necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

               (b) In the case of an Underwritten Offering of securities of the Company, each Holder agrees, if requested by the lead managing underwriter of such Underwritten Offering, that it shall not, and shall use commercially reasonable efforts to ensure that its Affiliates do not, directly or indirectly, sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant or right to purchase, or otherwise dispose of or transfer, or enter into any swap or other agreement or any arrangement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership in, any Registrable Securities or Similar Securities held by such Holder or such Holder's Affiliates during the period beginning seven days before, and ending 90 days (or such shorter period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for Registrable Securities included in such registration; provided, however, that the foregoing shall not prohibit any Holder at any time from distributing Registrable Securities to any of its Affiliates, members, partners or other equity holders. If requested by such managing underwriter, each Holder shall enter, and shall use commercially reasonable best efforts to ensure that all Affiliates of such Holder holding Registrable Securities or Similar Securities enter, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

     (c) Notwithstanding any provision of Section 7(a) or 7(b) to the contrary, the cumulative period of any Blackout Periods pursuant to Section 7(a) and of any holdbacks pursuant to Section 7(b) shall not exceed, in the aggregate, 97 days in any 12-month period.

     (d) In the case of any Underwritten Offering of Registrable Securities initiated by a Holder pursuant to Section 4, the Company agrees, if requested by the lead managing underwriter of such Underwritten Offering, not to effect (or register for sale) any public sale or distribution of any securities which are Similar Securities for the Company's own account during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for securities of the Company to be offered for the Company's account in such Underwritten Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Common Stock and other securities which are Similar Securities for the Company's own account during the period described above (A) pursuant to registrations on Forms S-4 or S-8 or any successor registration forms or (B) as part of any registration of securities for offering and sale to employees, directors or consultants of the Company pursuant to any stock plan or other benefit plan arrangement. The Company agrees to use commercially reasonable best efforts to obtain from each director or executive officer of the Company who holds Similar Securities an agreement not to effect any public sale or distribution of such Similar Securities (other than any sale under Rule 144) for the account of such director or executive officer during any period referred to in this Section 7(d), except as part of any Underwritten Offering contemplated in this Section 7(d).

     (e) Notwithstanding any provision of Section 7(d) to the contrary, the Company shall not be required to comply with the provisions of Section 7(d) in connection with more than one Underwritten Offering of Registrable Securities under the Shelf Registration Statement in any 12-month period; provided, however, that the limitations in this Section 7(e) shall not apply to any Underwritten Offering pursuant to a request that is treated as the exercise of a demand registration under Section 4(a) or Section 4(b).

     8. Registration Procedures. In connection with the registration obligations of the Company under Sections 3, 4 and 5, the Company shall:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any registration form adopted by the SEC for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use reasonable best efforts to cause such Registration Statement to become and remain effective;

          (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective until the earlier of (i) the date on which the Registrable Securities covered by such Registration Statement cease to be Registrable Securities or have been sold or withdrawn and (ii) (x) in the case of the Shelf Registration, until the third anniversary of the date of initial effectiveness of the Shelf Registration Statement, plus any Suspension Periods (which shall be added to such three-year period), or (y) in the case of a Registration Statement filed pursuant to Section 4 which does not contemplate an Underwritten Offering, for at least 120 days or (z) in the case of a Registration Statement filed pursuant to Section 4 which contemplates an Underwritten Offering, for at least 120 days plus such longer period (not to exceed 90 days after the 120/th/ day) as, in the opinion of counsel for the underwriter or underwriters of such Underwritten Offering, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, and cause the Prospectus as so amended and supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise use reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as is specified in clause (i) or (ii) above, as the case may be;

     (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in Section 9(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

     (d) use reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
Section 8(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

     (e) promptly notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the applicable period referred to in Section 8(b), that the Company has become aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holders are required in such case pursuant to Section 9(b) to refrain from effecting public sales or distributions of Registrable Securities referred to herein as a "Section 8(e) Period"), and prepare and furnish to such Holder, as soon as reasonably practicable, without charge to such Holder, a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time,

                      (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the Registration Statement or such post-effective amendment has become effective;

                      (ii) of the issuance by the SEC of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any proceedings for such purposes; and

                      (iii) of the receipt of the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

                  (g) make available to its stockholders, as soon as reasonably practicable, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 8(g) if it has complied with Rule 158 under the Securities Act;

                  (h) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

                      (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

                      (ii) use reasonable best efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

                      (iii) use reasonable best efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with Underwritten Offerings; and

                      (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

                  (i) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

                  (j) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Holders of a Majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (k) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use reasonable best efforts to obtain at the earliest practicable time the withdrawal of such stop order or other order (the period between the issuance and withdrawal of any stop order or other order referred to herein as a "Section 8(k) Period");

                  (l) use reasonable best efforts to cause all Conversion Shares, Warrant Shares and Commitment Fee Shares covered by such Registration Statement to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Conversion Shares, Warrant Shares and Commitment Fee Shares are not already so listed and if such listing is then permitted under the rules of such securities exchange or automated quotation system;

          (m) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the lead managing underwriter in any such Underwritten Offering and otherwise to cooperate with and participate in customary selling efforts related thereto;

          (n) upon the request of any holder, promptly amend any Shelf Registration Statement or take such other action as may be necessary to deregister, remove or withdraw all or a portion of the Holder's Registrable Securities from a Shelf Registration Statement, as requested by such Holder;

          (o) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and, unless such Registrable Securities shall be registered in book-entry form, provide the applicable transfer agent and registrar for such Registrable Securities with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

          (p) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

          (q) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by one representative appointed by the Holders of a Majority of the Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any Underwritten Offering to be effected pursuant to such Registration Statement, and by any attorney, accountant or other agent retained by such Holders or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available during normal business hours to discuss the business of the Company and to supply all information reasonably requested by any such Holders or managing underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable such persons to exercise their due diligence responsibility (subject to the entry by each person referred to in this Section 8(q) into customary confidentiality agreements in a form reasonably acceptable to the Company);

          (r) if requested in writing by Holders holding a Majority of the Registrable Securities included in such Registration Statement, prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and amendments and supplements to the Prospectus used in connection with such Registration Statement as shall be necessary to enable any transferee of Registrable Securities included in such Registration Statement who becomes a Holder under this Agreement to resell such Holder's Registrable Securities pursuant to such Registration Statement, to the extent that such amendments, post-effective amendments and supplements shall be required for such transferee-Holders to be named as selling stockholders in such Registration Statement and Prospectus; and

          (s) use reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

     9.   Agreements of Holders.

          (a) As a condition to the Company's obligation under this Agreement to cause Registrable Securities of any Holder to be included in a Registration Statement, such Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to such Holder pursuant to Items 507 and 508 of Regulation S-K under the Securities Act or as otherwise may reasonably be required by the Company in connection with the Registration Statement.

          (b) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(e) or Section 8(k), each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 8(e) or the withdrawal of any stop order or other order referred to in Section 8(k), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

          (c) Each Holder shall effect all sales and distributions of such Holder's Registrable Securities made pursuant to the Shelf Registration Statement in a manner consistent with the terms of the Plan of Distribution.

          (d) To the extent required by the Securities Act or rules or regulations thereunder, as reasonably determined by the Company, a Holder shall consent to disclosure in any Registration Statement to the effect that such Holder is or may be deemed to be an underwriter for purposes of the Securities Act in connection with the offering of Registrable Securities of such Holder included in such Registration Statement.

          (e) Each Holder shall comply, and shall use commercially reasonable efforts to cause its Affiliates to comply, with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Securities made by such Holder pursuant to any Registration Statement. Each Holder shall provide the Company with such information about such Holder's offer and sale of Registrable Securities pursuant to any Registration Statement as the Company shall reasonably require to enable the Company and its Affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

     10.  Registration Expenses. The Company shall pay all Registration
Expenses in connection with all registrations pursuant to this Agreement to the extent provided herein. In connection with all such registrations, each Holder shall pay all underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement, and, except as provided in clause (vii) of the definition of Registration Expenses, all fees and expenses of counsel to such Holder.

     11.  Indemnification; Contribution.

          (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder in any offering or sale of Registrable Securities, each Person, if any, who participates as an underwriter in any offering and sale of Registrable Securities, and each Person, if any, who controls such Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, trustees, officers, partners, agents, employees and affiliates against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred, and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) (collectively, "Losses") incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon: (i) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in the light of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel expressly for use therein, (B) the use of any Prospectus after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or (C) the use of any Prospectus after such time as the Company has advised the Holders that the filing of an amendment or supplement thereto is required, except such Prospectus as so amended or supplemented; or (ii) any violation by the Company of any other federal or state securities laws or regulations applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. Notwithstanding the foregoing provisions of this Section 11(a), the Company shall not be liable to any such Holder or underwriter or to any other indemnified party under the indemnity agreement in this Section 11(a) for any Losses that arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either (i)
(A) such Holder or underwriter failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder or underwriter to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii) (x) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented as required hereunder, such Holder or underwriter thereafter fails to deliver such Prospectus, as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder or underwriter to the Person asserting the claim from which such Losses arise. Such rights to indemnity and reimbursement of expenses shall survive the transfer of the Registrable Securities by such indemnified party.

          (b) In connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Securities to be covered thereby shall, severally and not jointly with any other Holders, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each Person, if any, who participates as an underwriter in any offering and sale of Registrable Securities and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against all Losses incurred by such party pursuant to any actual action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of a Prospectus or preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for use therein; provided, however, that no Holder shall be required to indemnify the Company or any other indemnified party under this
Section 11(b) with respect to any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Securities of such Holder under such Registration Statement.

          (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 11 except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties, selected by the Holders of a Majority of the Registrable Securities who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties, selected by the Holders of a Majority of the Registrable Securities who are indemnified parties (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 11. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

          (d) If the indemnification from the indemnifying party provided for in this Section 11 is unavailable to an indemnified party hereunder in respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that no Holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Holder from sales of the Registrable Securities of the Holder under the applicable Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in
Section 11(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 11(d). If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 11(a) or 11(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 11(d).

          (e) The provisions of this Section 11 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

          (f) The indemnification and contribution required by this Section 11 shall be made by periodic payments of the amount thereof during the course of any action, suit, proceeding or investigation, as and when invoices are received or Losses are incurred.

     12. Participation in Underwritten Offerings. No Holder of Registrable Securities may participate in any Underwritten Offering pursuant to this Agreement unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, which approval shall not be unreasonably withheld or delayed, and
(ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     13. Reports Under the Exchange Act. For so long as any Registrable Securities remain outstanding, the Company shall use best efforts to file with the SEC in a timely manner all reports required to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and shall furnish to any Holder, upon request by such Holder, a written statement by the Company as to whether it has complied with the current public information requirements of Rule 144(c) under the Securities Act.

     14. No Inconsistent Agreements. The Company is not currently a party to, and after the date hereof shall not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement. The Holders agree for purposes of this Section 14 that the Common Stock Registration Rights Agreement, if executed in substantially the form of the draft of such agreement attached hereto as Exhibit B, shall not be inconsistent with the rights of the Holders hereunder.

     15. Assignment of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations hereunder) by any Holder in connection with a transfer of such Registrable Securities to any transferee who, after such transfer, holds at least 5% of the then-outstanding Registrable Securities (calculated on an as-converted, as exercised basis as set forth in the definition of Majority of the Registrable Securities); provided that, as a condition to the effectiveness of such assignment, such transferee shall be required to execute a counterpart of this Agreement. Upon such transferee's execution of such counterpart, such transferee shall be deemed to be a Holder for all purposes of this Agreement and shall be entitled to the benefits of, and shall be subject to the restrictions contained in, this Agreement as a Holder hereunder to the same extent as if such transferee had originally been included in the definition of a Holder and had originally been a party hereto.

     16. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder and any successor, permitted assign, heir and legal representative thereof; provided, however, that, except as provided in Section 14, this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder, and any such purported assignment shall be null and void. Except to the extent provided in Section 11, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Company, the Holders and their respective successors, permitted assigns, heirs and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement. No purchaser of Common Stock from a Holder shall be deemed to be a successor or assignee of such Holder merely by reason of such purchase.

     17. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (each such amendment, modification, supplement, waiver or consent, an "Amendment") may not be given, unless the Company has obtained the written consent thereto of Holders of a Majority of the Registrable Securities; provided that if any Amendment would materially and adversely affect any

Holder disproportionately relative to any other Holder or Holders, then such Amendment shall also require the written consent of Holders holding a Majority of the Registrable Securities held by all Holders so disproportionately affected. Notwithstanding the foregoing, an Amendment with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being included in a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities shall be effective if consented to by Holders of at least a Majority of the Registrable Securities being included in such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented, nor may waivers or departures from the provisions thereof be given, except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such Amendment thereafter shall be bound by any such Amendment effected pursuant to this Section 17, whether or not any notice, writing or marking indicating such Amendment appears on the Registrable Securities or is delivered to such Holder.

     18. Notices; Designated Representative. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent by confirmed facsimile or confirmed electronic mail transmission before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or
(iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent (i) if to the Company, to ITC/\DeltaCom, Inc., 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attention: General Counsel, telecopy no.: (256) 382-3936, or to such other address as the Company shall designate in writing to the Holders from time to time, and (ii) if to any Holder, to such Holder at the address of such Holder set forth on the signature pages hereto, or to such other address of any Holder as such Holder shall designate in writing to the Company from time to time. The designated representative of the Company shall initially be its General Counsel or such other person as the Company shall designate in writing to the Holders from time to time.

     19. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     21. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 18 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION OR PROCEEDING BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     22. Termination. This Agreement shall terminate with respect to any Holder upon the earlier to occur of (i) the expiration of the Registration Rights Period or (ii) the date on which such Holder no longer holds any Registrable Securities, except for any liabilities or obligations under Sections 10 and 11, which shall remain in effect in accordance with their terms. No termination of any provision of this Agreement shall relieve any party of any liability for any breach of such provision occurring prior to such termination.

     23. Entire Agreement. This Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Plan, the Purchase Agreements and in the instruments authorizing or evidencing the Preferred Shares and the Warrants, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

     24. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

     25. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

                                                   ITC/\DELTACOM, INC.


                                                   By: _________________________
                                                       Douglas A. Shumate
                                                       Senior Vice President-
                                                         Chief Financial Officer


                                                   HOLDERS


                                                   _____________________________

                                                   By: _________________________


                                                   Address for Notices:

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                       PLAN OF DISTRIBUTION

         Securities may be sold or distributed from time to time by the selling stockholders named in this prospectus and, to the extent permitted by their registration rights agreement with the Company, by their donees or transferees and their other successors in interest. The selling stockholders may sell their securities at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

         The selling stockholders may offer their securities at various times in one or more of the following transactions:

             . in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

             . in transactions involving cross or block trades or otherwise on the Nasdaq National Market or any national securities exchange on which the Common Stock is listed;

             . in transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

             . in other ways not involving market makers or established trading markets, including direct sales of the securities to purchasers or sales of the securities effected through agents;

             . through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

             . in privately negotiated transactions; or

             . in a combination of any of the foregoing transactions.

             The selling stockholders also may sell their securities in accordance with Rule 144 under the Securities Act.

         From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the securities owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer and donate securities in other circumstances. The amount of securities beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their securities or default in performing obligations secured by their securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

         A selling stockholder may enter into hedging transactions with broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of securities to the broker-dealers, who may then resell or otherwise transfer such securities. In addition, a selling stockholder may loan or pledge securities to a broker-dealer, which may sell the loaned securities or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged securities.

         The selling stockholders may use brokers, dealers, underwriters or agents to sell their securities. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the securities of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the securities may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

         If a selling stockholder sells securities in an underwritten offering, the underwriters may acquire the securities for their own account and resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities specified in the supplement if they purchase any of the securities.

         We have informed the selling stockholders that during such time as they may be engaged in a distribution of the securities, they are required to comply with Regulation M under the Securities Exchange Act. With exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

         This offering by any selling stockholder will terminate on the date specified in the selling stockholder's registration rights agreement with the Company, or, if earlier, on the date on which the selling stockholder has sold all of such selling stockholder's securities.

                                    EXHIBIT 2


                      NOTICE OF ENTRY OF CONFIRMATION ORDER

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

                                                )
   In re:                                       )     Chapter 11
                                                )
 ITC/\DELTACOM, INC.,                           )     Case No.  02-11848 (MFW)
                                                )
                             Debtor.            )
                                                )


                NOTICE OF (1) ENTRY OF ORDER CONFIRMING DEBTOR'S
                      FIRST AMENDED PLAN OF REORGANIZATION;
                 (2) DEADLINE FOR FILING REQUESTS FOR PAYMENT OF
                   ADMINISTRATIVE CLAIMS; AND (3) DEADLINE FOR
                PROFESSIONALS AND OTHERS TO FILE FEE APPLICATIONS
               ---------------------------------------------------


PLEASE TAKE NOTICE THAT:

                  1. On June 25, 2002 (the "Petition Date"), ITC/\DeltaCom, Inc., as debtor and debtor in possession in the above-captioned chapter 11 case (the "Debtor"), filed a petition for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").


                              Confirmation of Plan
                              --------------------

                  2. Pursuant to section 1129 of the Bankruptcy Code, on October 17, 2002, the Bankruptcy Court granted an order (the "Confirmation Order") confirming the Debtor's First Amended Plan of Reorganization, as further revised, dated October 15, 2002 (the "Plan"),/1/ which Confirmation Order provides, among other things, that:

                           A.  The Plan is confirmed as having met the
requirements of section 1129 of the Bankruptcy Code.

                           B.  The Plan and its provisions shall be binding
upon the Reorganized Debtor and any creditor or equity security holder of the Debtor, whether or not the Claim or Interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor, equity security holder or entity has accepted the Plan.

---------------------
/1/ All capitalized terms not defined herein shall have the meanings ascribed to them in the Confirmation Order and the Plan.

                           C.  Except as otherwise expressly provided in
section 1141 of the Bankruptcy Code, the Plan or the Confirmation Order, from on and after the Effective Date, the distributions made pursuant to the Plan shall be in full and final satisfaction, settlement, release and discharge against the Debtor, of any debt that arose before the Effective Date and any debt of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code and all Claims and Equity Interests of any nature, including, without limitation, any interest accrued thereon from and after the Petition Date, whether or not (i) a proof of a Claim or Equity Interest based on such debt, obligation or Equity Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is allowed under section 502 of the Code or (iii) the Holder of such Claim or Equity Interest has accepted the Plan.

                           D.  Except as otherwise provided, on and after the
Effective Date, all entities and individuals shall be precluded from asserting against the Debtor, the Reorganized Debtor or any of their assets or properties, any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and on and after the Effective Date the Confirmation Order shall permanently enjoin such entities, their successors and assigns, from enforcing or seeking to enforce any such Claims or Equity Interests.


                         Administrative Claims Bar Date
                         ------------------------------

                  3. Pursuant to the Confirmation Order, and except as specifically provided in paragraphs 5 and 6 below, requests for payment of Administrative Claims must be filed with the Bankruptcy Court and served on the undersigned counsel for the Debtor no later than December 31, 2002 (the "Administrative Claim Bar Date"). An "Administrative Claim" is a Claim for payment of administrative expenses of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of the Debtor's chapter 11 case of preserving its estate or operating the business of the Debtor (including wages, salaries and commissions for services), loans and advances to the Debtor made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, certain retiree benefits, certain reclamation claims (if any), and all fees and charges against the estate under Section 1930 of title 28, United States Code. Holders of Administrative Claims that are required to file requests for payment of such Claims and that do not file such requests by the Administrative Claim Bar Date shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor or any of their respective properties.

                  4. Holders of Administrative Claims based upon (i) non-tax liabilities incurred in the ordinary course of business by the Debtor in Possession or (ii) postpetition Tax Claims will not be required to file any requests for payment. Holders of Administrative Claims based upon requests for compensation or reimbursement of expenses pursuant to Section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code shall be subject to the requirements set forth in paragraph 5 below.

            Deadline for Professionals' and Others' Fee Applications
            --------------------------------------------------------

                  5. Pursuant to the Confirmation Order, all professionals or other Persons requesting compensation or reimbursement of expenses pursuant to
Section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in this chapter 11 case) shall file and serve on the undersigned counsel for the Debtor an application for final allowance of compensation and reimbursement of expenses no later than December 13, 2002.


                   Retention of Bankruptcy Court Jurisdiction
                   ------------------------------------------

                  6. The Bankruptcy Court shall retain jurisdiction of the Debtor's chapter 11 cases to the extent set forth in the Confirmation Order, any other order of the Bankruptcy Court and as provided in Section 13 of the Plan.


                            Distribution Record Date
                            ------------------------

                  7. Those holders of Claims and Equity Interests as of October 10, 2002 shall be entitled to distributions as set forth in the Plan.


                      Copies of Plan and Confirmation Order
                      -------------------------------------

                  8. Copies of the Plan and the Confirmation Order may be obtained from the undersigned counsel or The Altman Group, Inc., 60 East 42nd Street, Suite 1241, New York, New York 10165, Attn.: Steven B. Horowitz.

Dated:   Wilmington, Delaware
         October 17, 2002

                                         RICHARDS, LAYTON & FINGER P.A.


                                         /s/
                                        -------------------------------------
                                        By: Mark D. Collins
                                            Rebecca L. Booth
                                            One Rodney Square
                                            P.O. Box 551
                                            Wilmington, Delaware 19899
                                            (302) 651-7700


                                       Co-Counsel to Debtor
                                       and Debtor in Possession

                                            LATHAM & WATKINS
                                            Martin N. Flics
                                            Roland S. Young
                                            885 Third Avenue, Suite 1000
                                            New York, New York 10022
                                            (212) 906-1200

                                       Co-Counsel to Debtor
                                       and Debtor in Possession